Exhibit 4.37

N.        di  rep.                         N.         di racc.

Atto di fusione

REPUBBLICA ITALIANA

L’anno 2020 (duemilaventi)

il giorno 25 (venticinque)

del mese di marzo

in Milano, via Agnello n. 18.

Avanti a me Carlo Marchetti, notaio in Milano, iscritto presso il Collegio Notarile di Milano, sono comparsi i signori:

1.) Rigoni Federico, nato a Roma il 10 giugno 1966, residente a Milano, via Settembrini n. 30, il quale dichiara di intervenire al presente atto in qualità di procuratore speciale e, come tale, in rappresentanza della società per azioni quotata denominata:

Infrastrutture Wireless Italiane S.p.A.,

in forma abbreviata Inwit S.p.A.

con sede legale in Milano, via Gaetano Negri n. 1, capitale sociale Euro 600.000.000,00 i.v., codice fiscale e numero di iscrizione presso il Registro delle Imprese di Milano-Monza-Brianza-Lodi: 08936640963, iscritta al R.E.A. di Milano al n. 2057238 (di seguito anche “INWIT” o la “Società Incorporante”), munito degli occorrenti poteri per quanto infra in forza di

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procura speciale in data 23 marzo 2020 a rogito notaio Nicola Atlante n. 61018 di rep., che in copia conforme all’originale redatta su supporto analogico si allega al presente atto sotto “A”, in esecuzione della delibera dell’assemblea straordinaria in data 19 dicembre 2019 di cui al verbale a mio rogito in data 24 dicembre 2019 n. 15468/8310 di rep., registrato all’Agenzia delle Entrate di Milano DP I UT APSR in data 20 gennaio 2020 al n. 3702 serie 1T, delibera iscritta al competente Registro delle Imprese in data 27 dicembre 2019;

2.) Corda Antonio, nato a Padova il 9 aprile 1973, domiciliato per la carica in Milano, via Lorenteggio n. 240, il quale dichiara di intervenire al presente atto in qualità di Consigliere di Amministrazione e, come tale, in rappresentanza organica della società a responsabilità limitata denominata:

Vodafone Towers S.r.l.,

con sede legale in Milano, via Lorenteggio n. 240, capitale sociale euro 10.000,00 i.v., codice fiscale e numero di iscrizione presso il Registro delle Imprese di Milano-Monza-Brianza-Lodi: 10934930966, R.E.A. n. 2567451 (la “Società Incorporanda” o la “Società Incorporata”),

in esecuzione della delibera dell’assemblea in data 19 dicembre 2019 di cui al verbale a mio rogito in pari data n. 15446/8297 di rep., registrato all’Agenzia delle Entrate di

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Milano DP I UT APSR in data 15 gennaio 2020 al n. 2275 serie 1T, delibera iscritta presso il competente Registro delle Imprese in data 27 dicembre 2019.

(Le due deliberazioni assembleari sopra citate, di seguito anche, collettivamente, le “Deliberazioni”).

E, quindi, detti comparenti, della cui identità personale io notaio sono certo, nelle sopraindicate rispettive rappresentanze,

premesso che:

a) gli organi amministrativi delle società di cui sopra ebbero a predisporre un progetto di fusione (di seguito, anche, il “Progetto”), per l’incorporazione di Vodafone Towers S.r.l. in Inwit S.p.A.;

b) la fusione si colloca nell’ambito del noto e complessivo progetto volto alla integrazione dei rami aziendali “Tower” di Vodafone Italia S.p.A., da un lato, e Telecom Italia S.p.A., dall’altro lato, con la precisazione che il ramo di Vodafone Italia S.p.A. è stato assegnato per scissione, con efficacia dalla data del 4 dicembre 2019, alla Società Incorporanda, e il ramo di Telecom S.p.A. è stato da quest’ultima conferito nel 2015 nella controllata Inwit S.p.A.;

c) il Progetto è stato redatto su base volontaria anche ai sensi dell’art. 2501-bis c.c., che disciplina le operazioni di

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fusione con indebitamento, per i motivi illustrati nel Progetto medesimo e nelle relazioni degli organi amministrativi;

d) il Progetto, contenente quanto previsto dalla legge, è stato iscritto in data 18 novembre 2019 presso il comune competente Registro delle Imprese di Milano-Monza-Brianza-Lodi per entrambe le società partecipanti alla fusione;

e) con riferimento a quanto disposto dall’art. 2501-bis c.c.:

• nel Progetto, ed in particolare al punto 10.) del medesimo, sono state indicate le risorse finanziarie previste per il soddisfacimento delle obbligazioni della società risultante dalla fusione;

• tali indicazioni sono state oggetto dell’attestazione (allegata alle precitate Deliberazioni), richiesta dall’art. 2501-bis, quarto comma, c.c., da parte della società di revisione BDO Italia S.p.A., esperto comune indipendente designato con provvedimento del Tribunale di Milano in data 2 ottobre 2019 ai sensi del combinato disposto del predetto art. 2501-bis, quarto comma, c.c. e dell’art. 2501-sexies, terzo comma, c.c.;

• PricewaterhouseCoopers S.p.A., società incaricata della revisione legale dei conti della Società Incorporante, ha elaborato la relazione allegata sotto la lettera “A” al

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Progetto;

• nelle rispettive relazioni degli amministratori ai sensi degli artt. 2501-quinquies e 2501-bis c.c. (anch’esse allegate alle precitate Deliberazioni) sono state indicate le ragioni che giustificano l’operazione di fusione ed è stato inserito un piano economico e finanziario con indicazione della fonte delle risorse finanziarie e la descrizione degli obiettivi che si intendono raggiungere;

f) con le Deliberazioni, le assemblee delle società partecipanti alla fusione hanno deliberato di approvare il Progetto, come sopra debitamente iscritto ed allegato ai verbali delle delibere stesse (qui nuovamente allegato sotto “B”);

g) le Deliberazioni sono state iscritte in data 27 dicembre 2019 presso il Registro delle Imprese di Milano-Monza-Brianza-Lodi per entrambe le società partecipanti alla fusione;

h) contro le Deliberazioni, come i comparenti mi dichiarano e confermano, non risultano presentate opposizioni nel termine di cui all’art. 2503, primo comma, c.c. e, pertanto, si può addivenire alla attuazione della fusione;

premesso infine che:

i) come anche previsto nel Progetto, con atto in mia autentica in data odierna n.           di rep., in corso di

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registrazione, Vodafone Europe B.V. ha ceduto a Inwit la proprietà di una quota di partecipazione pari al 43,4% del capitale sociale di Vodafone Towers S.r.l., subordinatamente alla iscrizione del presente atto di fusione presso il competente Registro delle Imprese entro il 30 marzo 2020, con effetto dalle ore 00:00 del 31 marzo 2020 ovvero, qualora l’iscrizione del presente atto di fusione presso il competente Registro delle Imprese avvenga in data 31 marzo 2020 o successiva data, dalle ore 00:00 del primo giorno lavorativo successivo alla predetta iscrizione (la “Cessione di Quota”). A seguito della Cessione di Quota, la cui efficacia è immediatamente antecedente alla efficacia della presente fusione, il capitale della Società Incorporanda sarà così ripartito:

• quota di capitale di euro 4.340,00, rappresentativa del 43,4% del capitale sociale della Società Incorporanda, sarà di titolarità di Inwit;

• quota di capitale di euro 5.660,00, rappresentativa del 56,6% del capitale sociale della Società Incorporanda, sarà di titolarità Vodafone Europe B.V.

Tutto quanto sopra premesso

i comparenti, in attuazione delle Deliberazioni del 19 (diciannove) dicembre 2019 (duemiladiciannove), nelle

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sopraindicate rappresentanze, convengono e stipulano quanto segue.

Attuazione della fusione

1.) (Attuazione della fusione) - In attuazione del progetto di fusione (come detto, qui nuovamente allegato in copia sotto “B”), approvato come sopra indicato, le società Inwit S.p.A. e Vodafone Towers S.r.l. si dichiarano e si riconoscono fuse mediante incorporazione nella

Inwit S.p.A.

con sede legale in Milano, via Gaetano Negri n. 1

della

Vodafone Towers S.r.l.

con sede legale in Milano, via Lorenteggio n. 240

2.) (Annullamento delle quote rappresentanti l’intero capitale sociale della Società Incorporata) - La fusione viene attuata  secondo le modalità tutte indicate nel relativo Progetto e, così, in particolare, con annullamento delle quote rappresentanti l’intero capitale sociale della Società Incorporata e contestuale assegnazione in concambio in favore di Vodafone Europe B.V. di n. 360.200.000 (trecentosessantamilioniduecentomila) azioni di nuova emissione della Società Incorporante secondo il rapporto di

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cambio di cui al punto 3 del Progetto, non provvedendosi invece ad alcun concambio per la quota oggetto della Cessione di Quota, in quanto la stessa alla data di efficacia della fusione sarà di titolarità della Società Incorporante.

3.) (Effetti verso i terzi, contabili e fiscali) - Conformemente alle previsioni del progetto di fusione:

a) gli effetti della presente fusione nei confronti dei terzi, ferme le iscrizioni del presente atto prescritte dall’art. 2504-bis del codice civile presso il competente ufficio del Registro delle Imprese, decorreranno (i) dalle ore 00:01 (zerozero virgola zerouno) del giorno 31 (trentuno) marzo 2020(duemilaventi) se l’atto di fusione sarà iscritto presso i competenti Registri delle Imprese entro il 30 (trenta) marzo 2020 (duemilaventi); oppure (ii) se l’atto di fusione sarà iscritto presso i competenti Registri delle Imprese il 31 (trentuno) marzo 2020 (duemilaventi) o in qualunque altra data successiva, il primo giorno lavorativo successivo alla predetta iscrizione, alle ore 00:01 (zerozero virgola zerouno), e dunque, in ogni caso, dal momento successivo rispetto alla efficacia della Cessione di Quota;

b) ai fini contabili e fiscali e ai sensi dell’articolo 172 comma 9 del DPR 22/12/1986 n. 917 (TUIR), le operazioni della Società

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Incorporata saranno imputate al bilancio della Società Incorporante a far data dalla data di efficacia verso i terzi della presente fusione, e quindi dall’istante successivo rispetto all’inizio della predetta data.

4.) (Cessazione degli organi della Società Incorporata) - Dal momento di efficacia verso i terzi della presente fusione (di cui sopra al precedente punto 3.) lettera a) del presente atto), pertanto, cesseranno con la Società Incorporata anche i relativi organi sociali, ferma comunque la validità ed efficacia di ogni atto, anche di disposizione, sino a tal momento compiuto in nome e per conto della predetta Società Incorporata, anche se posto in essere successivamente alle Deliberazioni.

Successione e prosecuzione dei rapporti

5.) (Prosecuzione nei rapporti da parte della Società Incorporante)

(a) In conseguenza della fusione la Società Incorporante assume di pieno diritto, ai sensi dell’art. 2504-bis del codice civile, tutti i beni immobili, mobili, materiali ed immateriali, valori mobiliari e strumenti finanziari, e quote di partecipazione in società ed enti, situazioni possessorie e di fatto, diritti, interessi legittimi, qualifiche, aspettative, privilegi, crediti, ragioni, azioni, contanti e valori bollati, valuta estera, attività in genere, anche in

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pendenza e formazione, della Società Incorporata in proprietà, titolarità, disponibilità anche a titolo di deposito per gestione o in fideiussione, od ai quali sia legittimata, verso qualsiasi soggetto anche pubblico e quale che sia la fonte ed anche se acquisiti o sorti in data posteriore alle Deliberazioni.

Tutti i beni e i diritti si intendono assunti dalla Società Incorporante con ogni pertinenza od accessorio, con ogni relativo privilegio e garanzia, anche reale (che manterranno validità e grado esistente), diritto, onere, servitù, vincolo.

(b) Sempre in conseguenza della fusione, e corrispondentemente, la Società Incorporante assume ipso iure tutte le passività, debiti, obblighi, impegni, oneri, gravami, garanzie concesse, posizioni passive in genere della Società Incorporata.

(c) La Società Incorporante prosegue altresì in tutti i rapporti giuridici, convenzioni, polizze, depositi, contratti e negozi definitivi o preliminari, compresi i patti parasociali sottoscritti (altresì compresi, ovviamente, anzitutto i contratti e rapporti attivi e passivi inerenti all’esercizio delle proprie attività, i contratti di lavoro, di assicurazione, di locazione, anche finanziaria, di utenza, ecc.), anche in pendenza e in formazione, in corso presso la

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Società Incorporata.

(d) La prosecuzione da parte della Società Incorporante dei rapporti contrattuali intrattenuti dalla Società Incorporata ha pure per oggetto i mandati o procure in essere ed i correlati poteri, anche di rappresentanza, conferiti.

(e) La Società Incorporante subentra pure nelle controversie riferibili alla Società Incorporata, di qualunque natura e ovunque radicate, nei confronti di qualsiasi soggetto e quale che sia la loro fonte, ed anche se acquisiti o sorti in data posteriore alle deliberazioni proseguendo pertanto in tutti i relativi rapporti processuali.

(f) La Società Incorporante, ancora, subentra ipso iure, anche nei confronti di enti pubblici territoriali e di pubbliche amministrazioni centrali e periferiche in tutte le concessioni, registrazioni, autorizzazioni, permessi, licenze, esoneri, agevolazioni, riconoscimenti di cui siano titolari la Società Incorporata o che siano in corso di rilascio od istruttoria, con ogni conseguente diritto, interesse, aspettativa.

(g) Tutto quanto sopra di guisa che la Società Incorporante possa senz’altro e senza soluzione di continuità proseguire in ogni attività, gestione, situazione, rapporto, come se fin dall’origine di spettanza e riferibili alla Società

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Incorporante.

Il tutto, beninteso, sia per l’Italia sia per l’estero. Rimane peraltro in facoltà della Società Incorporante procedere, ai soli fini dell’espletamento delle correlate formalità pubblicitarie, ad uno o più atti di identificazione di beni, diritti, posizioni contrattuali compresi nel patrimonio della Società Incorporata.

6.) (Particolari cespiti del patrimonio della Società

Incorporata) - Si dà, inoltre, espressamente atto, anche ai fini delle formalità necessarie, che, nel compendio del patrimonio della Società Incorporata in cui la Società Incorporante subentra, vi sono in particolare i beni mobili registrati di cui all’elenco allegato sotto “C”.

7.) (Personale) Con l’efficacia della presente fusione, il personale della Società Incorporata identificato con i numeri di matricola di cui all’elenco allegato sotto “D”, proseguirà il proprio rapporto di lavoro con la Società Incorporante.

Viene dato atto che le procedure sindacali sono state espletate nei termini previsti dalla normativa vigente.

8.) (Autorizzazioni) - Viene sin d’ora espressamente autorizzata l’esecuzione da parte dei rappresentanti ed incaricati della Società Incorporante di tutti gli eventuali occorrenti trapassi, annotamenti, trascrizioni, volture,

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intavolazioni, cambi di intestazione a favore della Società Incorporante, presso ogni Ufficio del Territorio, Ufficio Tavolare, Pubblico Registro in genere, libro, ufficio, pubblico e privato, italiano od estero, dipendenti dal presente atto o da successivi atti integrativi o identificativi per qualsiasi bene, anche immobile, diritto, anche reale, licenza, permesso, concessione, autorizzazione, registrazione, contratto, domanda, valore mobiliare e per quanto altro già intestato o riferibile alla Società Incorporata.

Il tutto con esonero dei competenti signori Conservatori o preposti ai rispettivi Uffici da ogni loro responsabilità per l’esecuzione del presente atto.

Statuto della Società Incorporante

9.) (Statuto) - Si dà atto che il testo di statuto sociale della Società Incorporante, con efficacia dal giorno di efficacia della presente fusione, è quello che reca le modifiche approvate nel contesto della citata delibera della Società Incorporante (come aggiornato dal Consiglio di Amministrazione della Società Incorporante in data 6 febbraio 2020 per adeguarlo alle nuove disposizioni di legge in materia di equilibrio tra i generi), e che al presente si allega sotto “E”.

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Spese

10.) (Spese) - Spese e tasse del presente atto sono a carico della Società Incorporante.

* * *

Ai soli fini dell’iscrizione del presente atto nel repertorio degli atti notarili, si precisa che il capitale sociale della Società Incorporata è pari ad euro 10.000 (diecimila).

Del presente ho dato lettura ai comparenti che lo approvano e con me sottoscrivono alle ore         omessa per loro dispensa la lettura degli allegati.

Consta di * fogli scritti con mezzi meccanici da persona di mia fiducia e di mio pugno completati per pagine * e della * sin qui.

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Speciale ventitre del mese di marzo ::.... c: c:_:c: =.;_ .:..:_::_=---"-"=-=-_;_---'-'-----------+-fiscale e numero di delle Imprese di in data 24 dicembre 2019 n. 15468/831.0 di iscrit·to al ro delle in data 27 dicembre 2019. Detto della cui· identita io notaio 1 Procura ITALIANJ\. REPUBBLICA L'anno duemilaventi il (23 marzo 2020) in Romaale di Porta Pia 121 ------t-avanti a me dr. Nicola Atlante. notaio in Roma iscritto al---··--collegia notarile di Roma e comparso il GiOvanni nato .a Udine il 12 1959 domiciliate Negri n. in qualita la carica in Milano, via Gaetan.o di AmministratoreDelegate e cometalein entanza de"lla societaazioni denominata: "INFRASTRUTTURE WIRELESS ITALIANE S J\. " con sede in Milanovia Gaetano sociale Euro 600.000.000 00 i.v. 1 codice iscrizioneressoilRegistro Mi1ano-Monza-Brianza-Lodi 08936640963iscritta al R.E.A. di Milano al n. 2057238anche "INWIT" inecuzione della delibera dell' assemblea dei soci in data 19 dicernbre 2019 di cui al verbale a rogito notaio Carlo

Bixio il 5 Ottobre '1987 1 ·I 10934930966, R.E.A. n. 2567451. Ai finidi cui sopra vengono conferit1,. semprein via fdisgiunta 1 tutti ipiU ampi poteri per 1' incaiico :conferito1 ivi compresi quelli di: --,.--·stipularee sottoscrivere l 1 atto di fusione con --------------fa col tel di stabilirne altresi la data di efficacia ai sensi dell 1 articolo 2504-bis,seCondo conuna,. del .codiceciVile., --ccC.'i'·, =--------+-.. ·-·-·-..---··---.... :•,,_...,. data chepotra essereanchesuccessivaall 1.nltima · delle ·:·. iscrizion.i previste dall' art. 2504 del codice civile da 2 procura speciale ai signori: :Romail10giugno1966, Federico Rigoni nat·oa residente in Via L. Settemb:Cini n. 30,20124 Milano, CF. RGNFRC66Hl0H501F; 'Milano,CF. in Via Nino RVIDGI72S25E507Y; Ben detta Fe:r:rarese 1 nata a VOghera domicilia·ta in Milano, via Agnello · --18, affinch€ 1 disgiuntamente fra -lora, in nome e per ··canto di incorporazione in INWIT di Vodafone Towers S_. r .1. 1 con sede •.... sociale attuarsi Secondo le modalita tutte di cui al are,con o_gni eventuale allegate nonche quant'altro stesso allo dellacomolete connesso-fini esecuzione con"'" ':' uc a1 0 rattere fiscale; "' occorrendo acconsentire a far effettuare volture, -----\ ' -A,'Y ' n ·. della fusione, con ogni e qualsiasi potere a tal fine necessaria ed opportune, nessuno escluso ed eccettuato; Olll'!. re ad ogni eventuale successive ,;ono, precisazione, identificazione di cespiti di fusione; quant'altro ritenuto necessaria od opportuno conformit3. deliberaziOne assunta alla dall 'a·ssemblea promess dalla citata deliberaassemble -r di ·. ' I ... fusione ·. dell'operazione/ ·.. - inserire nell'atto di fusione tutti i patti1 termini e • condizioni-ritenutiV}'j,'_VC cu,d,compresieffettiattivie ._ lpassivi connessi 0 derivanti da,ll'operazione; - rilasciare dichiarazioni necessaric oct . '' anche di . ca - assumere 'hhl;' ,; ed ;· - . ""< trascrizioni ed annotamenti su pubblici regi"'tri, l-''v '"_U C in ·. a tutto richiesto per la '1 ,,. . ' .,4.Lii c zione & 0h,:'\""T 1\1'1'' - q: al_ iasi natura ,; tati da INWIT p attodi I ; rapporti er effet e ' della to . -r, mi rP in straordinaria del 19 dicembre 2019. Con a di rate et valido e sotto gli obblighi 1ooe1i. . 3

Di questo atto, dattiloscritto da persona di mia fiducia e completato di mio pugno su tre pagine e fin qui della quarta di un foglio, prima della firma ho dato lettura al comparente che lo approva.

Certifico io dr. Nicola ATLANTE, Notaio in Roma, iscritto al Collegio Notarile di Roma, che la presente è copia informatica conforme all'originale cartaceo, ai sensi dell'art. 22 D.Lgs. 7 marzo 2005 n. 82, composta di 4 facciate compresa la presente.

Roma, 23 marzo 2020

File firmato digitalmente dal Notaio Nicola Atlante

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Certificazione di conformità di documento analogico a documento informatico
(art. 23 d. lgs. 7 marzo 2005, n. 82)

Certifico io sottoscritto **Carlo Marchetti**, notaio in Milano, iscritto presso il Collegio Notarile di Milano, che la presente copia redatta su supporto analogico composta di numero due mezzi fogli è conforme al documento firmato digitalmente dal notaio Nicola Atlante in data 23 marzo 2020 la validità del cui certificato di firma digitale è stata da me accertata mediante il sistema di verificazione e-Sign ove risulta la vigenza sino al 4 settembre 2020.

Copia formata ai sensi dell'art. 57-bis L.N.

Milano, 25 (venticinque) marzo 2020 (duemilaventi)

ALL' INWii 0 PROGETTO DI FUSIONE PER INCORPORAZIONE DI VODAFONETOWERS S.R.L. IN INWIT-INFRASTRUTTURE WIRELESS lTALIANE S.P.A. (Ar SENSl DEGL! ARTT. 2501-TERE 2501-llll' COD.Crv.) (J o,, //: C2 Genera!

JJ consiglto eli amministra,ione eli INWIT - INF10\STRUJ7URE WIRELESS ITALIANE S.P.l\. ("Inwit" o lR "Sc.cieta Incorporantc") c i! consiglio d.i atnm.0..i ;tr ziorre di Vudafone Tmvers S.rJ. (<VOD lowers" o la «Societa Incorporanda" e, insiemc con lnwir, le "Societa Partedpanti alla Fusione") hanno redarto e approvato il presentc progetto di fusione ai scnsi dell'art. 2501-tercod. civ. e, su base volontaria come meglio ptecisato it!Jin, ai sensi del1'-att. 2501-bi.l cod. ci\·. (il "Progetto di Fusione") relativo alla fusione per i.ncorporazione di Vodafone Towers in lnwit Oa ''Fusione'} Premessa In data 26 luglio 2019, lnwit e il suo socio di controllo TIM S.p.A., societa per azioni eli diritto italiano, con :-.ede legale in Via Gaetano Negrin. ·t, lvlilano, iscritta al Registro delle lmprese dl1v1ilano, fvlonza, Brianza e Lodi al n. 00488410010, con capitale sociale di Euro J 1.677.002.855,10 rapprescntato da azioni quotatc sul I'vkrcato Telematico Azionali.o ("M'TA") organizzato e gestito da Bors-a Italiana S.p.A. (' TIM'), da una pa1te, e Vodafone Italia S.p.A. socied. per azioni di d.iritto italiano, con scde legale in Via Jervis n. 13, Ivrea, iscritta al Registro delle lmprese eli Torino al n. 93026890017, con capitale sociale eli Euro 2.305.099.887,30 ("VOD") e i1 suo socio unico Vodafone Europe B.V., societa eli diritto olandesc, con scde legale in Rotterdam, R..ivlum Quadrant 73 ln Capelle aan de ljssel, iscritta alia. Camcta eli Commcrcio obndcse ru n. 804794297 ("VOD EU"), previa approvazione dei rispetti'consigli di amministtazionc, hanna sottoscritto w1 accordo quadto (il ''Framework Agreement") disciplinante l'operazione unitaria ave11te ad oggetto Ia combinazione delle terri di VOD con queUe di Inwit da attuarsi mediante (i) la costituzione di VOD Towers, (ii) b successiva Scissione (come il!flw defi.n.ita) di VOD a favore di VOD Towers e infine (iii) previa conclusione della compravendita della Partecipazione di Ivfiooranza in VOD Towers (come irifr'a definita), Ja Fusione, nonche il perfezionamento di una pattnership industtiale mediante 1a sottoscrizione tta Inwit, VOD e TIM dei Contratti Commcrciali come il[jiu definiti (l"'Operazione") (cfr.. il comunicato stampa pubblicato da Inwit in data 26 !uglio 2019, dlsponibile sul siro inteme/ '}\."\\·,in\Yit.it, sezione '?vleditl Comunkati Stampcl' e il comunicato st mpa pubblicato da VOD, nella medesirna data, clisponibile su1 sito interoet )1.'\V\\'.Yodafonc.it, sezione "Co;mmira!l). Il Framework Agreement rego1a e disciplinaquind.i, le attivita propedeutiche o funzionali alla realizzazione dell'Operazione, gli impegni reciptoci delle Socicti Pattecipanti alJa Fusione e le condizioni · a cui l'csecuzione dell'Operazione e. subordinata. .. VOp(tiazione si sostanzia, ilfter alia, nelle scgucnti atcivita: >;(i) Ia costituzione di VOD Towers da parte di VOD EU entro il .)1 agosto 2019 ed cffcttivamente rcalizzata con atto in data. 1 agosto 2019 e is nitro in darn 5 agosto 2019; la scissione parziale e proporzionale eli VOD ax artt. 2506 cod. civ. e conseguente assegnazione a favore dt VOD Towers del ramo d•azienda dl VOD dedicato ltWattivita eli costruzione e gestione delle infrasttutture passive (es. torri, piloni c pali) c dci sistemi tecnol.ogici volti ad ospitate attrezzature di propricta di opera tori ill telefon.ia mobile e altrc attrezzature per cmittenti radio, telecomunicazioni, televisioni cd emittenti segnali radio (il "Ramo Towers") entxo il31 dicembre 2019; Ia compravenelita di una partedpazione pari ru 43,4% del capit lc sociale eli VOD Towers Oa "Partecipazionc eli Minoranza in VOD Towers") tra VOD EU, in qualita di venditore, c Inwit, in gualitit d.i acquirente Qa "Compravendita"'), il c:ui atto sati sottoscritto tra VOD EU e Inwit alla Data del Closing (come it{(ra deH.o.ita) e che avd effetto l'istante imrnediatamente antecedente ri petto al verificatsi della Data di Efficacia (come infra defi.nita), subordinatamente al pe.tfczionamento dell'ultima iscrizione dell1Atto di Fusione (come il!fh: definite) nel competente Registro delle Irnp.rcsc; la Fusione-il cui Acto di Fusione sad sottoscritto alia Data del Closing e che p:rodurri isuoi cffetti alia data (e ora) che sad fissata - in accordo con Borsa Italiana tenendo conto che a tale data le Nuove Azioni Inwit (come itifra defll1ite) dovranno essere quotate su IYITA-entro (ii) (iii) (iv) I //_-'. C2 GenN I iquindici giorm successivi all'ultuna iscri:-::ione ddl'i\ tto di Fusion e. nd comperentc Regisu·o delle Imprese (la "Data di Efficacia"), cm1 contcstuale annnll:Hncnto della pattccipazione residua detenuta da VOD EU in VOD Towers in seguito all'efficacia Jella CompmvenditH e ammissione a quotazione su I\1TA delle n. 360.200.000 azioni ordinarLe, senza valore nomina1e, calcohte in base al Rapporto di Cambio (come infrr' dcfinito), che saranno ctnesse da Inwit e atttibuitc a VOD E"C", alia Data eli Efficacia 0e '1Nuove Azioni InwiC), a frontc dell'annuUamcnto della pru:tecip:azione residua detenuta da VOD EU in VOD Towers; Fadozione del Nuovo Statuto (come in}'(l ddinim) soggctto alrapprovazione da parte dell'Assen1blca straordinaria di Inw-it e che sara efficace a deconerc dalla Data di Efficacia; l'eventuale distcibuzione di riserve che P Assembka dei soci di Inwit sara chiamata a deliberarc contestualmcnte alla Fusione, a favore dci socl di In--w'it posl Fusione, ai termini e alle condizionl previsti dal Framework .Agreement Qa «Distribuzionc Straordinaria"). Pet· maggioti infonnazioni suJla Distcibuzione Straordin ria. si rinvia aHa relazione illust.rativa del Consiglio eli Amministrazione d.i Inv.--it redatta ai sensi dell'articolo 125-ter del D.Lgs. 24 febbraio 1998, n. 58, come successivamcnte modificato e intcgrato CTUF") e dell'art. 72 del Rcgolamento Emittenti in confomllt3 allo schema n. 3 deli'Allcga.to 3A al Regolamcnro Emittenti chc sad. mcssa a d.isposizionc del pubblico nci termini e con le modalici prcvisti ai sensi di legge c rcgohmento (Ia "Relazione CdA Inwit'} (v) (vi) Come previsto dal Frame\vor'l.;: Agreement, la stipula dcll'atto di fusionc tta lnwit c VOD EU O"<Atto di Fusione") - cosi come la realizzazione delle altrc att:ivita che costituiscono il c.d. doJing dell'Operazionc, ivi indusa la conclusione del contratto disciplinante b. Comptavenclit:.:i-C sospensivatnente condizionata all'a'\'Veramcnto (o alia rinuncia) delle condizioni sospensive prcviste nello stesso Framework Agreement e precisamente Oe "Condizioni Sospensive"): (a) (b) il perfezionamento della Scissione e l'cfficacL't deUa stessa entro il 31 cliccmbre 2019 l'approvazione della Fusione e della relativa documentazionc da parte dell'assemblea sttaordinaria di Inwit ncl rispetto della c.d. procedura di whitewmh (pet la cui descrizionc s .; .----·------..._'/ rinvia alia Relazionc CdA lnwit) nonchc da patte dell'asscmblea straordinaria di VOD To')',ef;/;,:;<; .,:·•::; : ': l'ottenimcnto del parcrc positivo sulla congruitil del Rappoto di Cambia da parte dell'esp\,fvt> · .. ::··;i;·; ;' 1\ (c) •, •·• . , , , I.. :; ',, • '-\''•,/ /\\..!"i·:;:-', i i ;:·.-_1 -i ::/'<:.., ..) :-,,<:/{<'; mdipendente nommato ru. sens1 dell art. 2501-JC:-<U'.f cod. ctv .; l'approvazio.nc del novo Statuto (c,ome iJ?Iir.' dcfinitodi _rm:it - :on effetto a decor \·Ii ·J; _:: :{;;j (d) --......_'-. ;;;•(.:Y .-..-<;> dalla Data di Efficacm-da parte dell assemblea straordinana di Inw1t; l'iscrizione nei competenti Registri delle Imprese delle delibcrc eli cui aile precedenti lett. (b) e la ntancata opposizionc dei creditorl delle SocietE Partecip nti aUa [-·:usione ex art. 2503 del Codice Civile (ovvcro nelFipotesi in cui '\ri fosse tale opposizione chela stessa non sia tale da impedite l'csccv.zionc dcll'Atto di Fusione); i1 completamemo della procedw:a di consultazione sindacale in merico alla Fusione da parte di lnwit c VOD Tower ex art. 47 L. n428/!990; se richieste, l'ottenimcnto delle autotizzazioni (ovvero siano decotsi irdativ-i termini di legge) da parte della Commissione Europca o dell'Autoriti Garante della Concortenza e del Mercato al perfezionamento delJ'Operazionc ai sensi della normativa comunitaria o italiana applicabile aile concenttazioni (i.e., Legge n. 287/ 1990) restando in ogni caso inteso che tali autorizzazioni non devono esserc soggctte a condi2ioni o, qualora prcvedano conclizioni o itnpegni (volti a supetate le criticit:i concmTenziali eventualmente riscontrate), questi ultimi non devono essete tali da determinate o poter detenninare un rmpatto Negativo (come definite nel Framework Agreement, i.e., (i) un sostanziale e oggettivo impatro negative sul valore del bm'imtiJ di lnwit o VOD Towers, a scconda del caso, come valutato alia data d.i sottoscrizione del Framework Agreement o (it) con riguardo agli obietrivi chc le parti si sono ptefissate eli raggiungere con Ia sottoscrizione dei Co11tratti Conunerciali, come il(ji'd deflfliti J -_..,..-\').. / ·-' ;,_,y-;.;.; (e) (f) (g) C2 General

(fatta eccezione per lJU mto riguarda il cd. "'active Jtetu.Jotk J·harit (),il fatto cheil persegu.imento di tali obiettivi w:. ) snrf. irnped.i.to, gnPn rr:ente compromesso o si.s'!ljficativaml':nte danneggiato}; nel caso in cui la Commissione Europea abbia confermato che POper zione non determina la creazione di nna 'fuli jlmctionjoint ventml': Q1) la Comtnissione Europea o rAutorit?t Garante della Concorrenza e del fvfercato abbia adottato una dccisionc fmale ai sensi del Rcgolamcnto n. 1 /2003 o della Legge n. 287/90 (a seconda del caso) e tale decisione:: non determini un Impatto Negativo; o nel caso in cui un procedi.mento sia apcrto avanti la Comtn.issione Europea o l'Autorita Garante della Concorrenza e del Mercato ai sensi dell'art. 101(1) TFEU o corcispondente nonnativa nazionale (per esempio nel caso di adozione di una decisione exarticolo 11(6) del Regolarnento 11. 1/2003 o articolo 14 della Legge I\. 287/90) (il "Ptocedimento Antitrust Pendente"), aUa Data del Closing non ci siano obbiettive e concrete circostanzc che rendano probabile l'adozione di una decisione da parte della Commissione Europea o dell'Autorin1 Gamnte della Concortenza e del Mercato chc possa dcterminare un Impatto Ncgacivo; o nel caso in cui sia in cotso un Procedimento Antitrust Pendente e le parti abbiano offerto alia predetta Autorit:l gli impegni, gli obblighi e le misure couettive volte a superatc le crlticitii concorrenziali: (i) tali impegni, obblighi e tnisure cortettivc volte. a super-are le criticiti concorrenziali non siano stati rigettati prima o alia Data del Closing; e (ii) e alia Data del Closing non ci siano obb.icttive e concrete c.itcostanze che rendano probabile iJ rigetto da tale Autoritil dei predetti i.tnpegni, obbligb.i e tn.isurcotrdtive cosi da determinare un I.mpatto Negativo; 1) 2) 3) l'ottenimento delle autorizza:?.ioni da parte delle competenci i\utoritil al perfezionamento dell,Operazione (ivi indusa Ia Scission e) necessa.cie per lcgge ivi .induso il D.Lgs. n. 2"1 /2012 convertito nella Legge n. 56/2012 c.d. golden power; la mancata enttata in vigore di una le.g_.rse o l'assenza d.! una scntenza anche non definitiva, ord.ine, deCieto o pronuncia cmessa da una compc.tcnte auto.rita giud.iziaria o da un'autoritit eli vigi1mza che possa rendere invalido, illegittimo o irnpcdite il perfezionamento della Scissione e/o dell'Opeta7:ionc o l'assenza d.i nna sentenza anche non definitiva, ordinc, decreta o pronuncia e!"nessa da una compctentc autorit:l giudiz.iaria o da un'auto.tita di vi.gilama che imponga una significativa sanzione (cosi da dctenninare un Impatto Negativo) nel caso di perfezionamento dell'Opcrazione; non si sia verificato un evento sostanziahnente pregiudizievo[e, non preved.ibile e fuori dal controllo delle patti che comporti il mancato raggiungimento o la sostanziale moclifica degli obiettivi che le patti s esse si sOno prefissate-con la sottoscrizione del Framework .Agreement e dei "Contratti Commerciali" (i.e., il c.d. Active Sharing Agreement, contratto cbe sara sottoscritto tra TIM c VOD pet disciplinare i reciproci diritti e obblighi in relazione alla condivisione delle relative infr.astt.utture atrive; il c.d. Passive Sharing Agreement, contratto che sara sottoscritto tra 111vi, VOD e Inw.it, alh Data eli Sottoscrizione dei Contratti Commerciali diversi da TIM MSA e VOD MSA, volto a elisciplinare i rispertivi diritti e obblighi relativi alia condivisione delle infrastrutture passtve di lnwit e VOD); il c.d. VOD MSA, Mtuter Sen,it"e Agreement che sara sottoscritto tra Inwit e VOD alia Data del Closing e con effi.cacia a decorrere dalla Data eli Effi.cacia e che cUsc.iplined iservizi c.d. eli ospitalit?t sui siti che saranno nella clisponibiliG eli Inwit a scguito della Fusione; e il c.d. Tllvl MSA, nuovo lvlaster Service _.,4..P. ,nemmt che sari sottoscritto tta lnwit e TIM alia Data del Closing e con efficacia a decorrere dalla Data d.i Ef.ficacia e che disciplined i serv-izi c.d. di ospitalit?l mi siti che saranno nella disponibiliti d.i lnwit a seguito della Fusionc (con esclusiooe, ai fini della p.resente condizione, del citato Active Sharing Agreement); ) (k) '\:} '/ //\

6 (1) esclusione dell'obbligo in capo a TIM e/o a VOD EU (o aile sociem contro!lanti o dalle stessc controllate o soggette a comune controllo) di promuovere un'offerta pubblica di acquisto, ai sensl del TUF) sulle a.zioni ordinarie di Inw:it come conseguenza del perfezionamento dell Ope.razione; il completamento, prima della Data del Closing, di t\ltte le fonnalita xichieste da Borsa Italiana a Inwit pet l'emissione delle Nuove Azioni Inwit e quindi il perfeziooamento di hlttc le condizi.oni richieste da Borsa Italiana affinche le Nuove Azioni Inwit di VOD EU siano ammesse alia negoziazione su MTA e negoziabili alia Data di Efficacia, al pari delle azioni Iowit gii. in circolazione a tale data. (m) Nel Framework Agt:eement e poi previsto che, in seguito all'avveramento (o alia rinuncia) di tutte lc Condizioni Sospensive (entro il tetminc W.timo previsto dal Framework Agreement, c.d. Long Stop Date, corrispondente al 31 matzo 2020 oppute, nel caso in cui si applichi Ia Condizione Sospensiva di cui alia precedente lettera (g), al31 ottobre 2020), salvo diverse accordo, h stip<1h dell'Atto di Fusione e ptevista per ill0° (decimo) giomo hvorativo successivo alia data in cui si vetifichi (o sia rinunciata) !'ultima delle Condizioni Sospensive a verificarsi (o a essc.re rinunciata) Qa "Data del Closing")fermo testando che ove, a tale data, sia pendente un Procedimento Antitrust Pendente (e non sia applicabile la Condizione Sospensiva di cui alia ptecedente lettera (g)), la Jata di perfezionamento dell'Operazione potra essere posricipata (su richiesta congiunta eli VOD EU e VOD ovvero su .richiesta eli Inwit o di TIM in via disgiunta tra !oro) alla prima data tra: (i) (.ii) il 10° giomo lavorativo dopo il 30 giugno 2020; il10° gioroo lavotativo dalla conclusione del Procediroento Antitrust Pendente 1 Si segnala che> qualora le Condizioni Sospensive non risultino vccifi.catc (o non siano rinunciate) entro la Long Stop Date, l'Opetazione pottebbe non perfezionarsi, salvo che le pa.rti del Framework Agteement non decidano di rinviare la Long Stop Date. Alia state tisulta difficile stitnare la tempistica delle Condizioni Sospensive, specie di quella di cui alia lettera (g). Inoltt:e, si precisa che nel Framework Agreement estate previsto che-qualora la Data del Closing non si eollochi entro il 30 aprile 2020-i consigli di amministrazione di Inwit e di VOD Towers valuteranno e, congiuntamente, decideranno se, anche tenuto conto dci dover.i degli amministratori c delle applicabili previsioni di legge, ritengano necessaria o anche solo opportune procedere ad un aggiotnamento della documentazione relativa alia Fusione (in particolate delle situazioni patritnoniali depositatc perle relative assemblee al sensi dell'art 2501-q;mter del Codicc Civile) e quindi fate si che si svolgano una nuova Assemblea dei soci di Inwit e una nuova Assemblea dei soci d.i VOD Towers per confe1tnare l'approvazione della Fusione (sempre col requisito del JllhiJnvasb per guanto conceme Inwit), impregiudicato il Rapporto di Cambia, che non potril in ogni caso essere modificato. *** Con riguatdo all'applicazione volontaxia delh disciplina di cui all'art. 2501-bir cod. civ., si segnala che, sulla base della commitmMt letter sottoscritta tta Inwit e un pool di banche (le HBanche") in data 26 luglio 2019, e in corso di finalizzazione Ia negoziazione di un'operazione di finanziatnento tta Inwit, in qualita di ptendittice, e le Banche, avente a oggetto la concessione a favo:re di Inwit di un finanziamento per un G Genef<ll imporro complessivo in linea capitale di Euro 3.000.000.000 (il "Finanziamento"). Piu nello specifico, il predctto Finanzirunenm sad. arcicolam in tre linee d.i. creililo per Lrn irnpurtu paJ, dspettP.,arneate, a. Euro 1.500.000.000 (c.d. bridge facility), Euro 1.000.000.000 (c.d. term loan facility) e a Euro 500.000.000 (c.J revolving credit facility), volte a finanziarc il pagamento del cor.cispettivo per l'acquisto della Pattecipaz.ionc di .Minoranza ln VOD c L!. Distcibuzione Sttaordinaria, nonchC a rifinanzjare parte delrindebitatnento finanziatio in essete di Inwit, oltre a fmanziare le necessit?t di cassa di lnwit. i\Ua luce eli quanto sopra, put non ricorrendo ipresupposri d.i cui alrart. 2501-bi.r cod. civ. con riguardo alla Fnslone, Inwit e VOD Towers hanno de.ciso eli applicate su basevolonuuia h disciplina dell'art. 2501-bi.r cod. civ. tenuto conto della pcrmanenza in capo alia Socied. Incotporantc poJ·t Fusione del debito contratto per l'acgu1sto della Partecipazione di Minoranza in VOD 'Towers e per la Distribuzione Straordinaria. Pertanto) (i) ex art. 2501--bis, comma 2, cod. civ., il Progetto d.i Fusione indica le risorse finanzia.re previste per il soddisfacimemo delle obbligazioni di Inwit post Pusione; gli otgani amrni.nistrativi delle. Sodetfl Pa.ttecipantl alia Fusione, ex art. 2501-J·exies cod. dv, in data 13 settembre 2019 han no depo itato pressoil Tribunale eli Milano istanza per la nomina dell'espcrto eli cui all'art. 2501-.iil:•dcJ cod. civ.• avvalendosi della facolt?t ex art. 2501-J't!xie-J", comma 4, cod, civ., di richiedere la nomina di un esperto comune, con il compito di attesta.re, nella propria relazione, Ia congruitit dal Rapporto di Cambia (come b!fm defmito) nonche, in forza della prederta applicazione volontaria delYart. 2501 bis cod. civ. e, in particolare, del comma 4 dell.o stesso, Ia ragionevolezza delle ind.icazioni conrcnute nel Progetto dl Fusione circa lc riso:tse fi.nanziaric previste pet il soddisfacimento delle obbligazioni della Sociedi Inco1porante post Fusione. Con provvedimento depositato in data 2 ottobte 2019, il Presidente del TtibunaLe di Milano ha nominata quale esperto comune BDO Italia S.p.A.; gli organi anuninisttativi delle Socieci. Pa.rtecipanti alia Fusione, ex art. 2501-bis, comma 5, cod. c1v., hanno affidato a PricewaterhouseCooper$ S.p.A. ("P\ C"), socieci eli revisione incaricata della revisione legale dei conti eli lnwit, I'incarico eli rilasciare la relazione da allegare al Progetto di Fusione. La relazione rcsa da PWC, e:x att. 2501-bt:.r, comma 5, cod. civ., C. allegata at p.tesente Ptogetto di Fusione f.!fiL.0lle!§ato "A". (ii) ). (iii)

Socicta partecipanti alia Fusione Societil Incorporante 1. 1.1 ln·wit-Infrasuutture Wireless Italiane S.p.A. societi. per azioni di ciU:itto italiano, con sedc legale in Via Gaetano Negri n. 1, Milano, iscritta al Registro delle Imprese eli Milano, Monza, Brianza e Loeli a! n. 08936640963, con capitale sodale di Euro 600 milioni interamente sottoscritto e versato, suddiviso inn. 600.000.000 azioni ordinari.e prive di valore nominale quotate su Mercato Telemarico Azionario organizzato e gestito da Borsa Italiana S.p.A. In base a quanta risulta pubblicato alla data del16 ottobre 2019 sul sito CONSOB('), gli azionisti che detengono una partecipazione in Inwit superiorc alia soglia del 5% ai sensi dell'Articolo 120 del TUF sono iseguenti: Quota % s-a Ca.pitale Ordin:ario di C lSC Voto ; Dichiamntc j soggctto posw i : ;l vcl'tice dell:; i il-VOt "'SPctra a Quota%.... .... Quota Denoll'liDa-; zionc Titolo di ] Possesso i QuQta% Quota% Quota%. QUota % ' Soggetto Soggctm i% I ! ' il I I --] 033 ---'------· ••'n TIM esercita inoltie su Inv.rit attivici di ditezione e cootdinamento, ai sensi degli artt. 2497 e ss. cod. civ. 1.2 Societa Incorporanda Vodafone Towers S.t.L societa a responsa.bilira litnitata di diritto italiano, con sede legale Lorenteggio n. 240, Milano, isctitta al Registro delle Imptese eli iihno, Monza, Brianza e Lodi 10934930966, con capitale sociale eli Euro 10.000,00. La seguente tabella indica gli azionisti della Socieci. Inco.rporanda alla data deL P.t:ogetto di Fusione: I AziiJniSta (l/o del capitale sociale _j Si ricotda che alla Dara eli Efficacia, a seguito del petfezionamento della Compravendita, gli azionist:i della Societ:l Incorporanda saranno i seguenti: U---------------------------56-,6 -'-----1 I 2. Nuovo Statuto della Societa Incorporante Con l'approvazione del Progetto di Fusione1l'assemblea straordinaria di Inwit sara chiamata a deliberate l'adozione del nuovo Statuto sociale della Societa Incotporante nel testa accluso al presente Ptogetto di CZ General l-D-E i A:z:iotlista % del capitale sociale 43,4% VODEU 100% TIM TELECOM lT/\LlA SP;\ 1--------------Propricci I 60.033 0.000 iI - 1 60.033 J 0.000 T ! To!(!/t 60.033 0.000 I T 0 0011 r-o -] _o_.ooo I 60.033 0.000 ..Tofnlc

Fusione JHb - \JJ.s;_ ar.o '"B(il "Nuovo Statuto''). Suk../\llcgato ••c_: si allcga lo statuto vigente della Socieri Incorpoxante (lu "Statuto Vigeute"). Il Nuovo Statllt(J cntred in. -..-igorc alia Dat:o. di Efficacia. Di segu.ito le principali proposte eli tnodifica da inserire nel testo del Nuovo Statuto che comportano una riformulazione degli articoli dello Statuto Vigente qui cJj seguito elencati: Art. 5 (A!; wm del capita/e); si propane di apportate le modi fiche necessatie per recepire l'cnllssjone delle Nuove Azioru lnwit al servizio del Rapporto di Cambio (<fr. paragrafo 3 del presente Progetto di Fusionc-); Paragrafo 11.2: si ptopone un quorum qualificato per talune delibere di competenza asscm.bleare di particolare rilevaoza aventi ad oggetto, inter alia, operazioni straotdinarie, modifiche statutarie o>rvero, in talune ipotesi, aumenti e riduzioni di capitale, autorizzazioni a operazioni con parti correlate di "maggiore rilevanza"; Art. 13 (CompoJiziiJne del Consiglio di .Amminillmzione): si propene una nuova procedw:a .relativa al meccanismo del voto di lista. previsto per la nomina del Consiglio di Atnministtazione c conseguentementc per la sostituzione dei membti cosi nominati nonche un diverso numero complessivo dei memb.ti del Consiglio eli Arruninisttazione; Paragra fi 16.3 e 16.4: si prop one un quomm qualificato per talune delibere di competeoza consiliare di particolare rilevanza; Art. 22 (Co!legio Sinducale): si pro pone una nuova procedura relativa al n1ecca.nismo del voto eli lista previsto per la nmnina dd Collegia Sindacale e conseguentemente per la sosti.!uzione dei membri coi nominati. (a) (b) (c) (d) (e) ,.._ ·. / i scuna proposta di modifica staturaria all'Assemblea di In\v'it C illusr.rata nella Relazionc CdA Inwit. Rapporto di Cambia / 3. La Fusione consiste in una operazione di incorporazione d.i VOD Towers in In wit ai sensi e per gli effetti degli artt. 2501 c seguenti cod. civ. In wit clara attuazione' alia Fusione mediante (i) annullamento senza concambio della partecipazione di In wit in VOD Towers. acguistata mediante 1a Compravendita, (ll) annullarncnto della partecipazione di VOD EU in VOD Towers residua dopo il perfczionamento della Compravendita e (iii) assegnazione a VOD EU, alla Data eli Efftcacia, delle Nuovc 1\zioui ln'W t, pari a numexo 360.200.000, a setvizio del Rapporto eli Cambio. PeT "Rappotto di Cambio" deve quindl intendersi il1-appotto eli catnbio per la Fusione con:ispondente aile Nuove Azioni In wit, pari a nwnero 360.200.000, ptive di valore nominale espresso, attri.buite a VOD EU a fronre dcll'annullamcnto della guora residua dalla stessa detenuta in VOD Towers dopo il perfezionamenr.o della Compravendita. Il Progetto di Fusionc assume, a norma dell'art. 2501-quater cod. civ., quale situazionc patrimonialc d.i rifcrimento delle Societi Partecipanti a.lla. Fusione: (a) per In\vit, la situazione patrimonialc tr:i.mestrale al 30 settembre 2019 che e stara approvata dal consig1io di amministtazione di Inwit in data 5 novembre 2019 e (b) per VOD Towers, ]a sihlazionc patrimouiale al30 settembre 2019, approvata dal consiglio di ammin1stta7,ione di VOD T oweJ:s in data 13 novembre 2019 e che consta del solo state patrimoniale di VOD Towers (c non anche del conto economico e della nota integrati.va), alia predetta data di 1-iferimento, in coerenza coJ fatto che VOD Towers, sino alia data di ef.ficada della Scissione, sa.ra una societll inattiva e, guindi, senz:t mo\<i.mentazionl di conto econonUco. Si prt!cUm che le predette situazioni patrimoniali sono smte assunte 'luali situnzioni patrimoninli di rifenmento delle Societi Partccipanti alia Fusione -a norma dell'art. 2501-quatercod. civ., visto il dccorso del tempo rispetto a CJilllnto inizialmente prcvisto nel Framework Agreement che prcvedeva originariamente quali siruazioni Ji rifecimento pet Ja Fusione ai sens.i dell'art. 2501-quaterdel Codice Civile / , -'' '". /-/ C2 Gencn1 la situazione patrimon.ialc di rifeill:nento d.i Inwit al 30 giugno 2019 e la situazionc patrimoniale di rifcri.mento di \'OD Towers al31 agosto 2019. A couedo delle predette siluazion.i patrimoniali di rifc.rimento delle Socicci Pattccipanti alia Fusione a norma dell'art. 2501-quater cod. civ, inoltre, tcnuto con to chela Fus.i.one per incorporazione di VOD 'l'owers in Inwir avvcrd. solo in scguiro nl pcrfczionamento della Sc.issione, e. allegata al p.resenrc Ptogetto t:L Fu::;ionc, .fttb ;\llc?a.to ''lY. lo stato patrimonia1c d.i VOD relativo ttl Ramo Towers aggiomato anch•esso ulla data del 30 scttembre 2019, non soggctto a revisionc, preclisposto in confonnit3. ai principl contabili italiani pattcndo dalla situazwnc cantabile di VOD al30 cttcmbre 2019, redatta in conformitii ai p1i.ocipi contabili intc1:nazionali IAS/IFRS (mcntre era stato allcgato al Fran1ework Agreement e utilizzaro ai fi.ni della Scissionc lo stato patrimon.iale eli VOD r:elativo al Ramo Toweral 31 marzo 2019, ossia alia data eli chiusura dcll'ultimo esercizio d.i VOD, prcdisposto sulb base del bibmcio d'csercizio di VOD redarto in confonnit?t ai ptincipi contabili italiani). Con riguarclo alle modalita c criteri di detcrrninazione del Rapporto di Concambio si rinvia alla Rclazione CdA In wit, nonche alla relazione i1lustrativa del comiglio eli amm.inistrazione eli VOD Towers redarta ai sensi dell'art 2501-qt inqtJieJ corl. civ. 4. Modalita di assegnazione delle azioni della Societil Incorporante AI. perfezionamcnto della Fusionc si proceden'i all'anrmlbmento d.i tLtttc lc partccipazion.i rapprcscntanci l'lntero capitalc sociale eli VOD Towers. Ncssnn onere ven.·i posto a carico dci sod per lc opcra?.ioni eli conca111b.io. Non sono previsti congnagli in denaro. 5. Data dalla quale le Nuove Azioni Inwit partecipano agli utili Le Nuove Azioni Inwit avtanno data di godimento ldentica a quella delle azioni ordinat-ic Inwit in citcolazione alln Data di Efficacia e attribuiranno a VOD EU diritt.i cquivalenri a quclli spettanti ai titolari delle az.i.oni ordinarie della Socicd. lncolporante in circolazionc al momenta dell'asscgnazione. 6. Data di decorrenza degli cffctti della Fusione La Fusionc, a fini civ--ilistici, sad efficace a dec01·rere dalla Data eli Efficacia; da talc data, lnwit subenu·erii a VOD Towers in tutti irapporti nei {1mdi queseultitna era precedente:mentc parte, assumcndonc icfuitti e gli obblighi. LData eli Efficacia, comunque non anteriore rispctto alle iscrizioni presso il Registro delle 1mprese prcscritte daUa !egge1 sad. ind.icata nell'i\tto di Fusionc, c sar?t comunque rcsa nota con apposito conmnicato stampa pubblicatotra l'altroJ sul sito intemet di Inwit (www.inwit.it). Anche ai fini contabiU (con conseguente impumzione al bilancio della Societit Incorporante delle ope.razioni della Socieci. Incorporanda) e fiscali) b Fusione sad efficace dalla Data di Efficacia. 7. Trattamento eventualmente riservato a particoJari categorie disoci e ai possessori di titoli diversi dalle azioni Non sussistono categoric di. soci con trattamento particolare o privilcgiato nel quadro della Fusionc.

8. Vantaggi particolari eventualmente proposti a favore dei soggetti cui compete 1-'am.Iillnisitaz.iotu:delle societ.l partecipantl alla P.usione Non sono pre",risti vantaggi particolaci a favore dei. componenti degli organi eli amministrazione delle Societa PHrtecipanti alia Fusione. 9. Diritto di Recesso Si segnala chela Fusione (ivi inclusa radozione del Nuovo Statuto) non attcibuisce il dititto eli tecesso in capo ai soci che non dovessero concorrere alia relativa approvazione) non integmnda gli estremi di alcuna delle fattispecie di recesso individuate dall'art 2437 cod. civ. lndicazione delle risorse fmanziarie previste per il soddisfacimento delle obbligazioni della Societa Incorporante post Fnsione II Piano Combined 10. 10.1 Corne anticipato nella pretncssa del prcsente Progetto di Fusione., put non r:icortendo i presupposti di cui all'art. 2501 bis cod. civ. per l'applicazione delle disposhioni in t.ema di fusione a seguito eli acquisizione con indebitamento, Inwit e VOD Towers hanno deciso eli applicare su base volontaria la relativa disciplina dell'art. 2501-bi;cod. civ. tenuto conto della peorumenza in capo alia Societi Incorporante post Fusione del debito contratto per l'acquisto della Pattecipazionc di TY1inoranza in VOD Towers e per l'eventuale D.istribuzione Straordinaria. i\i sensi dell art. 2501-bt:r cod. civ.J e ptevisto che il Ptogetto eli Fusione indkhi le risorse finanziat:e pteviste peril soddisfacimento delle obbligazioni della socied post fusione e chela relazione di cui alYart. 2501-quinquies cod. civ. indichi le ragioni che giustifi.cano Fopetazione e contenga un piano economico e fim:i.nzia:rio con indicazlone della fonte delle risorse fi.nanziarie e ]a desc.rizione degli obiettivi che si intendono taggiungere. rertanto, anche al fine di ve:cificate Ia sostenibilit2. dell'indebitamento post Fusione, il management di Inwit ha predisposto il piano economico finanziario di Inwit post Fusione relative a!periodo 2019-2027 (il "Piano Combined"), approvato dal consiglio eli amministrazione eli Inwit in data 18 novembre 2019, ontestualmente all'approvazione del Progetto di Fusione. Il Piano Combined e basato su proiezioni economico-finanziruie 2019-2027 di Inwit e VOD Towers (assumendo il perfezionamento della Scissione) in una prospettiva stand alone ptedisposte dai management team di Inwit e VOD. Il consiglio di armnini::;trazione di VOD Towers, nei limiti dei dati e delle info:rmazioni in proprio possesso nunche Uelle resoizioni derivanci dalla disdplina antitrust, non avendo svolto) anche in considetazione delle predette resttizioni, verifiche a valutazioni autonome sul Piano Con1bined e sulle assunzioni elaborate dal management di Inwit alh base dello stesso, fermi restando gli impegni assunti da VOD ai sensi dei Contrat1i Commerciali, in data 18 novembre 2019 ha preso atro del Piano Combined ai fini della predisposizione della documentazione relativa alla Fusione. Gli organi amrnini.sttativi di Inwit e VOD Towers, ciascuno inrelazione all'andamento del proprio busz·ness di riferimento (rispettivamente, quello di Inwit e quello di VOD Towers post Scissione), segnalano che, alia data di apptovazione del Progetto di Fusione non risultano essere occotsi fatti di rilievo o significativi 1 scosta1nent:i rispetto alle attese. Per Ia descrizione del Piano Combined si rinvia a quanta illustrato nella Relazione CeLl\ Iuwit. 10.2 Debito assunto da /nwit per Ja rea/izzmrione dell'Operazim:re Al fine di realizzare YOperazione, ivi inclusi 1'acquisto della P rtecipuzione di Minoranza in VOD Towers e I'eventuate Distribuzione Straordinar.ia, alia Data del Closing, Inwit sottoscrivet:l con le Banche il conttatto relativo al F:inanziamento che sara etogato in pari data e icui principali termini e condizioni sono rifl.essi nelhl commitmmt letter sottoscritta tra Inwit e le ptedette Banche in data 26 luglio 2019. C2 Ger.eml

Come 9-cccnnato, Inwit, :mila base dcll'andamcnro del Pi 1no Combined, ha stimato di cicorrcre a1 Finanz.iamcnto per la rc dizzazione ddl'Operazione per un i.mporto pari a complessivi Euro 2,970 mil.ion1 (il "Debito"). In p;:J.rticolare, nella so canza, le risorse finanziarie a servizio deli'Opcrazione v·cxrebbcro cosi .raccolte: (i) Euro 1.500 milioni attraverso una linea temporanea, c.d. Bndgc Facdi!J ("BF"), deDa dmata di 18 mcsi, eventualmcnrc estendibile eli ulterioti 6 tncsi, rimbot::>abilc interamcntc alia scadenza, ad un tasso pari a Euribor incrementa to eli uno Spread (90-270 bps in funzione della durata della_/{Itilily, con un Yalore iniziale eli 90 bps); Ew:o 1.000 milion.i atttaverso una linea a lungo tem-J.ne, c.d. Term L...oatl f''adl1{y ("TLF"), della clu.rata di 5 anni, ritnborsabile interamentc alla scadenza, ad un tasso pari a Euribor, incrcmentato di uno Spread (100-275 bps in funzione del LePtn{:!f .RAtio, con un valore in.iziale d.i 155 bps); ulteriori Euro 470 m.ilioni attraverso una linea c.d. Rcvolvil(g Fan'lity ("RF") eli Euro 500 milioni, con durata quinquennale e con un tasso pari all'Eur:ibor incrementato eli uno Spread (70 - 245bps in funzione del I....elllfr'"t!gc Ratio, con un valorc iniziale di 125bps). (ii) (iii) In base a guanto previsto dalla romtJJiltnent /etteri contratt:i che disciplineranno il Finanziamento prevedmnno l'obbligo, in capo a lnwir, a partite dal 31 dicembre 2020, eli rispcttare un rapporto Total Net Debt/EBITDA non supeciore a 7,0x, con veri fiche semcstrali.. Per quanta concenle i possibili utilizzi delle predette lince eli cred.ito le facility BF, TLF e RC sono al servizio de: (i) il finanziamento dell'acquisizione della Partecipazione di .i\1inoranza in VOD Towers e ogni relativo costo/fee; (U) la Distribuzione Straordinaria; (iii) il tifinanziamento di ev·entuali debiti prcgressi di Iw.vit; e (iv) fin:mziarie evcntuali esigenzc eli cassa.. 11 cos to del debito di Inwlt post Fusione, a scguito dell'utilizzo sopra descritto delle facility bancarie, e attcso essere compreso rra 1,5°/o e 1,7(l/", sulla base agti attuali livelli dei tassi d'intetessc e a seconda de tempistica eli rifinanziamento della BF. -;:.-;_ < . --/ ; ----:::v ,. '·:' \l Inwit, come riflesso nel Piano Combined, prcvedc eli avere, alla data del31 eliccmbte 2020 (ipotizzand¢>, '.,-; la Data del Closing al 30 glugno 2020), un inclebitamento finanziario pari a Euro 4,0 miliardi, c m--.:_-_.,_· _·>:-:-<·::·-, '_·,_:: -'-. ' '·>:_ ---- ; -: -:::·-· :_ --'/ ---:> cvi enzinto dalltabella he.-segu(chc indica l'indebitamcnto finanzia:r:io stimato a fine 2020, Fuswne). A tal nguardo, SJ evrdenzill che: .;c)/ ' la BF vicne rappresentata p1Udenzialmentc in qmliti eli quota corrente del debito verso lc banche e pcrtanto assumcndo il rifinanziamento in una data succcssiva al 31 dice1nbre 2020. Tuttavia, cotne sop.ra dcscritto, Imvit intende procedcre a rifinanziare, subito dopo la Data del Closing, la BF, per sua natura di durata temporane.a, con un finanz.iarnento a med.io-lungo term_ine; analogamente, snbito dopo la Dara del Closing, Inwit intcnde rimborsare, in tutto o in parte, l'utiljzzo della RC ttamite acccnsione eli un finanziamento a medio-lungo tennine; ie passivita per locazioni finan:.darie, si e\ridenzia che sono pcincipalmcnte relative all'adozione del principia cantabile !FRS16. - · · · ·• --,....,..,_,_ ) J '>-tj (in miliardi di Euro) 2020E DebHi verso bane he - di cui Corrente - di cui non Corrente 2,9 1,9 1,0 P ssivitft per locazioni finanziarie e altrl debiti finanziari 1,1 lndcbitamcnCo Finanziario Netto 4,0 C2. Gener< l

10.3 Risorse iinanziarie previstc per iJ soddisEtcimento delle obb!igazioni della Societci. lncurpo£ante post Pusione II consiglio di anuninistrazionc di Jnwit ritiene che la Societa Incorporante poi/ f.usione sad in grado eli soddisfare le obbligaziotll dedvanti dalla Fusione con lc risorse che si prevede verran.no generate dalla stessa cosi come pteviste ncl Piano Combinedoggetto tra l'altro di una specifica indi!pendenl btiJiue.r.r re1:ic:w ("'IBR") condotta da Analysys Mason - nonche attraverso il ricorso al merc:ato obbligazionario e al mercato bancario per ci6nanzlarc 1a BF e rimborsare la RC. Con rifcrlmento aile risorse che si prevede vcrranno generate Jalla Societil Incm-porante post Fusione si rileva che: la Societi. Inco.rporantc post Fusione e attesa generarc stabili flussi eli reddito e di cassa, flussi che rimanebbero cansistenti, anco.rche inferiori, anche in prcsenza eventuali scenari peggiorativi analizzati nelle AnaUsi di Sensitivici (come il?fhr defmite); le tisotse di cassa cumulativamente attese nel Piano Cmnbined, prima della distribuzione di dividendi, decisa dagli runminlstrator:i tempo per tempo in carica, atrlvano a quasi eguagliare l'ammontare di Debito conttatto pet realizza.t:e t>Opcrazionc e conscntono un dxastico ridimensionamento dello stesso anche nelle Analisi di Sensitiv-id (come h(jhl definite); come nota, tali rlsotse sana disponibili pet impieghi, talvoita complemcntari, talvolta alternativi, quali il cimborso di eventuali finanziamcnti in scadcnza) la distribuziondi dividendi, lo sviluppo di operazioni straordinaric, e CO;'i"l via. A questa ptoposito si anticipa chela verific e stata condotta nella sola prospettiva ex ante assu.mibile dal consiglio di amministtazionc di ln\vit dcl18 novembre 2019 ossia quella di verifie-arc se talirisorse, prima di un loro futuro ed eventuale cliverso utilizzo, siano sufficienti ad llssicuratc la sostenibilitil del debito. 'Co:me descritto in precedenza la BF eli Euro 1.500 milioni ha una dutata eli 18 mes.i, eventualmente , ·estendibile di ulterior:i 6 mesi, ri.mborsabile interamentc alia scadenza. La Societa prcvede di rifinanziare la ·BF ricortendo direttamente almercato obbligazionacio in modo da diversificate le proprie fonti di finanziatnc.nto ed ottenete il miglior mix eli scadema e costi. Coerentemente con .la natura temporanea dellaj(Jd!i(y in questione} Inwit prevede di .rifinanziare talc linea eli credito nella prima finestta di mercato utile dopo Ia Data del Closing. Nella tabelh che segue e rappresentata Pevoluztone dei flussi fmanziari attesi (sia generati, sia assotbiti) nel Piano Combined, che consente una valutazione sulla prospettata capacita in capo a Inv;rit post Fusione di adcmpiere aile obbligazioni risultanti dall'Operazione ex art. 2501-bis, comma 2, del Codice Ci\>ileivi induse qnelle der.ivanti dal Finanziamento, tenuto conto di una ipotesi di politica di remunctazione degli azionisti che si pone l'obicttivo di una distribu7.ione di dividendi pari a circa 1'80 /n degli utili netci at.te-..!.;i ill ciascun csercizio. (in milianU di Euro) 2020E 6 mesi(Z) 1,7 (0,7) 1,0 (0.2) (0,1) 0,7 (0,7) 4.3 (1.1) Flus so di cassa operativo cumu\ato (a[ netto delle tasset) Capex cumulate 0,2 (0,1) Cash Flowcumulato a servizio del debito 00 3,2 Oneri fmanziari cumulati (0,4) (0,5) (0,0) Accensione/(rimborso) finanziamenti cumulati (0,0) FCFEcumulato (0,0) 2,3 Dividendi ordinari cumulat[ (2,I) Cash Flow cumulato 0,2 lndebitamento Finanziario Ncttoa/EBITDA 5,7x 4,2x 3,0:-< --11

.'\iu/1': (1) (irblata coHN ER!TD/l-Varia:jom! dr! .:.rpiMie cin:o!mt!e nerto-Vm:itJ'{jOiu ddjimdi -lnvesti!JJeJ?fi? QNmjiNall.ziari n;/i!lil'l dil'applira::j();f(' del prill<'lj!l() W!l.!t bi/,• IFRS 16 1/an(J:{j(mi dd•'e p.mifllr.ijiuanzirmi: n:krliw al/'aP/>Ikazione del jJJiNcipio r:(m/n!Ji/e IFR.f 16 ·-Tcu.rr>; (2) Jl itg;;a/a ht Ia Data dd ClosiJ i( J .rial,;, ipotiztala <11.30 . ii(q!lo 2020. D(lti rt<tl/fr/ali da gittgno 2020 a ,/i,-,'!Jtl,re 2020,-(3) Dati mJmt!ati da singno 2020 a d/(rm/;re 2073; (4) Dati tmmdati da guww 2020 a dim11Lm 2027. Con patticolare rifc.rimcnro alla mcnzionata politica di disuibuzione dei dividendi post Fusionc, si ramment<1 che-ai scnsi clell'accordo parasocialc che TIMe VOD EU si sono itnpegn<1te a sottoscrivere aHa Data del Closing (i cui contcnuti essenziali sono g1a stati pubblicati ai f.icnsi deWart. 122 TUF c Jell'art. 130 Regolamcnto Emittenti) -e. prcvisto che, "previa dect:dom del con.c{glio di diJJIJJitujtm:rjrme di lnwit dJe te7rd cottto, tra l'altro, del piano imba!ntde di lm11it, delle aspdtatitt' di ctKI{l"/a e generaif'one di WJ.fa, delle (Omiderazioni reLiliw a! ra6ng e delle opzioni .rtmtegirhe dispo;;ibili1 TLW e 1/0D EU co;mmgono cbe lnutit awd l'obidlt'J/tl di di.r!ri.lmire mt dii:idendo a!lll!IO coni.ijwndmte ad almena 1'80% dell'utile ne//o di eJ'e!'dziiJ (n!I!!Jitetlo per le poJtfJ tma /an/um ff Jlraordi!!ari(Jf'. )Jlp.Ji;;;L9-i Sen i_tiyitit I 1 I ,a verifica ch patlc di Inwit della propria capac.itil, quale Societil Inco1porantc. di rimborsare il Debito aile s.cadenze prcstabibte, svolta anchc con Fausilio di p.ropri prllnari adttisors indipendenti, si e fondata, oltte che s1.1l Piano Combined (c. d. scenario base), su scenari alternativi pegg,iorativi ("Analisi di Sensitivita") che simulano il mancato raggiungllnento, in perccntuali anche rilevanti, clcgli obiettivi dl: Sviluppo delle Smail Celis; Ricavida Iocazionc dci macro siti conncssi ai tenaNiJ' divcrs.i da 'l'lM e Vodafone; Progrcssiva rinegoziazione ed efficient.:1mento dei J!,romrd leaJe. Inoltre e stato sviluppato uno scenario di .rtreJJ te.r! considcrato di pitl improbabile accadimento nel guale vengono combinati i tte effetri peggiorativi ipotizzandoli come contemporaneame:nte verificati. J ,a veJifica della sostenibilit9. finanziaria del Debito ha 1\,ouardaro .g,nche il risperto eli uno dei pit\ dif "'C 1 o\.1S. .' . :.. :·:§.. -' .:'2 1 }_ :;;.\N 5 \ ;$ rapporci che esprimono la base eli calcolo dei jina!lci.al t"mlc;;ants nei contratti di fina.nziamento, i "" 4:.5l:>:-,}(/J;, rappo to tra ln bitamen o.Fina.nziario N tto d EB_rrDA. !n tri gli, scc ari (nellsc nario ba.sc e sccnan altcrnat1v1 stressau) 1l ratLo mostra livelli soddisfacentl.. D1 segwto v1ene fonuto 1l dettagho: -&.\ --. .'" ... '·"' ;(fi \·{ \\ .•.. -,, ,..:;;;_;\') )!;·' - 1)-v (iJl EUH.I m!d) (;.;) 1021E 2023E 2027£ C;j.. 1.0 1.0 i,D 1,0 100% 7$% 63% :50% HXI% 7S% 63% 50% 3.2 J,!x 3, b; 3,2:-: Smail Cells l,l t+ 2017E 202.U: 2027t 1,0 1,0 1,0 100% 75% 63% > ;qi.. _"•n-1,::! 3,0 3.0 4.?x 4,h -tAx ·------..-1:!. ·---- 75% 63% 51.i% 3.1x 3,1x 3. Ricav1 macro siti Jrd party . W2H: 20271£ 2023t 2027£ IWI. 75% 50'% 25% 1,0 i/J !,!J l.O 4,2x 4.2x 4,2x 4,3x 3,2 3,1 3.1 3.1 l(J(lo/,, 75% 5f/'/o 15% J,O. J.Ox 3,0x 3.b: Ground l as<: 2J 0,9 .\.Sx 3,6x Quincli anchc nello scenario di streu test, considcrato di pill llnprobabile accadimento e nel qualc vengono combinati i tre effetti pcggiorativi ipotizzandoli come contemporaneamente verificatiInwit C stitnata @/=

essere in grado di generarc Euro 2. 7 miliatdi dl cashj7o;v cumulato a servizio del deb.ito, raggitrngendo un indebltatuento di 3,Gx EBITDA a fine PiailO Cornbi.ned. Sono salve le var:iazioni, le integrazioni e gli aggiomamenti anche numetici al p.resente Ptogetto di Fusione cos!come al Nuevo Statutoquali consentiti d.alla normativa o eventualmente richiesri dalle competenti autoritit di vigilanza o dai competenti uffici del registro delle imprese. *** La documentaz.ione .tichiesta d art. 2501-septiM cod. civ. sad. depositata nei rerrninl e con le modalicl d.i legge e rested depositata fino a chela Fusione sia decisa. *** Elenco degli allegati: Allegate '"An: relazione resa da PWC ex art. 2501-bi.r, comma 5) cod c1v.; Allegata ''B17 Nuevo Staruto; : Allegata "C,: Statuto Vigence; Allegata "D": stato patrimoniale Ramo Towers al30 settembrc 2019. Milano,. 18 novembre 2019 Piergiorgio Peluso-I residente Barbara Cavale.ti.-Presidente 13 C2 Ger eral pwc INFRASTRUITURE WIRELESS ITALIANE SPA RELAZIONE DELLA SOCIETA' Dl REVISIONE AI SENSI DELL'ARTICOLO 2501-BIS,QUINTO COJII(MA, DEL CODICE CIVILE .

pwc RELAZIONE DELLA SOCJETA' DI REVISO! NE AI SENSI DELL'ARTICOLO 2501-BIS, QUINTO COMMA, DEL CODICE CIVILE Ai soci di Infrastrutture Wireless Ita1iane SpA Vodafone Towers Srl Abbiamo esaminato il piano economico e finanziario, redatto con riferimento a1 periodo temporale 2019-2027 (il "Piano Combined"), contenente idati previsionali, le ipotesi e gli elementi posti alia base della sua formulazione, tra cui gli obiettivi che si intendono raggiungere mediante la prospettata fusione con indebitamento (la "Fusione") per incorporazione di Vodafone Towers Srl ("Vod Towers" o "Societil Incorporanda") in Infrastrutture Wireless Italiane SpA ("'lnwit" o "'Societil Incorporante" e, congiuntarnente con la Sodetft Incorpon:mda, le "Societil"). 11 Piano Combined e descritto nella relazione, formulata da ciascun consiglio di arnministrazione delle SocietJ. ai sensi dcgli articoli 2501-bis e 2501-quinquies del Codice Civile (di seguito la "Relazione") e approvata da ciascun conslglio in data 18 novembre 2019, che illustra e giustifica il:progetto di Fuslone tra le Societa. La responsabilitil. della redazione del Piano Combined compete agli amministratori della Societa Incorporante, mentre il consiglio dl amministrazione dell'Incorporanda ha solo preso atto del Piano Combined, come precisato nella Relazione a cura del consiglio stesso. 1. Il Piano Combined assume, quale riferimento di partenza, la situazione economico 2. patrimoniale della Societa Incorporante al31 dicembre 2018 e la situazione economico patrimoniale pro forn1a della Societit Incorporanda al31 dicernbre 2018 ed e basato su proiezioni economico-finanziarie peril periodo 2019-2027 di Iuwi.t e Vod Towers in una prospettiva stand alone, predisposte dai management team di Inwit e Vodafone Italia SpA. Si segnala chela situazione economico-patrimoniale pro forma della Societi Incorporanda non e stata oggetto di esame complete o limitate. Il Piano Combined simula la Fusione tra le Societa a partire dalt0 gennaio 2020. Come citato nella Relazione 1 la Fusione prevede, tra gli altri aspetti, la condizione sospensiva legata all'otteniroento delle autorizzazioni da parte della Commissione Europea o dell'Autorit3. Garante della Concorrenza e del Mercato al perfezionamento della Fusione ai sensi della normativa comunitaria o italiana applicabile aile concentrazioni. Il Piano Combined estate predisposto sulla base dei medesimi criteri di rilevazione e misurazione previsti dagli International Financial Reporting Standards ("lFRS") adottati per la redazione del bilancio di Inv.'it al31 dicembre 2018 e della situazione economico-Pvi t;cltxtttoJ'houscCoopers SpA pwc patrirnoniale pro forma dl Vod Towers al31 dicembre 2018, a eccezione del trattamento cantabile dei costi relativi all'accensione del debito finanziario verso terzi, prevista ne11'esercizio 2020. Detti costi sono stati interamente spesati nel canto economico del Piano Combined nell'esercizio in cui si prevede siano sostenuti anziche portati a diretta riduzione del relative debito finanziario verso terzi in accordo con la metodologia del costa amtnortizzato. Si rileva che tale rappresentazione cantabile, seppur non coerente coni criteri di rilevazione previsti dagli !FRS, non ha impatto sulla quantificazione dei flussi di cassa futuri attesi della societa risultante dalla Fusione. I principi IFRS saranno adottati anche per la redazione del bilancio della societa risultante dal1a Fusione. 11 Piano Combined ritlette il disavanzo risultante dalla Fusione, provvisoriamente allocato interamente ad avviamento, in attesa di puntuali valutazioni sulla sua eventuale allocazione ad altre attivita e passivitcl attraverso la procedura di Purchase Price Allocation prevista dall'IFRS3-Aggregazioni Aziendali, da effettuarsi da parte della Societa Incorporante una volta acquisite le relative informazi.oni di dettaglio. In linea coni principi contabili assunti, I'avviamento none stato oggetto di arnmortamento. 3· • evoluzione dell'in:flazione cosi come prevista nella proiezione annuale dei rlcavi contrattualizzati di Jnwit e Vod Towers, indicizzata a tale parametroj • evoluzione dei segrnenti di mercato relativi a Mobile (sG), Fixed Wireless Access (FWA) e Internet of Things (loT) in termini di dimensione, sviluppo e temporalita cosi come riflessa nel Piano Combined; • incremento della quota di ricavi diversi da quelli derivanti dai contratti commerciali (Master Service Agreement) che saranno sottoscritti con TIMe VOD alia data del perfezionamento della Fusione (closing); rinegoziazioni dei principali termini e condizioni aHa scadenza dei contratti di locazione passiva; <l capacitA della societa risultante dalla Fusione di procedere a rifinanziare, neli'orizz.onte temporale de1 Piano Combined.ii Bridge Facility e ilTerm Loan Facility con altre forme di finanziamento a medio-lungo termine, coerentemente con l'obiettivo di mantenere una struttura finanziaria considerata efficiente. o 2di3 pwc II nostro esame e stato svolto secondo le procedure internazionali previste per l'analisi delle informazioni prospettiche dall'ISAE 3400 "The Examination of Prospective Financial Information", emesso dall'IFAC -International Federation of Accountants, che rappresenta lo standard internazionale di rlferimento per tale tipologia di lavorL 4· 5. Sulla base dell'esame degli elementi probativi a supporto delle ipotesi e degli elementi utilizzati nella formulazione del Piano Combined, come descritti nella Relazione, non siarno venuti a conoscenza di fatti tali da farci ritenere, alla data odie rna, che le suddette ipotesi ed elementi non forniscano una base ragionevole per la predisposizione del Piano Combined, assumendo il verificarsi delle azioni dell'organo arnministrativo della Societi Incorporante e delle assunzioni ipotetiche relative a eventi futuri descritte in sintesi al precedente paragrafo 3· Inoltre, a nostro giudizio, il Piano Combined e stato predisposto utilizzando coerentemente le ipotesi e gli elementi sopraccitati ed e stato elaborate su11a base di principi contabili omogenei rispetto a quelli applicati dalla Societa Incorporante ai fini della redazione del bilancio, a eccezione di quanta indicato al precedente paragrafo 2. 6. Va tuttavia evidenziato che, a causa dell'aleatorieta connessa alla realizzazione di qualsiasi evento futuro, sia per quanta concerne il concretizzarsi degli accadimenti sia per quanta riguarda la rnisura e la tempistica della lora rnanifestazione.gli scostaJneuti fra valari consuntivi e valori preventivati nel Piano Combined potrebbero essere significativi. Ci6 anche qualora gli eventi previsti nell'ambito delle assunzioni ipotetiche, descritte in sintesi al precedente paragrafo 3, si manifestassero. Lapresente re1azione e stata predisposta aisoli fini di quanto previsto dalJ'articolo 2501-bis, quinto comma, del Codice Civile, nell'ambita del progetto di Fusione tra le Societa e non puO essere utilizzata, in tutto o in parte, per altri scopi. 7-8. Non assumiamo Ia responsabilita di aggiornare la presente relazione per eventi o circostanze che dovessero manifestarsi dopa la data odierna. Milano, 18 novembre 2019 ' P olo Caccini ( rrtner)

Altegato "B" STATUTO della "Infrastrutture Wireless ltaliane S.p.A." TITOLO l ELEMENT! IDENTIFICAT!Vl ART!COLO I - DENOMINAZIONE l.l La Societa e denominata "lnfrastrutture Wireless Ita!iane S.p.A.11 o, m fonna abbreviata., "INWIT S.p.A.". ARTICOLO 2-SEDE 2. I La Societit ha sede [n Mtlano. 2.2 L'organo amministrativo puO trasferire Ia sede sociale all'intemo del territorio nazionale o puO altresl istituire e/o modificare e/o sopprimerc sedi secondarie, filiali succursali, rappresentanze, agenzie e dipendenze di ogni genere in Italia e all'estero. ARTICOLO 3-DURATA 3.1 La durata della Societid: fissata s[no al 3 I dicembre 2100. 3.2 La proroga del terrnine di durata della Societa non attribujsce diritto di recesso ai soci che non hanoo concorso alia approvazione della relativa de!ibera. ARTICOLO 4-OGGETTO 4.1 La Societa ha per oggetto: l'installazione e J'esercizio con qualsiasi tecnica,. mezzo e sistema, di impiantiinfrastrutture, ed attrezzature fissi e mobili, stazioni radioelettdche, collegamenti perle radiocomunicazioni mobilireti dedicate e/o integrate, per l'espletamento Ia gestione e la commercializzazione, senza limiti tetTitoriali, dei servizi di comunlcazioni elettronica, quali anche risultanti da!l'evoluzione delle tecnologie, e per Jo svolgimento delle attivita ad essi anche indirettamcnle connesse, cornprese quelle di progettazione, sviluppo, realizzazione, ricondizionamento, gestione e manutenzione; Ia progettazione, costruzione e/o gestione di reti e infrastrutture perle telecomunicazioni; Ia fomitura di infrastrutture e relativi servizi ad operatori di servizi di comunicazione elettronica (con qualunque tecnologia esistente o futura). 4.2 La societa potril altresi svolgere in nome e/o per conto proprio o su commessa di terzi, le attivitA di acquisto di materie prime, dl semilavorati e di prodotti necessari per lo svolgimento dell'attivita di cui al comma precedente. Per il conseguimento e nell'ambito di tali finaliti e, quindi, con carattere di mera sussidiarietil e strumentalitil, Ia societil potra: assumere in via non prevalente e non nei confronti del pubb[ico, partecipazioni ed interessenze in societa ed irnprese di ogni tipo e forma; provvedere al finanziamento delle societa ed enti di partecipazione ed al coordinamento tecnico, commerciale, finanziario ed amministrativo delle !oro attivita; ((.}I '

compiere, non nei confronti del pubblico, nell'interesse proprio e delle societa ed enti di partecipazione, qualsiasi operazione mobiliare, immobiliare, finanziaria, commerciale, compresa i'assunzione di mutui e finanziamenti e la prestazione, anche a favore di terzi, di ava!li, fideiussioni e altre garanzie, reali comprese. 4.3 Sono espressamente escluse le attivit:l riservate a soggetti iscntt1 m a!bi professionali e Je attivita di cui all'art. 106 del decreta legislativo n. 385/1993 nei confronti del pubblico. TlTOLO f1 CAPITALE SOC!ALE ED OBBLJGAZION! ARTICOLO 5-tvUSURA DEL CAP!TALE 5.1 [J capitale sociale sottoscritto e versato e pari ad Euro 600.000.000 diviso in num.ero 960.200.000 azioni ordinarie prive di indicazione del valore nominaie. 5.2 I! capitale sociale puO essere aumentato anche con conferimenti diversi da denaro net timiti consentiti da\la Iegge. 5.3 Nelle deliberazioni di aumento del capitale sociale a pagarnento, il diritto di opzione pub essere escluso nella misura massima del 10% (dieci per cento) del capitale sociale preesistente, a condizione che il prezzo di emissione corrisponda al valore di mercato delle azioni e ciO sia confermato in apposita relazione da un revisore legale o da una societa di revisione legale. ART!COLO 6-AZlONl 6.1 L'Assemblea puO deliberare l'emissione di azioni tOmite di didtti diversi da queHe ordinarie, in conformiti aile prescrizioni di Iegge. 6.2 Le azioni sono indivisibili. In case di compropriet3., i diritti dei contitolari sono esercitati da un rappresentante comune. 6.3 L'eventuale introduzione, modificazione o rimozione di vincoli alia circolazione de! titoli azionari non attribuisce diritto di recesso ai soci che non hanna concorso all'approvazione della relativa deliberazione. 6.4 E cons(jniita, ni modi e neUe forme di Iegge, Jlassegnazione di utili c/o di riserve di utili ai prestatori di lavoro dipendenti della Societa o di societa controllate, mediante l'emissione di azioni ai sensi del primo comma dell'art. 2349 del cod ice civile. ART!COLO 7-OBBUGAZION! 7.1 La SocietA puO emettere obbligazioni, anche convertibili, in conform ita aile nom1e di Iegge detenninandone Je moda!itli e condizioni di collocamento. 7.2 Gli oneri reJativi all'organizzazione delle Assemblee degli obbligazionisti sono a carico della Societa che, in assenza di determinazione da parte degli obbligaziontsti, nelle forme di Legge, si fa altresi carico della remunerazione dei rappresentanti comuni, nella misura massima stabilita dal Consiglio di Amministrazione per ciascuna emissionc, tenuto canto della relativa dimensione.

TlTOLO Ill ASSEMBLEA ARTICOLO 8-DIRITTO Dl fNTERVENTO 8.1 Nel rispetto della normativa vigente gli aventi didtto di voto nell'Assemblea possono esercitarlo prima dell'Assemblea in via elettronicse previsto neU'avviso di convocazione e con le modalitii in esso precisate. 8.2 Ogni avente diritto al voto puO farsi rappresentare in Assembles., rilasdando apposita delega a persona fisica o giuridica, nei limiti di Iegge. La Societa ha facolt3. di designare per ciascuna Assemblea uno o pill soggetti ai quali gli aventi diritto possono conferire delega per Ia rappresentanza in Assemblea ai sensi della disciplina vlgente. Gli eventuali soggetti designati e le necessarie istruzioni operative sono riportati nell'avviso di convocazione della riunione. 8.3 La notifica elettronica della delega potra essere effettuata mediante utilizzo di apposita sezione del sito internet della Societa ovvcro mediante trasmisslone per pasta elettronica, secondo le modalita indicate nell'avviso di convocazione dell'Assemblea. ARTICOLO 9-POTERl 9.1 L'Assemblea, ordinaria o straordinaridelibera sulle materie ad essa espressamente riservate dalla Iegge e dal presente statuto. ,1,, ""'..., / ,.... r-,TA · --ARTICOLO 10-CONVOCAZIONE /' I , I 0.1 L'Assemblea e convocata ogni volta che il Consiglio di Amministrazione Ia creda opportuno(,., / o quando ne sia richiesta Ia convocazione ai sensi di legge, nei termini e con le modalit3. prescdt --,: dalla disciplina di Iegge e regolamentare di tempo in tempo vigente. \' -, -.., ···;,!,'/. ' 10.2 In caso di mancata costituzione in seconda convacazione, I'Assemblea straordinaria puO \ Y-riunirsi in terza convocazione. :E peraltro facolta del Consiglio di Amministrazione convocare l'Assemblea ordinaria o straordinaria in unica convocazione, come per Iegge. \,"·< · ;_::-:, ------":'---:_-·;;:: )/ "-.., ·--· c;j J I 0.3 L'Assemblea ordinaria e convocata aile condizioni di Iegge almeno una volta all'annonon oltre 180 giorni dalla chiusura dell'esercizio sociale, Essa delibera sulle materie di legge e autorizza, ai sensi dell'art 2364, comma 1, numero 5, del codice civile, il compimento di operazioni con parti correlate alia Societa, nei casi e con le modalita previsti dall'apposita procedura adottata dal Consiglio di Amministrazione, ai sensi della disciplina in vigore. I 0.4 L'Assemblea ordinaria e straordinaria si riunisce, anche in luogo diverse dalla sede legale, purcM in ltalia. ARTJCOLO ll - ASSEMBLEA ORDINARIA E STRAORDINARIA ll.l I quorum costitutivi e deliberativi dell'Assemblea sono previsti dalla Iegge, fatto salvo quanto previsto al successive articolo 11.2. I 1.2 Ai fini dell'adozione delle deliberazioni sulle seguenti materie, I'Assemblea delibera con il voto favorevole di almena il 75% del capitale con diritto di voto presente in Assemblea: / ,/" - /

(a) fusione e scissione (ad eccezionc delle delibere di fusione e scissione di cui al successive articolo 18.2 che rientrano nella compctenza del Consiglio di Amministrazione secondo guanto ivi previsto); trasferimento della sede legale all'estero e trasformazione scioglimento volootario; aumento o riduzione di capitate, ad eccezione {i) degli aumenti di capitate senza limitazione o esclusione del diritto di opzione deliberati in presenza di perdite nei casi di cui all'art 2447, e (ii) degli aumenti d( capitate senza limitazione o esclusione del diritto di opzione, il cui prezzo di sottoscrizione (lnclusivo del sovrapprezzo) sia almena pari a! valore della media aritmetica dei prezzi di chiusura del titolo sui mercato MTA nei sei mesi che precedono l'avviso dl convocazione dell'assemblea convocata per deHberare l'aumento di capitale) e che (x) siano al servizio di investimenti approvati dal Consiglio di Amministrazione oppure (y) siano nccessari a prevenire o rimediare Ia violazione di covenant previsti da contratti di finanziamenlo di cui Ia Societa. sia parte o situazioni di insolvenza della stessa oppure (z) siano deliberati in presenza di perdite nei casi di cui all'art. 2446; altre modifiche della statuto (ivi incluse le modi fiche del presente articolo II dello Statuto), fatta eccezione per (i) gli aumenti o riduzioni di capltale di cui alia precedente \ettera (d) esclusi da!Pambito di applicazione della maggioranza qualificata di cui al presente articolo I 1.2, (ii) le delibere rientranti nella competenza del Consiglio di Amministrazione ai sensi di quanta previsto al successive paragrafo 18.2; restando perciO intcso, per meri fini di chiarezza, che le delibere di cui a! precedente punta (i) saranno approvate con i quorum deliberativi previsti da Iegge; le delibere di autorizzazione delle opemzioni con parti correlate di maggiore rilevanzaai sensi de!l'aftico!o 2364, comma I, numero 5), del cod ice civile. (b) (c) (d) (e) (t) ARTJCOLO 12-PRES!DENZA E CONDUZIONE DEl LA VORl 12.1 If Presidcnte del Consiglio di Amministrazione o chi ne fa le veci presiede !'Assemblea ordinaria e straordinaria e ne regola lo svolgimento. ln mancanza del Presidente del Conslglio di Amministrazione (e di chi ne fa le veci) presiede l'Assemblea Ia persona eletta con il voto delta maggioranza del capitate rappresentato in riunione. 12.2 L'Assemble-a, su proposta del Presidente, clegge con il voto della maggioranza dci presenti un Segretario, anche. al di fuori degli azionisti. !2.3 Ne[le ipotesi previste dalla legge e laddove il Presidente de!l'Assemblea ne ravvisi i'esigenza, il verbale viene redatto per atto pubblico da Notaio designata dal Presidente medesimo con funzione di Segretario. 12.4 II Presidente della riunione-tra l'altro veri fica Ia regolaritJ. della costituzione dell'adunanza. accerta l'identita e la legittimazione dei presenti dirige i lavori, anche stabilendo un diverse ordinc 1 di discussione degli argomenti indicati nell'avviso di convocazione. t2.5 II Presidente detla rlunione adotta le opportune misure ai fini dell'ordinato andamento del dibattito e delle votazioni, definendone ie modalit3. e accertandone i risultati; puO scegliere tra gli intervenuti due o pi-l1 scrutator!. 12.6 Lo svolgimenlo delle riunioni assembleari dei Soci e disciplinato dalla Iegge, dal preseme Statuto e dal Regolamento delle Assemblee approvato con deiibera deli'Assemblea ordinaria della

Societa. TJTOLO IV ORGANl AMMINISTRATIVI E D1 CONTROLLO ARTrCOLO l3-COMPOSTZ!ONE DEL CONSIGLIO D1 AMMlNISTRAZIONE l3.l La Societa e amministrata da un Consiglio di Amministrazione com pasta da un minima dj 10 (dieci) ad un massimo di 13 (tredici) Consiglieri di cui gli esponenti del genere rneno rappresentato sono almena un terzo del totale, con arrotondamento, in case di numero frazionario, all'unita superiore nella misura in cui ciO sia richiesto inderogabilmente da Iegge o, se Ia Societa vi abbia adcrito, sia raccomandato dal Codice di Autodisciplina di Borsa Italiana S.p.A.. 13.2 II numero dei component! il Consiglio di Amministrazione e detenninato in base all'esito della votazione sulla nomina della stesso, come specificate ai successivi ruticoli da 13.9 a 13. 13. 13.3 La nomina del Consiglio di Amrninistrazione avviene nel rispetto della disciplina di Iegge e regolamentare applicabile (ivi incluso l\ collegamento con Ia lista che ottenga in Assemblea il maggior numero dei voti), su!Ia base dlliste presentate dai soci ai sensi dei successivi commi, e nel rispetto del presente Stahtto. 13.4 Tra gli amministratori nominati daii'Assemblea, un numero minima corrispondente a] minima previsto dalla disciplina di legge e regolamentare di tempo in tempo vigente deve possedere i requisiti di indipendenza stabiliti dalla disdplina di legge e regolamentare di tempo in tempo vigente. II venir meno dei requisiti di indipendenza come sopra previsti in capo ad un amministratore non ne determina Ia decadenza se i requisiti pennangono in capo al numero minima di amministratori che devono possederli. l3.5 Ogni socio pu6 presentare o conconere alia presentazione di una sola lista e ogni candidate puO presenta.rsi in una sola lista a pena di ineleggibilita. Le liste che contengano un numero di candidati pari o superiore a tre, nella misura in cui ciO sia richiesto inderogahilmente da legge ose Ia Societa vi abbia aderito, raccomandato dal Codice di Autodisciplina di Borsa Italiana S.p.A., debbono assicurare la presenza di entrambi i generi cosi che i candidati del genere meno 1 rappresentato siano almena un terzo del totale, con arrotondamento, in caso di numero frazionario, alPunit.i superiore. 13.6 Hanno diritto dl presentare le !iste soltanto i soci che, da soli o insieme ad altri soci, sia.no complessivamente titolari di azioni rappresentanti Ia misura richlesta dalla disciplina regolamentare emanata dalla Comm issione Nazionale per le societa e Ia borsa. 13.7 Unitatnente a ciascuna Jista, entro i termini prcvisti dalla normativa di legge e regolamentare di tempo in tempo vigente, debbono depositarsi (i) le informazioni relative all'identita dei soci che hanno presentato la lista, con indicazione della partecipazione complessiva detenuta, (ii) Je accettazioni della candidatura da parte dei singoU candidati, (iii) le dichiarazioni con le quali i medesimi attestano, sotto la propria responsabilita,. l'inesistenza di cause di ineleggibilitii e di incompatibilita, nonche l'esistenza dei requisiti che fossero prescritti per le rispettive cariche nonche (iv) le altre informazioni richieste dalla Iegge e dalla normativa applicabile. Con le dichiarazioni, viene depositato per ciascun candidato un curriculum vitae riguardante le caratteristiche personali e professionali con l'indicazione degli incaricbj di amministrazione e controllo ricoperti presso altre societa e dell'idoneit.i a qualificarsi come indlpendente, aUa stregua \ I\(/ '

dei criteri di Iegge e di que!!i falti propri dalla Societa. Eventuali variazioni che dovessero verificarsi fino al giorno di effertivo svolgimento delt1 Assemblea sono tempestivamente comunjcate a!la Societa. Le liste per !e quali non sono osservate le predette prcscrizioni, sono considerate come non presentate. 13.8 Ogni avente diritto at voto puO votare una sola lista e, nell'ambito del presente statuto, per "Lista Qualificata'' si intende qualsiasi lista che abbia ottenuto un numero di voti superiore al 25% del capitate della Societa con diritto di voto. 13.9 Ai fini detl'elezione del Consiglio di Amministrazione: 1) qualora, all'esito delle votazioni, risulti una sola o nessuna Lista Qualificata, si applichera quanta previsto all'articolo 13.10; 2) qualora, all'esito delle votazioni, risultino due Liste Qualificate e nessuna di tali Liste Qualificate abbia ottenuto un numcro di voti superiore al 50% del capitate della Societa con diritto di voto, si applichera quanta previsto ali'articolo iJ.l t; 3) qualora, al!'esito delle votazioni, risultino due Liste Qualificate e una di tali Liste Quali_ficate abbia ottenuto un numero di voti superiore a) 50% del capitate della Societ3 con diritto di voto, si applichera quanta previsco all'articolo 13.12; 4) qualora, a\l'esito delle votazioni, risultino tre Liste Qua!ificate, si applicher3. quanta previsto all'articolo 13.13. 13.10 Ne\ caso di cui all'articolo 13.9, punta 1)> alPelezione del Consiglio di Amministrazione si precede come segue: I) l! numero dei componenti del Consiglio di Amministrazione e pari a 13, salvo quanto previsto al successive punta 4); 2) dalla lista che ha ottenuto il maggior numero di voti sono tratti., nell'ordine progressive con il quale sono elencati nella lista stessa, l 0 amministratori; 3) gli altri 3 amministratori sono tratti dalle a!tre liste votate e a ra!e fine i voti ottenuti dalle liste vengono divisi successlvamente per numeri interi progressivi. I quozienti cosi ottenuti sono assegnati progressivamente ai candidati di ciascuna di tali liste, sccondo l'ordine dalle stesse rispettivamente previsto. I quozienti cosl attribuiti ai candidati delle varie liste sono disposti in una unica graduatoria decres.cente. Risultano eletti colora che hanna ottenuto i quozienti piU elevati. Nel caso in cui pill candidati abbiano ottenuto to stesso quoziente, risulta eletto il candldato della lista che non abbia ancora eletto alcun amministratore. In subordine, si precede a votazione di ballottaggio da parte dell'Assemblea, risultanda eletto il candidate (tra quelli a parita di quoziente tra dette liste) che ottenga piU voti 4) falto salvo quanto previsto agli articoli 13.14 e l3.15 che seguono, in caso di assenza di altre liste, il numero dei componenti del Consiglio di Amministrazione e pari a tO nominati in conform ita a quanto previsto al prccedente punto 2). 13.11 Nel caso di CLii all'articolo 13.9, punta 2), all'elezione del Consiglio di Amministrazione si precede come segue: l) il numero dei componenti del Consiglio dl Amministraziane e pari a 13, salvo quanta previsto al successive punta 3); 2) da ciascuna Lista Qualiflcata sono tratti, nell'ordine progressive con il quale sono elencati nella lista stessa, 5 amministratofi; 3) gli altri 3 amministratori sono nominatl in base a quanta previsto al pun.to 3 del precedentc punta 13.10; 4) fatto salvo quanta previsto agli articoli 13.14 e 13.15 che seguono, nel caso dl assenza di altre liste, i\ numero dei componenti det Consiglio di Amministrazione e pari a 10 nominati in conformit3. a quanto previsto a[ precedente punta 2). I 3.!2 Nel case di cui all'articolo 13.9, punta 3), all'clczione del Consiglio di Amministrazione si precede come segue: 1) il numero dei componenti del Consiglio di Arnministrazione e pari a 13, salvo quanta previsto al successiva punta 5); 2) dal!a Lista Qua!ificata che ha ottenuto il maggior numero di voti sono tratti, ncl!'ordine progressive con il quale s.ono elencati nella lista stessa, I 0 amministratori; 3) dalla seconda Lista Qualificata sono tratti, neil'ordine progressive con il quale sono e/encati nella lista stessa, 2 amministratori; 4) l'altro amministratore e il prima candidato della pill votata delle a[[re liste; 5) fatto salvo quanta previsto agli a1ticoli 13.!4 e 13.15 che seguono, ne\ caso di assenza di altre listc, il numero dei componenti del Consiglio di Amministrazione e. pari a 12 nominal! in conformitlt a quanto previsto ai precedenti punti 2) e 3). 13.l3 Nel caso di cui all'articolo 13.9, punta 4), al!'elezlone del Consiglio di Amministrazionc si procede come segue: !) i\ numcro dci componentl del Consiglio dl Amministrazionc e pari a !3, salvo quanta previsto al successive punta 4); 2) da ciascuna Lista Qualificata sono tratti, nell'ordine progressive con il quale sono elencati nella lista stessa, 4 amministratori; 3) l'altro amministratore e 1l primo candidate della pil1 votata delle altre liste; 4) fatto salvo quanta previsto afl'articolo 13.14 che segue, in caso di assenza di altre liste, il numero dei component! del Consiglio di Amministrazione e pari a 12 nominati in confonnit8 a quanto previsto al precedente punta 2). 13.14 Qual ora [a composizione deW organa collegia!e che derivi dai precedenti arlicoli da 13.10 a l3.l3 non includa, tra gli amministratori risultati nominati, il numero minima di amministratori muniti dei requisiti di indipendenza previsti da!la disciplina di Iegge e regolamentare dl tempo in tempo vigcntc, Pultimo eletto di ciascuna lista che abbia eletto almena un amministratore e che non abbia eletto neppure un amministratore muniLo dei requisiti di indipendenza-a partire dalla lista pill vatata - e sostituito, tenuto canto dell'ordine. di elencazione dei candidati in lista, dal prima candidate non eletto della medesima lista che li possegga. Nel caso in cui dalla lista pill votata siano stati tratti dieci amministratori, nessuno dei quali munito dei requisiti di indipendenza, gli ultimi due elctti da tale. lista sano sostituiti, tcmno canto dell'ordine di elencazione dei candidati in lista, dai primi due candidati non eletti della tnedesima lista che li posseggano. Qualora Ia previstone che precede sia inapplicabile o comunque non consenta di far si che risulti rispettato il numero minima di amministratori muniti dei requisiti di indipendenza, PAssemblea nominera con Je maggioranze di Iegge un numero di amministratori dotati dei predetti requisiti per quanta necessaria a fare si che risulti rispettato il numero minima di amministratori muniti dei requisiti di indipendenza previsto dalla disciplina di Iegge e re.gofamentare di tempo in tempo vigente, in sostituzione degli amministratori tratti dalle liste meno votate (diverse da una Lista Qualificata) non indipendenti, ove ve ne siano, a partire dal!a lista meno votata. ln assenza di listc diverse dalle Liste Qualiticate, I'Assemblea nominenl con le maggioranze di Iegge un numero di amministratori dotati dei predetti requisiti per quanta necessaria a fare si che risulti rispettato il numero minima di amministratori muniti dei requisiti di indipendenza previsto dalla disciplina di Iegge e regolamentare di tempo in tempo vigente e i punti 13.10(4), 13.11(4), 13.12(5) e 13.13(4) non troveranno applicazione. 13.15 Nella misura in cui Ia composizione dell'organo sia soggetta all'obbligo di equilibria tra generi, qualora Ia composizione dell'organo coltegiale che derivi dai precedenti articoli da l3.10 a l3.l3 non consenta il rispetto del!'equilibrio tra igeneri, tenuto canto dell'ordine di elencaziane dei candidati in lista, gli u!timi eletti del genere pili rappresentato di ciascuna lista da cui siano stati tratti almena quattro amministratori sono sostitulti, nel numero necessaria ad assicurare l'ottemperanza del rispetto del\'equilibrio di genere, dai primi candidati non eletti della stessa lista del genere meno rappresentato. In mancanza, aiFinterno delle liste da cui siano stati tratti almena quattro amministratori, di candidati del genere meno rappresentato in numero sufficiente a procedere alia sostituzione, oppure in mancanza di liste da cui siano stati tratti almena quattro amministratori. 1' Assemblea integra l'organo con le maggioranze di Iegge. assicurando i! soddisfacimento del requisite, eventualrnente disapplicando i punti 13.10(4), 13.11(4) e 13.12(5), ovvero-e per l'eventuale reslduo-in sostituzione degli ultimi eletti de! gen_ere pill rappresentato tratti dalla I ista pili votata. 13.16 Per Ia nomina degli amministratori, per qualsiasi ragione non nominati ai sensi del procedimento qui previsto, I 'Assemblea delibera con le maggioranze di legge, assicurando il rispetto dei requisiti di Iegge e Statuto in materia di composizione dell'organo collegiale. l3.l7 Se nel corso dell'esercizio vengono a mancare uno o pill amministratori1 fatto salvo quanta previsto al successive articolo 13.18, si provvedecomesegue: 1) qualora vengano a mancare uno o piU amministratorl tratti da una Lista Qualificata da cui sia stato tratto-in sede di nomina del Consiglio di Amministrazione-un numero di amministratori non superiore a cinque, l'amministratore o gli amministratori cessati saranno sostituiti mediante cooptazione da parte del Consiglio di Amministrazione con il prima o i primi candidati della ·· medesima Lista Qualificata che non siano stati eletti in sede di nomina del Consiglio di Amministrazione-se ve ne siano-e che, quaiora ciO sia richiesto per il rispetto dei requisiti di indipendenza (e/o di genere) prescritti daHa disciplina di legge e regolamentare {o anche dalle regale di autodisciplina, con dferirnento all'equilibrio di genere) di tempo in tempo vigente, abbiano i medesimi requisiti di indipendenza (e/o di genere) degli ammjnistratori cessati. Qualora !a .prim.a assemblea utile non confenni nella carica gli amministratori cosl cooptati, l'intero Consiglio si intenderil dimissionario, con cessazione deila carica con effetto dal momenta in cui i1 ·cansiglio di Amministrazione sanl state ricostitulto per nomina assembleare, e gli amministratori dovranno provvedere a convocare l'assemblea per la nomina del nuovo Consiglio di Amministrazione. Qualora il Consiglio di Amministrazione non possa procedere alia cooptazione del primo o dei primi candidati non eletti tratti dalla medesima Lista Qualificata da cui siano stati tratti gli amministratori cessati dalla carica (in assenza di candidati non eletti in numero sufficiente o aventi i medesimi requisiti di indipendenza (e/o di genere) degli amministratori cessati): (i) il Consiglio di Amrninistrazione potra procedere ai sensi del punto 4) che segue qualora si tratti di una Lista Qualificata da cui siano stati tratti-in sede di nomina del Consiglio dl Amministrazione -fino a quattro amministratori; (ii) si applichera il successive punto 3) qualora si tratti di una Lista Qualificata da cui siano stati tratti-in sede di nomina del Consiglio di Amministrazione-cinque amministratori; 2) qualora vengano a mancare uno a pilt amministratorl tratti da una Lista Qualificata da cui siano stati tratti-in sede di nomina del Consiglio di Amministrazione -dieci amministratori, il Consiglio di Amministrazione potra provvedere aHa cooptazione dei nuovi amministratori ai sensi deW rut. 2386 del codice civile (garantendo all'interno del Consiglio di Amministrazione il rispetto dei requjsiti di indipendenza e/o di genere prescritti daila disciplina d11egge e regolamentare d[ tempo in tempo vigente, ovvero anche dalle regale di autodisciplina con riferimento aWequiHbrio di genere), purche Ia nomina degli stessi sia approvata dal Conslgtio di Amministrazione con it voto favorevole di almena sei amministratori non cessati tratti dalla predetta Lista Qualificata o che abbiano in precedenza sostituito amministratori tratti dalla medesima lista secondo quanta indicato al presentc pun to 2). Qua/ora Ia prima assemblea utile non confenni nella carica gli amministratori cost cooptati ai sensi del present.e punta 2), l'intero Consiglio si intenderil dimissionario, con cessazione della carica con effetto da! rnomento in cui it Consiglio di Amministrazione sara state ricostituito per nomina assemb!eare, e g!i mnministratori dovranno provvedere a convocare \'assemblea per Ia nomina del nuovo Consiglio di Amministrazione-; 3) qua lora vengano a mancare uno o pill amministratori tratti da una Lista Qualificata da cui siano stati tratli - in sede di nom ina del Consiglio di Amministrazione cinque o dieci amministrawri e non si sia potuto dare \uogo alia sostituzione ai sensi dei precedenti punti I) e 2), l'intero Consiglio si intended. dimissionario, con ccssa:zionc della carica con effetto dal rnomento in cui il Consiglio di Amministrazione sara stato ricostituito per nomina assemblearc, e gli amministratori non cessati dovranno provvedere a convocarc l'assemblea per Ia nomina del nuovo Cm1siglio di Amministrazione; 4) qual01·a vengano a mancare uno o piit arnministratorl tratti da una lista diversa da una Lista Qualificata., il Consiglio di Amministrazione potr3 provvedere alia sostituzione degli ammlnistratori cessati ai sensi dell'art. :2386 del codice civile., con deliberazione assunta a rnaggioranza asso!uta dei votanti. Qualora Ia prima assemblea utile non confermi nella carica gli amministratori cosi cooptati, Ia stcssa assemblea provvederi alia nomina dei sostituti con deliberazione assunta con le maggioranze Ji Iegge. 13.18 Res.ta fermo che, ogniqualvolta vengano a mancarc almena cinque componenti del Consiglio di Amministrazione nominati per de!iberazionc assembleare (ivi inclusi gli amministratori risultati confetmati nella carica per deliberazionc assembleare in seguito a sostituzione ai sensi del precedente mticolo 13.17), per qualsiasi causa o ragione, l'intero Consiglio si intenderi1. dimissionario, con cessazione delta carica con effelto dal momento in cui il Consiglio di Amministrazione sad. stato ricostituito per nomina assembleare, e g!i amministratori non cessati dovranno provvedere a convocare l'assemblca per Ia nomina del nuovo Consiglio di Amministrazione. ART!COLO 14-PRES I DENTE-VICE PRESfDENTE-SEGRETARIO 14.1 II Consiglio di Amruinistrazione elegge fra i propri membri un Presidente-ave l'Assemblea non vi abbia giU provveduto-e puC nominare uno o pill Vice Presidenti. 14.2 In caso di assenza o di impedimenta del Presidente lo sostituisce il Vice Presidente pil1 anzi.ano per eta, se nominata, o l'Amminislratorc Delegato se nominato, oppure il consigliere. pill anziano per etit. 14.3 II Consiglio di Amministrazione pu6 eleggere un Segretario scelto anche aWinfuori dei suoi membrL ARTICOLO 15-ADUNANZE DEL CONSIGLIO 15.1 II Presidente, o chi ne fa le veci, convoca il Consiglio di Amministrazione presso Ia sede della Societa o altrove, dl propria iniziativa c quando ne riceva domanda scrittda almena un quinto dei Consiglieri in carica o dai Sindaci. 15.2 II Presidentc comunica preventivamenle gli argomenti oggetto di trattazione nel corso della riunione consiliare e provvede afiincbe adeguate informazioni su!le materie da esaminare vengano fornite a tutti i consiglieri, tenuto canto delle circostanze del caso.

!5.3 La convocazione viene fatta con mezzi idonei alia luce del tempo di prenvviso, di rego!a almena 5 (cinque) giorni prima dell'adunanza, salvo i ca'ii d 1urgenza nei quali va comunque effettuata con almena 12 (dodici) ore di anticipo. Del!a convocazione viene neflo stesso termine dato avviso ai Sindaci. 15.4 La partecipazione aile riunioni consiliari puO avvenire-qualora il Presidente o clli ne fa le veci nc accerti la nccessit8.-mediante mczzi di telecomunicazione che cansentano Ia partecipazione a! dibattito e Ia pariti± informativa di tutti g!i intervenuti. ARTICOLO 16-VALIDITA E VERBALIZZAZIONE DELLE DELIBERAZIONI CONSILIARI 16.1 Per !a validita detle deliberazioni del Consiglio di Amministrazione occorreranno [a presenza della maggiaranza degli Amministratori in carica ed il voto favorevole deUa maggioranza deg!i Amministratori intervenuti, fatto salvo quanta previsto ai successivi articoli 16.3 e 16.4. 16.2 Le deliberazioni del Consiglio di Amministrazione saranno verbalizzate nel libra delle deliberazioni del Consiglio da tenere e conservare ai sensi dell'art. 2421, n. 4, del cod ice civile sottoscritte da/ Presidente e dal Segretario o da un Notaio. Quando sia prescritto daHa Iegge o il Presidente lo ritenga opportune, le deliberazioni saranno verbalizzate da un Notaio scelto dal Presidente del Consiglio di Amministrazione. 16.3 Per Ia validita delle deliberazioni del Consiglio di Amministrazione sulle materie di cui al successive articolo 16.4 occorreril Ia presenza e H voto favorevole di: (a) almena 9 amministratori qualora U Consiglio di Amministrazione sia stato nominato ai sensi del pun to 13.10 oppure del pun to 13. i I oppure del runto 13.12; almena 8 amministratori qua[ora il Consiglio di Amministrazione sla stato nominata ai sens.i del punto 13.13. (b) 16.4 Sono soggette aile maggioranze qualificate di cui al pre<:edente articolo 16.3 le deliberazioni del Consiglio di Amministrazione sulle seguenti materie: approvazione e modifiche di budget e piani industriali, ivi inclusi i piani operativi di dettaglio relativi agli invcstimenti, i listini prezzi nonchC i piani di efficientamento annua(e per Ia riduzione dei costi operativi nomina e revoca (ivi inclusa l'attribuzione e ia revoca dei relativi poteri) deU' Amministmtore Delegato e del Presidente del Consiglio di Amministrozionc c detenninazione del relative compenso (impregiudicato il conferimento ai consiglieri di poteri per specificj affari od operazioni) nonch6 nomina e revoca (e determinazione del re!ativi poteri) di un Comitate Esecutivo; acquisto o cessione di partecipazioni, aziende o rami d1 azienda, diritti reali im.mobi!iari e altri beni costituenti immobilizzazioni di valore superiore a Euro 5 milioni per ciascuna operazione; stipulazione di nuovi contratti di ftnanziamento o comunque assunzione di nuovi debiti di natura finanziaria che determinino un incremento del rapporto debito/patrimonio netto rispetto a quanto indicate ne! piano industriale approvato dal Consiglio di Amministrazione ovvero un incremento dell'indebitamento oltre 6 volte I'EBITDA (debito, patrimonio netto ed EBITDA quaii oggetto della pii'1 recente disclosure a! mercato); approvazione di "capex" o di "opex" per valore complessivo curnulato su base annuale superiore di oltre il 10% rispetto agli import[ indicati nei piani industriali e budget approvati; approvazione di piani di stock-option o a!tri meccanismi di incentivazione dcgli arnministratori e/o di dirigent! col). responsabilit3 strategiche; (a) (b) (c) (d) (e) (f)

(g) approvazione di pmposte al!'assemblea dei soci su materic soggette al!'appli:azione del quorum deliberativo assemblearc rafforzato di cui a!l'articolo I I .2; com pimento di operazioni, o n10difica di contratti, con parti correlate alla Societa di importo superiorc a Euro 500.000 per singo!a operazione od opcrazioni tra loro collegate, con esclusione in ogni casa, a pt·escindere dall'importo, dell'esercizio, della rinuncia o della transazione di qualunque azione (giudizia[e a stragiudiziale) tra Ia Socleta e parti correlate at!a stessa Societ3; approvazione delle deliberazioni di fusione per incorporazione in INWJT S.p.A. delle societA di cui fNW[T S.p.A. possegga almena il 90% delle azioni o quote ed il trasferimento della sede della Soc leta all 'interne del territorio nazionale, previste all'articolo I 8.2 del presente statuto; nomina di CFO e Direttorc Gencralc. (h) (i) (j) ART!COLO 17-COPIE ED ESTRA TTl 17.1 G!i estratti dal libra dei verbali delle adunanze consiHari, firmati dal Presidente o da due anuninistratori e controfinnati dal Segretario, fan no piena prova. ART!COLO 18-POTERI DEL CONSIGLIO-DELEGHE 18.1 AI Consiglio di Amministrazione spetta la gestione della SocietA, essendo di sua compctenza tutto ciO che per Iegge o per Statuto non e. espressamente riservato all' Assernblea. 18.1 Nei limiti di Iegge, alia competenza del Consiglio di Amministrazione sono attribuite (e pertanto non sono delegabili): (i) le determinazioni di fusione per incorporazione in INWIT S.p.A. o di scissione a favore di IN WIT S.p.A. delle socieci di cui INWIT S.p.A. passegga almena il 90% de][e azioni o quote; (ii) Ia riduzione del capitale sociale in caso di recesso del socio; (iii) J'adeguamento dello Statuto a disposizioni normative inderogabili; (iv) il trasferirnento della sede della Societa alFintcrno del rerritorio nazionale, nanche l'istituzione o Ia soppressione di sedi secondarie; (v) l'es.ercizio, Ia rinuncia e Ia transazione di qualunque azione (giudiziale o stragiudiziale) tra Ia Societa e parti correlate alia stessa Societil, per importi superiori a Euro 200.000 (per singolo esercizio, rinuncia o transazione, ovvero per operazioni co!legate). J 8.3 Per J'esecuzione delle proprie deliberazioni e per la gestione sociale il Consiglto, nell'osservanza dei limiti di Iegge e nel rispetto del presente Statuto (ivi incluso le di posizioni di cui all' articolo 16.4), puo: istituire un Cornitato Esecutivo, detem1inandone i poteri ed il numero dei componenti; delegare gli opportuni poteri, detenninando i limiti della delega ad uno o pill Amministratori; nominare uno o pilL Direttori Generati, determinandone le attribuzioni e le facolt3:; nominare mandatari - anche in seno al Consiglio di Amministrazione - per operazioni determinate e per una durata limitata di tempo. 18.4 ll Consiglio puO costituire al proprio intcrno Comitati con funzioni consultive e propositive, detern1inandone le attribuzioni e le facolt3. 18.5 ll ConsigHo di Amministrazione nomina il dirigente preposto alla redazione dei documenli contab[li societari, previa parere obbligatorio del Collegia Sindacale, e nel rispetto delle disposizioni del presente Statuto. Salvo revoca per giusta causa, sentito il parere del Collegia Sindacale, il dirigente preposto alia redazione dei documenti coatabili societari scade insieme al Consiglio di Amministrazione che lo ha nominata.

18.6 II dirigente preposto al!a redazione dei documenli contabili societarl deve essere esperto in materia di amministrazione, finanza e conlrol!o e possedere i requisiti di onorabi!it<i stabi!iti per gli amministratori. La perdita dei requisiti comporta Ia decadenza da!la carica, che deve essere dichiarata dal Consiglio di Ammlnistrazione entro trenta giorni da!la conoscenza del difetto. ARTfCOLO 19-INFORMATIVA DEGLI ORGAN I DELEGATI 19.1 Gli organi delegati riferiscono al Consiglio di Amministra:zione e a! CnUegio Sindacale sull'attivita svolta, sul generale andamento della gestione, su!la sua prevedibile evoluzlone e suite operazioni di maggior rilievo econornico, finanziario e patrimoniale, cffettuate dalla Societa o dn!le societa controllate; in particolare riferiscono sulle operazioni nelle quali essi abbiano un interesse, per conto proprio o di terzi, o che siano influenzate dal soggetto che esercita l'attivit3 di direzione e coordinamento, ave esistente. La comunicazione viene effettuata ternpestivarnente e comunque con periodictta almena trimestra!e, in occasione delle riunioni ovvero per iscritto. ARTI.COLO 20-RAPPRESENTANZA LEGALE DELLA SOCI.ETA 20.1 La rappresentanza della Societa, di fronte ai ter1.i e in giudizio, spetta al Presidente e, in caso di sua assenza o impedimenta, al Vice Presidente_, se nominata; spettano altresi disgiuntamente a ciascuno degli Amministratori delegati. 20.2 1 legali rappresentanti di cui al comma precedente hanna facolti di conferire poteri di rappresentanza della Societ31 anche in sede processuale, con facolt\ di subdelega. ART!COLO 21-COM PENS!E RlMBORSO SPESE DEI CONSIGUERI 21.! I consiglieri hanno diritto a! rirnborso delle spese incontrate per l'esercizio delle lora funzioni. L'Assemblea ordinaria puO deliberare inoltre un compenso annuale a favore de( Consiglio di Amministrazione cost come detenninare un importo comp!essivo per !a remunerazionc di tutti gli arnministratoriinclusi quelli investiti eli particolari cariche, Tale compenso, una volta fissato, rimane invariato fino a diversa decisione dell'Assemblea. ARTICOLO 22-COLLEGIO SINDACALE 22.1 Jl CoUegio Sindacale e composto da 3 (tre) Sindaci effettivi (di cui almena uno e esponente del genere meno rappresentato, nella misura in cui ciO sia richiesto inderogabilmente da legge o, se Ia Societa vi abbia aderito, sia raccomandato dal Cod ice di Autodisciplina di Borsa ltaliana S.p.A.). L'Assemblea nomina altresl 2 (due) Sindaci supplenti (uno per ciascun genere nella misura in cui ciO sia richiesto inderogabilmente da legge o raccomandato dal Codice di Autodisciplina di Borsa [taliana S.p.A.). 22.2 Ai fini di quanto previsto dal Decreta Ministro di Grazia e Giustizia del 30 marzo 2000 n. 162, art. 1, comma 3, si considerano strettamente attinenti a quelli della Societi le materie ed i settori di attivit.i connessi o inerenti aWattivit8. svolta dalla Societi e di cui all 'oggetto social e. 22.3 La nomina del Collegia Sindaca!e avviene nel rispctto della disciplina di Iegge e regolamentare applical1ile, sulla base di iiste presentate dai soci. 22.4 Ogni socio puO presentare o concorrerc alia presentazione di una sola lista e ogni candidate

puO presentarsi in una sola !ista a pcna di ineleggibilita. 22.5 Hanna diritto di presentare !e liste so!tanto i soci che, da soli o insieme ad aitri soci, siano comp!cssivamente titolarl di azioni rappresentanti Ia misura riclliesta dal!a discipHna regolamentare emanata da!la Commissione Nazionale per le societa e Ia borsa. 22.6 Unltamente a ciascuna lista, entro i termini previsti dalla normativa di Iegge e regolamenlare di tempo in tempo vigente, debbono altresi depositarsi (i) le infonnazioni relative a!l'identita dei soci che hanna presentato Ia lista, con l'indicazione della partecipazione complessiva detenuta, (ii) !e accettazioni della candidatura da parte dei singoli candidati; (iii) le dichiarazioni con le quali I medesimi attestano, sotto (a propria responsabilit3.._ l'inesistenza di cause di ineleggibilit3. e di incompatibi!itil., nonch6 l'esistenza dei requisiti prescritti dalla disciplina, anche regolamentarc, applicabile e dallo Statuto sociale e (iv) le altre informazioni richieste da Iegge. 22.7 Con le dichiarazioni viene depositato per ciascun candidate llll curriculum vitae riguardante le carattcristiche personali e professionali, con J'indicazione degli incarichi di amministrazione c conlrollo ricoperti presso altre societa. La lista per Ia quale non sono osservate le statuizioni di cui sopra e considerata come non presentata. 22.8 Eventuali variazioni che dovcssero vcrificarsi fino al giorno di effettivo svolgimento dell' Assemblea so no tempestivamente comunicate alia Societa. 22.9 Le liste si articolano in due sezioni: una peri candidati alia carica di Sindaco effettivo e l'altra peri candidati aUa carica di Sindaco supplente. Lc liste che neWuna, nell'altra o in entrambe le sezioni contengano un numero di cru1didati pari o superiore a tre debbono assicurare la presenza in detta sezione di entrambi i generi, cosi che i candidati del genere meno rappresentato siano almeno un terzo del totale, con an·otondamento, in caso di numero frazionario, all'unit8. superiore. Tl prima dei candidati di ciascuna sezione viene individuate tra i revisori tegali iscritti nell'apposite registro che abbiano esercitalo l'attivita di revisione legale dei conti per un periodo non inferiore a tre ann i. 22.10 Ogni a vente diritto al voto puO votare una sola lista. 22.11 A!l'elezione del Collegio Sindacale si procede come segue, fermo il rispetto della disciplina di Iegge e regolamentare in ordine al collegamento con Ia lista cl1e ottenga in Asscmblea il maggior numero dei voti: I) qualora, all'esito delle votazioni, risulti una sola o nessuna Lista Qualificata, (i) dalla lista che ha ottcnuto il maggior numero dei voti sono tratti, nell'ordine progressive con il quale sono elencati nella lista stessa, due 2 (due) Sindaci effettivi ed I (un) Sindaco supplente e (ii) dalla seconda lista piir votata, secondo l'ordinc dalla stessa previsto, sono tratti I (un) Sindaco effettivo ed I (un) Sindaco supplente; 2) qualor all'esito delle votazioni risultino due Liste QualiJicate c nessuna di tali Liste Qualificate abbia ottenuto un numem di voti superiore al 50% del capitale della Societa con diritto di voto, (i) da ciascuna Lista Qualificata, secondo l'ordine dalla stessa previsto, sono tratti I (un) Sindaco effettivo ed I (un) Sindaco supplente e (ii) dalla terza lista piu votata, secondo l'ordine dalla stessa previsto, e tratto l (un) Sindaco effettivo; J) qualora, all'esito delle votazioni, risultino due Liste Qualificate e una di tali Liste Qualificate abbia ottenuto un mnnero di voti superiorc a! 50% del capitale della Societ3. con diritto di voto, (i) <.lalla Lista Qual[ficata che ha ottenuto il maggior numero di voti, secondo l'ordine da!la stessa previsto, sono tratti 2 (due) Sindaci effettivi ed I (un) Sindaco supplcnte e (ii) dalla Lista Iuf

Qualificata che risulta essere Ia seconda Jista pil1 votata, secondo l'ordine da!!a stessa previsto, sono tratti I (un) Sindaco effettivo ed I (un) Sindaco supplente; 4) qua!ora, all'esito delle votazioni, risultino tre Liste Qualificate, (i) dalla Lista Qualificata pill votata sono tratti 1 (un) Sindaco effettivo ed I (un) Sindaco supplente, (ii) da!la seconda Lista Qualificata piu votata sono tratti I (un) Sindaco effettivo ed I (un) Sindaco supplente, e (iii) dalla terza Lista Qualificata e tratto I (un) Sindaco effettivo. Nella misura in cui Ia composizione dell'organo sia soggetta all'obbligo di equilibria tra generi, qua lora la composizione del!'organo collegiate o della categoria dei Sindaci supplenti che ne derivi non consenta il rispetto dell'equilibrio tra i generi, tenuto con to delloro ordine di elencazione nella rispettiva sezione, il secondo del generc pil1 rappresentato eletto datla lista pill votata decade per assicurare \'ottemperanza al requisite, ed e sostituito dal prima candidato non eletto della stessa lista e della stessa sezione del genere meno rappresentato. In assenza di candidati del genere meno rappresentato aWinterno della sezione rilevante della predetta lista, !' Assemblea nomina il Sindaco effettivo o Supplente mancante con le maggioranze di Iegge, assicurando il soddisfacimento del requisite nel rispetto delle disposizion( di Iegge. 22.12 Inominata Presidente del Collegia Sindacale il componente eftCttivo tratto dalla lista meno volata da cui e stato tratto un componente effettivo. 22.13 -Per Ia nomina dei Sindaci, per qua!siasi ragione non nominati ai sensi del procedimento qui previsto, l'Assemb!ea delibera con le maggioranze di Iegge, assicurando il rispetto dei requisiti di Iegge e Statuto in materia di composizione dell'organo collegiale e della categoria dei Sindaci supplenti. 22.14 in caso di cessazione di un Stnd.aco tratto da una iista subentra, per quanta applicabile e fcnno it rispetto dei requlsiti di Iegge e di statuto in materia di composizione dell'organa sociale, il supplente trarto dalla medcsima lista da cui e stato tratto il Sindaco cessato. La nomina di Sindaci per l'integrazione del Collegia Sindacale ai sensi dell'art. 240 l del cod ice civile e deliberata dali'Assemblea a rnaggioranza assoluta dei votanti e comunque nel rispetto dei requisiti di Iegge e di statuto. 22.15 Previa comunicazione a! Presidente del Consiglio di Amministrazione, il Co!legio Sindacale puO convocare, ai sensi di Iegge, l'Assemblea e il Consiglio di Amministrazione o ii Comitato Esecutivo. Detto potere di convocazione puG essere esercitato individual mente da ciascun Sindaco a eccezione del potere di convocare I'Assemblea, che puO essere esercitato da un numero di Sindaci non inferiore a due. 22.16 La partecipazione aile riunioni del Collegia Sindacale pu6 avvenire-qual01·a il Presidente ne accerti Ia necessiti - mediante mezzi di telecomunicazione che consentano !a partecipazione al dibattito e la parita infonnativa di tutti gli intervenuti. 22.17 In caso di imped[mento del Presidente, Ia sostituisce il Sindaco effettivo piU anziano per etA. 22.18 La rcvisione legale dei conti e esercitata, ai sensi delle applicabili disposizioni di Iegge, da una societi di revisione legale abilitata ai sensi di Iegge. TITOLOV BILANCJO ARTICOLO 23-CHJUSURA ESERC!ZJO SOC!ALE-RIPARTO UTILI

23.1 L'esercizio sociale si chiude al3 i dicembre di ogni anna. 23.2 Dagli utili netti risultanti da1 bilancio deve essere dedotto il 5% (cinque per cento) degli stessi da accantonare a riserva legale, sinche questa abbia raggiunto l 'arrtmontare pari a! quinto del capitalc sociale. 23.3 II Consiglio di Amministrazione pu6, durante il corso deil'esercizio, distribuire agli azionisti acconti sul dividendo nel rispetto delle disposizioni di Iegge in materia. ) 23.4 l dividendi non riscossi nel termine di cinque anni dal giorno della lora esigibi!ita si intendono prescritti a favore della Societa. TITOLOVI SCIOGLI!vlENTO ARTlCOLO 24-LIQUIDATORl 24.1 In case di scioglimento della Societit, l'Assemblea determina lc modalita della liquidazione e nomina uno o piii Iiquidatori, fissandone poteri e compensi nei limiti di legge. TITOLO 'v11 DISPOSIZIONI GENERAU ARTICOLO 25-DOM1CILIAZIONE DEGLI AZIONISTI-FORO CONVENZIONALE 25.1 ll domicilio degli azionisti nei confronti della Societa si intende eletto, a tutti gli effetti di legge, presso il domicilio risuJtante dal Libro Soci. 25.2 Nel rispetto delle disposizioni di legge in materia, tutte le comestazioni fra gli azionisti e !a Societa sono decise dall'Autorit3. Giudiziaria nella cui circoscrizione ha sede legale Ia Societa. ART!COLO-RlNVIO 26.1 Per tutto quanto none disposto dal presente Statuto si applicano le disposizioni di legge.

Allegato "C" al n. 11882/6153di rep. STATUTO della "lnfrastruttnre Wireless Ita!lane S.p.A." ·t;tTOLOI El.EMENTl lDENTIFICATIVI ARTICOLO 1-llENOMJ:NAZIONE 1.1 La SocietA: e denominatii "'fnfra.strutture Wireless Italiane S.p.A,'1 oin fonna abbrevinu, "lNWlT S.p.A."_ ARTICOLO 2 - SFJ)E 2.1 La Sociota hasede in Milano. 2.2 L'o.rgano amrninistrativo puO trasferire la s de sooia!e alri:otemo del tE:rrit.¢rio nazio.nalc e puO altresl istituire e/o modificare c/Q .sopp:timere sedi secondarifiHali. Euccw·sa.li, rappresentanze.agenzie e dipendcnzc df ogni genere in Italia e all 'estero. ARTlCOLO 3 • X>URATA 3.1 La durata della Sociotn e fi•sala sino al3l dicembre 21 00. 3.2 La. proroga de.! tcrrnine di dura:ta della Sooietft non ailribuisoo diritto di recesso ai soci chc non hanno concorso a.lla approvazione della relativa delibera. ARJ:JCOLO 4-OGGETTO 4.1 La Societilha per oggetto; l'inrtallazione e Pesercizio con qualslasi tecnictnezzo e si.$:k:ma, di impianti, infutstrutture. edattrw2rature Tissi e mobili stazioni radioe]ett:t·iohe, 1 (;ollegamenti per le rfl!iiocomL,mica.:rioni rnobili reti dedicate e/tJ intcgrntt;, pr-,r 1 l'espleratnento Ia gestione e Ja commercializzazione. s 7.a limiti terril'Odeli, dei 1 servizi di comunfcazioni elettronica,. quali anche rl uH.anti daWevoluzione delte tecnologie, e per lo svolgimento delle attivita!d essi anohe indirettmnente c;onn.esscomprese c; uelledi progettn2.icnesviluppo.. realizzazione_. ricondi:-iomrmt-.tfto, gestione e mantltenzione; la progettazione} costruzione e/o gestiane di reti e infr< J: trulture per le tcJecomunkazioni; la fornitura di infmstrutiure e rebtivi servjzi ad operatori di servizi di CO.tnJmica?Jonc c1ettronica (cou qualunque tecnologia esistente o futura).

4.2 La soc.iot.A. potril. altresl svolgere., iu nome e/o per canto pl'opdo o su oommes.sa di ten;,lc a!tlvitlt eli acquisto di materle prim, di se:ml1avorati e dl 9rodoni nBcBssm·i per to svolgimento deU'attivitil di cui al comma precedente. Per i1 consegu.imen:to n lPrunblto di tali -finalitft e, quind1con camttere di meta sussidiarietS. e strumentalitala .sod eta pou·a: assumerc, in v-ia non prevulente e non nei confro.nti dd pubbljco, partecipw..ioni cd interessenze in societit ed l.mprese cl.i cgoi tipo e forma; provvedere al finanztarnc.nto deHe societa ed enti di partecipazione ed fl.! coordin.amento tccnico, commcroiale, finanz:iario ed amm.lnlstrat vo delle 1oro attivita.; complerenon nei confronti de:l pubblico? neW interesse prol}l'io 0 del1e societa ed enti dj partecipa.:zionc? qualsiasi operazfone mobf!iarc ilnmobiliare finanziada, commerciale,. col:npresa Pas::;uTl?.ionc di mutui e fmanzi?unenti e la pr.;:sta:done1 anchc a fa\·ore di terzi, di avalEfideiussioni e aitre gaumzie, reaH comprese. 4.3 Sono espressamente escJuse le attivitii riservatc a soggetti isctitti in albf professionali e le attivita cli cui alfrut. 106 del decreto legi;:;:Iativo n. 385/t993 nei ccmfronti de] pubbJ:ico. 'flTOLOll CAPITALE SOCl!\LE J<;J) OllBLIGA.ZWNI ARTICOLO 5-MISURA DEL CAPITAUc 5 .l 1f cap.ltaJt"> sociale sottoscritto e versato e pari ad Etrro 600.000.000 div so iu numero 600.000.000 azioni ordinarie prive di indicazione. del valor.;: nominate. 5,2 II capitate soc:iale pu6 cssere aumentato anohe con conferimenti diversi da denaro nei Hm.iti ccusentiti dalla legge. 5.3 Nelle delibera:doni di oumento del caphale sociale a pagomento, il diritto di opzione puO essere escluso neli<t misura massima del 10% (dieoi per cento) del oapitale snciale precsist :na ccmdizionc che il pre.zzo di emissi.ane corrisponda al valore di mercato ddle azloni e ciO sia cont"e1mato in apposlta relazione d.fl un revhore lega1e o da una societa di revisione leg<: -1e. ARTlCOLO 6-AZIONI 6.1 L Assemble.:'l pub delibel'ru'e l'emissione di azioni fomite dl dititti diversi da queUe or-dln21'k, !!'! conformitii aile prescrl.zioni di !egge. 2

6.2 Le azioni sono indivisihilL fn caso di compropriet.9.) i diri.tti, dei contitolari sono esercitllli da un rappresentante comune. 6.3 L1eventuale introduzicne modificazione o rimozione di vin.CQH alia c.ircolazione 1 del titcJL arionari non attribu1se d.iritto di recesso ru soci cho non hanno eoncorso aJPapprova.zione della relativa c:lelibara.z:ione. 6.4 E consenth:a. nei modi e ne11e fornJ.e di leggej Passegnazione di utili e/o di riserv di utili ai prestatori di lavoro dipcndenti della; Societa o di societfl oontrollatc mediante l'emissione di azioni ai sensi del prima comma d¢1l'"'rt. 2349 del codice oivHc. ARnCOLO 7-OBBLIGAZlONl 7.I La So¢icta puG emettere obblig:a:ztonianche convert:ibil-4 in conform it& aile nonne di Jegge determina.ndOJle le modalita. e condizkmi di c(llloca.mento. 7.2. G1i oneri re1ativi all'organ:iz%a.:cionc delle Assemblee dcgli obbliga doni: ti sono a carico della Societa che, in asseo:::::a cli dct rminarione da parte degli ohbliga:. ,.ionisti, nelli!! forme di leggasi fa aitresi carico della remunar zione dej rappresemanti comuni, nella mislll'a. massima stabilita dai Consiglio di AmministTazione per ciasc .:ma emissione, teuuto con to dc!Ja relat:iv-a. dhne.l:l.Sione. TlTOLOill AS:SEMBLEA ARTJCOLO 8 • DIRITTO DI INTERVENTO 8,1 N[ rispetto dolls normativa vigente gli aventi diritto di voto nell'Assemblea possono csercitarlo prima dell'Asscmblea in via elettroniose prcvisto nell'a"viso di convocazione.. con le modalita i.n CS$0 precisate. 8.2 Ogni avent0 diritto oJ voto puO fa:rJi rappresentare In Assembles, rila.tici:ando apposila delega a persona flsica o giuridica, noi Jimiti di Iegge. La Sooietl< ha facolta dl designare per ciascuna Assembles. UtlO o pirl saggetti ai quaH gli aventi di:ritto possono conferire delega per Ia rappres(IDtanza ln Assemblea ai sensi della disciplina vigente. GJi evcntuali soggetti desigt)at! c le necessarie ist.ruzion.i opeyativsono riporr.ati nelPavviso di convocazione de1larfunionc. 8.3 La notifica elettronioa della delega potra essere effetb.Jata mediante utiJizzo di appos.it:a sezione del sito internet de!la Socic:::ti ovvero media.nt0 trasmlssione per posta eleitronica, secondo le modalitii indicate nal.l'a.vviso di convacazlone dell'Assemblea. 3 ! /\0-j-'<

AR'HCOLO 9-POTllRJ: 9.1 L1Ass.emblca. ordinaria o straordhlaria.. delibera snlle materie ad essa espres:mm nte tiscrvate daUa Jegge e da1 presente statuto. 10.1 L'Assemblca e oonvocata ogni volta che il ConsigHo di Amministra:t..ione lo creda opport'tlno, o quando n,¢ sia richiesta la oonvoca:done ai sensi dl Ieggemrl rennin Ie con le modaliill prescritti dalla disciplins. di legge e regolruncntare di tempo in tempo vigo:mte. 10.2 In caso di mancata costimzione in seoonda convo jone, l'Ass.emblea straordinarla puO riunirsi iEl terz:a convocazione. Eper.:i1tro fac.o1tit del Consiglio di Arnmi.rtistrazione colJVOc l'A.ssemb1ea. ordinaria o st1·.aordinar1a in unica convocazione1 como pr legge. 10.3 L Assemblea ordinaria e CQTIYOcata alle condizioni di legge almena una volta all'omDO, non altre 180 giorni dalla ohiusura deJPesercb.io $OCiaie. Ess\:1. deljbera suile rnaterio di legge e autoria;s.,. ai sensi dell'art 2364, conuna 1, num0ro 5, del oodice civ.ile il IXlmpimento di operaz-ioni con partl correlate alta Sooieti\. nei casi e con le :rnod-a.litit previsti d<!lll'apposita procedura itdottuta dru Consiglio dl Amministraziof).e ai sensi dcJ.I.a djsciplinfl iu vigore. 10.4 L Assemhlea ordinaria. e sl..p<tordinuria si riunisoon01 anche in lul;)go dive1·so dalla sede legule, purcM in ltalia. ARTXCOLO 11 - ASSEMBLEA ORDINARIA E S:I'.RAORXHNARIA 11.1 l quorum oostitutivi e detiberativi d.eH'Asse111blea sono prcvisti dalla l.eggc_ ART!COLO !2 • PRESID:&VZA E CONDUZIOJSE DEJ l,AVORI 12.1 11 Presidente del Cm1siglio di Amminis1l'.ttzlo11e o chi ue fa le veci presiede fAssemblea ordinaria e stt-aordimnia e ne regoln lo svolgimento. In mancanza del Presidente del Consiglio i Amministraziooe (c di chi ne fa Je veci) presiede 1'Assr::mblea 111 persQrta eletta con il voto della maggioranza del capitale rappresentato in l'iunione. i2,2 L'Assemblea, su proposta del Presldente1 e1egge: co.o il voto della rrw.ggiore.uza di prcsenti un Segretarioanche al di fnori degli a.zionisti. 12.3 NeUe jpotsi prmviste dalln legge e laddow i1 Presldente clelPAsscmbJe-a, ne mvvisi resigenzail vcrbalc viene redatto per atto pubblico cia Notaio de-S!ignato dal Ptesidente me-t.!esin.1o con funzione cli Segrcta,do_

12.4 Il Presidente della riunionc-trn J'a!tro verifica Jregolariti della costitu.zicnc de11'adunauza, ac rta.l 1identiti e la legittimazioue dei presentl, dirige ila.vori, anche stabilendo un diverso ordiue cti discussione degli argcmenti indicati uell'avviso di cmwccazione. 12.5 Il Presid nte dsHa riunione adotta le opportune miMtc ai fini delFordiuato andomento del dibattito e delle votaziolli, <lefineJ;>dono le modalit>\ e ;,ccertandooe i risultati; puO sceglietra gli intervenuti due o pilscruta.tori. 12..6 Lo svolghnento delle riunionl assembleati doi Soci e d.isciplinato dalla lcgge dal p1·esente Statuto e dal RegolaJntmto delle Assemblee approva.to con deEbem dell'Asscmbloa ordil:lll!la della Socief.L TITOLOIV OR.GJ\.NJ: AMMINISTRATIVI E Dl CONTROLLO ARTICOLO DEL DI 13 COMPOSIZIONE CONSIGLW AMMINISTRAZIONE 13.1 La. Societa. e. amministrata da 1.W Consig11o di Amministruione composto da l,.ln minimo di 7 {sette) a.d un massimo di 15 (quindici) Consiglieri di cui gli esponenti del genere meno rappresersa.to sono almcno tln terzo del totale., con arrotondamento in caso di n ,. .mcro .fra..zi<mar!.oall:unitA superiore. 13.2 L'Assemblea, prinla di procedere aUa nonllna, detcrmiu.a l1 numero clei compoueo.ti il Consiglio di Amm.inlstrazionen uumero chc rhuane fermo fino sua diversa de1iberazione e la duJ;"<iia delta nominsalvi. i l:imiti :msssimi di legge. 13.3 Ogni qualvo{ta. La maggiora11za dei component!ilConsiglio d"i Amm.)J)istmzione venga memo per qualsiasi causa o ragione, i re:rtnn.ti Con$iglicri si huettdono dimission ri e la lore cessli.Z'lnne ha effclto da.l memento in cui il Consiglio di Amministluione e stato ricostituito per nomhm assemblea:re. 13.4 La nomina del C<msiglio di Ammitdstr27.ione awicne nel 1·ispetto della disciplina di legge e regolaru.onts.rc applioabile) sulla base di liste presentate da.l soci ai sensi dci sncccssivi C01'fllni., o dal Consiglio di Atnministrazione uscente. 13.5 Tra gH Amtninistratot·i ncminati dalPAssemblen,. w1 numero minima corl'ispondente a! mtaimo previsto dalla discipHna di legge e rego1mnentare di tempo in tempo vigente deve possedt: re i reqt. isiti di Utdipondenza stabiH.ti dalla disci.plina d.i lcgge e regolam.entardi tempo in tetnpo vigente. ll venir met1o dei reqt: isiti determin.a Ia decadenza. dcll'smrninll.'tratore. ll venir meno dci rcquisifi di indipendenza. prescritti dalla discipliua di Iegge e regoiamentare. di tt:lll.po in teJ'rlpO vigente in capo ad uu amrninistratore non ne. determina Ia decadenza 5

SG" i requisiti petmangono in capo a.l numero mini1'1'.tO di amministmtori cbe secomfc Ia nonnutiva vigentc devono possedere tale requisito. 13.6 Ogni sooio puO prcseotare o concorrerc alla prcsentaz.ione di una so1a lista e ogui candidate -puO prese.ntarsi in una sola lista a pena di ineleggibilit.a. Le Ustc cht. contengano un oumero di candidati peri o superiore a tre debbono assicurare la ptesenzil di eutrambi i ge:nt!Jrcosi che f candidati dd genere meno rappresentato siano ah:neoo un terzo del totale. CCl1l ar.ror.ondamentoj in oaso dj numero fraziottruio, aJl)unita supedore. 13.7 Hanna diritto dl prosentare Je liste soltanto i soci chd!l ooli o insieme ad altri soci siru\o complessivamente tftolari di a:?ioni mppreserltanti la misun1 richiesta dalla. disciplinn re.golamentare em.nuata daUa Commissione Nazlonale per lo socjcta c lil borsa. 13.8 Dnitamem:e a ciascuo(l .lista, entro .i termini previsti dalla no1mat!va di legge e regc.Jame ltare di tempo in. tempo vigenteJ debbono depositarsi (i) .le informazioni relative ;:; .11'identlt2. de.i sDci che hann'o ptcsentato Ia listcon l'lndicazi.ont della partecipazionc com.ple-ssiva detenuta(ii) le accettazioni della candldatllra da parte dei singoli candidaJi e (ill) le dichiaraziotl:i con Ie qunli i medesiml attestano, sotto Ia propda responsabilita, l'i!1esictenZ:'1 di -cause di ineleggibilitfl e dl .l.ncompatibili"hl, nonch6 l'csistenza dei requ.isiti ¢he fossero prcscr!tti pt':r te rispettive caric.he. Con lc dichinra.zio-ni, viene depositRtc per ci.€1$CJ,Jn cnndidato un curriculum vittle riguardante le caratteristiche perso.aafi c professionaU con l'lndica7.ione degH inoarichi di amminlstrazione e coutrollo ricopcrti prcssa altre societ& G dell'id.ou..cita a qualif1carsi come indipendente, alla stregua dei crited dl legge e d:i quelli fatti prapri da.fta Societa. Eventuali va1iazioni che dovossero verificarsi fino al giomo di efi:Ctlivo svolgimento dell'Asscmblea. sono tempcstivamente conmnicato alla Societa_ Le Iiste per le quaH non sono osservatc Ipre<tette prescrlzion[, SODa considerate come non presentate. 13.9 OgTJi a-vente diritto al vote puO votnre una sola lista. 13.10 All elezione del Consiglio di Amrnlnist.mzione sj pmcede com¢ seg e: 1) dalla lista che ha ottemtto in As!',iemblea ilrnaggior numero di voti (c. d. Lista di M.aggioranz.a) sono tmtt:i M:ll'ordine pt'Ogt.:rssiva con il quale sono el ocati nella Hsta stc.:ssa. iquattro quinti deg.II amministratori da eleggc1·er con a.rrotondameni:o, ht caso di numero frnzionario, aH'unit?l infcriore; 2) fer.oto il r:ispetto della disdpli:n.a di legge c togolamentare applicabilin ordine al collegrunento con la Lista eli Maggiot'anr..a... i restanti a1mninistratori sono tratti daiic altra liste; a ta1 fine i voti ortenuii dalle Hste vc.ngono divjsj successivnmente per 11umeri intel'l progress)v.i duno fino &l numero degH afllminbstratori da eleggere.!

quozienti cosi. otl:enutl sono assegnati progressivame:nte ai cand]dati di eiascunu di tali liste, secondo l'ordine dalle stesse rispcttivamcntc previsto. lquozient.i cosi attribuiti aj candidati delle varie liste vengono disposti in una 1.ll1ica graduatoda decresccnte. RisuiiD.no cletti colora che hanno ottenuto i quozienti piU elevatL Nel case in cu) pi11 candidatl abbiano on:e.nuto lo stesso quozienterisu1ta e\etto il candidato de11a lista che non abbia ancora. cklto alcun arnministratore o che abbia e!etto il mino1·numero di amministratorL NeJ DaBo in cui nessuna di tali liste abbia ancora eletto un amminlstratore ovvero tutt.e abbiauo eJetto lo stesso rtllnl.ero di atnrnln1:;tqtod, neWambito di tali 1iste risulta. eletto il ca.ndidato di quena che abbia ottenuto il maggior numer.o di voti. In caso di paritil dl voli di ll La t1 setHpra pari lei Ui quozieute, si proocdc a nuova vota2:ione da parte dell'intera AssL-mbl arisultando eletto i1 candidato che ottenga la maggioran;::a. semplice dei votL Qualora la composizione dell'organo collcgialc che nc dcrivi non consenta il rispetto de1l'equilibrio 1ra i gcrn:::ri, tcnuto canto del !oro online di eleucazlone in lista, gH ultimi c\ctti della Lista di Maggiorruv...a dd genere pill rappresentato sono sostituiti nel numero aeces.sario ad a."%ieurare 1'ottempe111.Dza a1 requisito dai prim.\ candidati non eletti della stessa Jbta del gen(!.re meno rappresentato, T11 mancanza di c:andidatl dct genere meno rapprcsenta:to a1Pintcrno della Lista di Maggioranza in nwneto sufficiente a procedere alia sostituzione l7Assemblea integra l'organo con ie maggioranze dj legge, assicurando il soddisfacimtmo del requisite. 13.1 Per la nomina degli amministratotl, per quaJsja;,i ragi<me non nominnti ai sensi del procedimento qui previsto, rAssemblea dellbcra con lc maggiorWl.Ztl di legge sssicurando ill"Jspetto dei rcqnislti di legge e Statuto in materia di compoSiit;)onr:; dell'organo collegiate. 13.12 Se ne1 corso dell'E!lereizio veng011o a mancare uno o piU antmin"istralori, si f!TOVV¢de ai sensi delrnrt. 2386 de:l eodloo c;vile. 13.13 In occasione del primo mandate del ConsigHo di Amministrazione succcssivo a!la quotaJ.:ione det!a Societa, Ja quota da: riserv re al genere meno rappreseutato (si.a net Consiglio di Amn1inlstrazi:one sia neUe relative J)!;>te) e limitata a un. quinto del totalE1 con mrotondam.ento, in caso di numero fraZionado, al\ unlt:l $uperiore, 1 ART!COLO !4-PRESlDENTE-VICE P.RRSlOENTE-SEGRETARIO 14.1 II Cm1sigfio dl. Amministraz\one e\eggc fra. i propri membr\ l\n Preside1\tc-ove f'A!i:.emblea non v{ abbia gh\ provvedoto e puO nominare uno o phl Vice Presidenti. a \

J 4.2 Jn cuso dl 3ssenza o di Impedimento del Presidente lo sostituise il Vic Pros.ldc.nro piO anzi.ara) per ¢ttl.. se nomlmrt:o, o PAmministratore Dclegato se nomiuato, oppure Jl consigliere pill anziano per eta. 14.3 TI Cons:igllo di Artutdnl trazionc puO eleggere un Scg;r<::tario scc!to anche all'int\1ori dei suoi membli. ARTICOLO 15-ADUNANZE DEL CONSIGLlO l 5.1 H Presidcnic, o hi nc fa lc: vcci convoca. H Consiglio dj Amministra.7.1,me presso Ia .stx!c deUa Societf. o af.rove, di propria inizintiva e quando ne riceva domam!a scritta, da ahueno un qulr to dei Cousigli:cni in cariaa o d.U Sindaci. 152 I1 Prssidente comunica preventlvamente gli argomentf oggetto di trattazione ne-I corsa della riuniom: consiliare e provvcde affi.nche adeguate informazioo7 su11e \Y\aterie da. esaminru·c vengano fomhe. 1'1.. tutti i oon:;iglicri, tenu.w conto delle Girc.ostanze clel case, 153 La convoca.ziunc 0.:me [aU<.'\ con mczzi idonei <1lla luce del t mpo di preavviso, di re:g:ola nlmeno 5 (cinque) giorni prima. deU'adllnanza, salvo i casl d'urgtmU nei quali va comunque effcttua.ta co.n al.meno J 2 (dodici) ore di anticipo. De.Jla convocazione vie11e nelio S(esso termine dato avviso aJ Sjndaci. 15.4 La partecipaz.ione at!ri"unioni eonsiliari puO avvenire-qllalora i1 Pre$idente o chi nc fa Ic veci ne accerti la necesshl mediante;. mc:l,'2i di tcJocor.nunicazionc chc consentano 1a partccipazione at clibattito e la paritf!. informativu di tutti gli int.ervenuti. 16 VALIDI'fA' DELLE ARTICOLO JcVJlRBALIZZAZ!ONE DJ!:LIBER<\ZIONX CONSlLlARI 16.1 Per la validit.'t delle dcliberazioni del C<msigtio di Amministrszionc occorreranno la p.rescuza deiTa maggioranru degli J\.1nmii1.istmtori in cnrica. ed il voto tavotevok della m igg.i.ornn.z:.a degli Amministratori intcrvynmi. 16.2 Le detiberazioni del Consigllo di Arnministrazione s< ranno verbnlizzate nel librc delle deliberazloni del Consiglio da tenere e conservare ai sensi dell'art 242t, n. 4, del codicc civile sottoscdtte daJ Presidente t dal Scgrctario o da ut1 Notaio. QuanUo sia prescritto dalla Iegge o ilPrcsidente lo litenga opportunole deliberazioni saranno verbaiir..zate dn un Notaio scolto dal PrM.idente dd Conr,iglio di Ammini:strazione. ARTICOLO l7-COPIE ED ESTRKi"H 17.1 Oli e:>tratti da.i libro dei verbali deJJe adunanze consiliarifinnati dal Presidente Cl cla tluc: runministrarori e £:Outrofirmati dal Segretario, fal'n1.0 piena prova. 8

AKOCOLO 13 • POTERllJEL CONSIGLIO·DELEGHE 18.l At Consiglio di Amministrad.one spetta Ia gestione della Socicessendc di sua competcnza tutto ciO che per legge o per StaMo 11011 e espressamentc riservato all'Assemblea.. 18.2 Nei lirniti di legge, a!la compBrenza del Consiglio di Am.ministtazloue sono attrlbuile lc determinazioni di !nc¢rpol'azione in lNWIT S:p.A. o di scissione a favore d! n-..rwrr S.p.A. delle SOQieta di cui lNWIT S.p.A. -possegga almeno iJ 90% de1k zioni o quote. la riduzione del capiTate socia\e h1 easo dl reccsso del socio l'adegunmento della Statuto a dtsposirioni normative, il trasfcrimento della sede della Societa a.D'intemo del tcrritoriu nazional8, nonQhfl l'istitu;don" o la soppressione di sedi secollda.de. 18.3 Per Pesecnzione delle proprie clelibernzion.i e per la gestione sociale il ConsigUo, nell'osservanza dei limiti di legge, puC: istihlire un Comitato Esecutivo, detcm'lirtandone componenti; poteri (;d H mnnero del - dclegare gli opportuni poteri, determiuando i limiti deJia deleg,a ad uno o piU An1minist1arori, eventualmente con 1a qualifica dl A1nministratori Delegati; - noroin3I"e uno o piU I)ircttorl Generali, determinan.done le attribuzioni e 1 ::: facoltil; - nominate mandatari - anchc in seno al Consiglio di Ammiuistraz:ione - per op ra:doni detenninatc e per una dllrata limitata di tempo. 1S.4 11 Consiglio puG costituir8 al proprio iraterno Comitati con fimzioni consuidvc e propositive, deterrninandone le attribuzioni e !e facotcl.. 18.5 n Com;igtio di AmministtaziOile nomina il dirigente f!reposto alla rcdazione del document!contnbili societari, previa parcre obbligato ric de1 Collc:,briO Sindacale. Salvo revoca per giusra causa,. scntito 11 parere del CoUegio Sindacale, i1 diaigcnte preposto a.J.Ia rcdazio11e dei dccumenti contabili societari scadc in.sierne al Consiglio di AlmninistraziOtJe che Io ha nominata. l&.6 n dirigente preposto aila redazione deL docurnenti contabil! socie;tmi devc essere esperto in materia di ;arm,ninimazione, fi\1anza e controUo e possedere ! requisiti di onorabiHta stabiliti per gli amministratori. La perdita dei requisiti comporta la decaden.za daJb carica, chc. deve essere dichiaJ:Gita da! Consi:gHo di Arrrrohtistrazione entro trenta giomi dalla conoscenza del difetto, A.RTICOLO 19 - INFORMATIVA l.>£GLI ORGA.Nl l.>ELEGATl 19.1 Gli organi delega1i riferi cono a1 CousigJio di Amministrazione e a1 Collegio Sindacate sull'.o.ttivita F;VOlta,. sui geueralt1 andamento della gestlone, sulla sua prevcdlbile evolu:r.ionc e sulle e perazioni di lTiaggior rilievo economico, finw:riario e patrirnO.tliaJe1 e:ffet-ruate dalJa Societa o dalie societa controllate; in particoJare riferl$cono sulle opt:Tazioni neile quali essi .abbla.no un interesse, per conto proprEo o di terzi1 o che sjano influenzatc dal soggerro che sercita PattivitA di d:frezione e coordinattJ.el'l.t03 ove e:sistente. La corrn111icazione vicne e:ffettuata tempe$itivament¢ e comunque con petiodklta almeno trimestrale, in ocoa:-;ione delle rfunioni ov-vcro per il:;critto. ARTICOLO 20-RAPPlUlSENTANZA LEGALE PELLA SOCillTA• 20.1 La rappresentanza d.ella Saciotfl, di fronte ai terzi e In giudizlo, spettano al P.residente e, in caso di sua assCJnza o impedimento, al Vice Pre.sjd.entc, se nominato; spen.ano altresi disgim1ts..monte a <:iMcuno degli Amtninistro.tori delegati. 20.2 I legali rappresentanti di cui al t;:Omm.a precedentc hrumo facoita di conferire potcrdt rappresentatlz.a de1la SocicW:,. anche in sede processoale, con facolta di subdelega. -..,.._._.=' · \ ARTICOLO l\-COMPENSX E RlMBORSO SPESE DEl CONSIGLJERJ 21 rl I aonsiglieri hanno diritto al rimbor.so deJie spese incontrate pe;-J'"eserciz.io ddle !oro funzioni. L1As::;smblea ordinaria puO deliberate inoltre un compenso annu.ale a favoto del Cou. g!io di Amm.inistntzione cosi come dctermiuare un importo compiessivo per la rerounerazlone di tut:ti gli a.mministratoriinclusj quelli investiti di pnrtlc<; lal'i cariche. Tale compenso, una. volta fissato, rimane invm.ialo .fino a diversa decisione de.tl'Asscmblea. ARTICOLO 22-COLLEGIO SJNDACALE Z2.1 11 Collegia Sindacale e composto do 3 (trc) Sindaci effettivi, di c\ri a!rneno uno e t::¥pon nte del gen.are me no rappl'esentato. L'A:s:sembiea nornina altresi 2 (due) Sindaci suppleoti, uno per cia13cun genere. 22.2 Ai ·fini di qua.nto previsto da!Decreta Ministro dl Grazia e Glustizia del 30 lllW?.OC 2000 n. 16:2, art. 1cQmma 3si consid vTano strettamente a:ttinenti a qu.eHo della Societle matcrle ed i settori di atthrtta connessi o inerenti a.H'attiviti s.voha Oal!a SodeLa e dj -oul alYoggetto sociale. 22.3 La nomlna del Collegio Siadaoale m'Viene nel tispetto clella disoiplina di Iegge e reg:olmn nt::u-e app1icabi1e,... sulla base di liste presenmte dai soc]. 22.4 Ogni socio poO presentare o ccncorrere alia pres¢ntazione d) 1,.1nq. sola lista c ¢grt! o:anrl!datt=' puO presentar$i irtl.l.!la so!a l.L."lta pcna di ineleggibilit$.. 10

22.5 Hanno diritto di prosontare le llste solt nto i soci che, da soli o ineiernc ad n1tri soci, siano ccmple.s::;ivamcnte titolari di azioni rappr¢-sentanti la misura richiesta daUa diseipli:na regolamentare emanata dalla Commissione Nazionale per le societa e la borsa 22.6 UnltaJ:nente a ciascuna lientre i te.itninl previsti dalla nonns:tiva di legge e regolamenwre di tempo in tempo vigente, debbono altrcsl depositan;i (i) le informa:zio.t'li relative all'identita d.ei saci chc hanna presen.tato Ia lista:. cou Findicazion.e della partecipazione compless.iva deteuut{H) le accettazioui della candidatura da parte dei sJngo1i ctu llidarl e (JH) le dichiarazioni con Je quall i medesimi attestano, sotto la propria tespousabiUtil, l"'inesisteilza di cause di hre.legglUilitii. t::: di i11compatibilitA, nonchC I'oS':istenza dei requisiti pre., oriiti dalla djscipli.na, aJIChe regolamentarcapplicabile e dallo Statuto sociale. 22.7 Con le dichiarazioni viene depositato per ciasl>'Dn candidate tnl urriculum vitae riguardante le caratteristicho perscnali e profession-ali, con P1ndioazione degli incarichl di anunU:dst.l'azione e controllo rlcoperll presso altre societa. La lista per Ia quale non sono osservate le slatuizionj di aoi sopra e consid.erata com!!: non prese.ntata. fino a1 giomo 4i e>ft"bitivo 22.8 Eventuali variazioni chdovc.s$eoo verifi('.arsi svolghnento dell Asscmblea sono tcmpestivamente comunicataHa Socjeti.. 22.9 l,e llste si articolano in due sezionl: una peri candidati aila carica di Sindaco effe:tt:ivo e l'altra per i candidati alla carica di Sindaco supplente. Le liste che nelFllna, ucU altra o in entra:mbc \e .sozioni contengano un nwnero di candi.dati pad o supei'iore a ire debbono assicllrare 1a presenza in detta sezione dl mrtrarnbi igeneri. cosi che icarrdidati del generc meno rapp1'esentato sian.o almeno un terzo del to-tale, con a.r_rotondamentoh1 caso di numero frazionario) a.Wunita superlc; re. Il prlmo dei c mrlid<1ti rti ciascuna fiezione viene individuato tra 1 revisori le:gali iscritti ne!J'apposito registro che abbiano eserci to l'attivjtA di revisione legale dei conti per t.m perlodo non inferiora tre annL 22.10 Ogni avcntc didtto al voto ptO votare una sola Hsta. 22.11 All'elezione del Collegio Sindacakl si procede come se(!Ue: I) dalla lista che ha ortenuto in Asstmblea Ia maggioranza dei voti (c.d. l-Ist• di l\.1aggioral:l.La) sana t.tat-Jnell)ol·dino progressivo cQn i1 quale souo elencati nelJa lista stessa, 2 (due) membri effettivi ed I (uno) membro supplente; 2) dal1a $¢Oomht Jis:ta ¢he ha ottenuto in AssembJea la maggioran:r.a. dei voti cspressi dai soci e cl1e. non sia co)legata ai sensi della discjplina d-i legge e regolamentare con Ia Lista di MaggloriUlza (e.d. Lista di Minomnza) sono tratti, nell 1ordine progressive 11 con j1 qlta!e sono clcncati neUa lista stc.:.sa i1 roastame membro cffettivo c l'altro 1 mernbro ,'mpplente. Qualorfi la composbdone dcJl'organo collegialu della categoria dci Sindaci supplenti che ue derivi non cot1senm iJ rispetto clelJ'cquilibrio n-a i genedteuuto conto dal !oro ordinc di elencazione ndla rispettiva s:ezioue, l'ultirno eletto della Lista di MaggioranL"l del genere pili rappresentato decade pel' assicurare. l'ottemper?.uz13. at requtsitocd e sostltt1ito dal primo candidaro non eletto deUa stesS<l ! ista e della stessa sezione del generc meno rappresentato. ln :a:< senza di candJdati dol genere men(l rappre..">O.:mtdo all'lntemo della sezlonc rileva11te della Listn <li Maggioranza, !'Assemble<nomina il Sind.aco effcttivo o Suppk:nte mancante aon le maggioranze dj 1 gge, assic:urando il soddisfadmento del rcquisito. 22.12 E' no..minaw Prosidente dei Collegln indaca!e iJ.'com.ponente cffettivo trntto dalla Lista di Minoranza. 22.13 Per fa nomlna dei Sindud: per quaisiasj_ ragfonc non nominati aj sensi del procedimento qui previsto, I'Assemb!ea deliber<'l con ·1e roaggloranz.e di !egg , assicumndo il rispctto dei requisiti di legge e Statuto in materia d.i composizione dell'organo collegjale e della categoria del Sindac1 supph!:nti. 22.14 ln ca.so di ccssazione di un Sindaco tratto ri --pettivamente dalla Lista di Maggiomuza o da.lla Lista. di .Minoranza, subentra,. e termo H rispctto dei requishi statutrui in materia di composizione dell'organo sociale, .il.supplentc tr::1tto dnlla Lista. di Maggioranza ovv ro daJla Lista di Minoranza. La nomina di Siudaci per !'1megrazione del Collegio Sindacale "1li sensi dell'art. 2401 del codic:e civile e delibero: ta dall'A?.semblea 3 magg_iora112a. assoluta dei voumti 0 conmnque net dsperto del principio di neces:saria rapprt:sern:anzn delle' minoram::!:J, oltre che dei requisitJ stamt.flri ia materia di eqviliQrio lra i generi. Si intende rispettato il principio di neoessaT:ia rapprescnt..::mza deUe minornn.ze in caso di nolJlina del Slndaco supplcnte:. tratto dalla List-a di IVlinoran:r.a che sia subentrato a uu Slndaco effettivo tratto daUa rneclesimn lista. 22.15 Previa oomtmJca7.io:oe al Presldente del Consiglio di Ammiliisu-azlone, it Collegio Sindflcttle pub convocnre, ai :-;e.mjj di Iegge, I'Asscmblea e il Consiglio di Ammjnistra.zlone o if Comftato Esecutivo. Detto potere di convoc:azionc puO essere esercitato iudividu.almentc da c13SCUU Shtda.co, a ccc<;ziOne del poteN cti convocarc: l'As.scmblea, che pub esserc oscrcitato dn uu numero <li Sindaci non inferiore a due, 22.16l.a parteyjpazione aHe riunioni del Collagio Sindacale pllO avveniL'e - quatora il Presideme ne accerti la necessita - mediante mezzi di telecomnnkazione che com;entano la partecipazionc aJ dibattito c Ia parit\ informativEdi hltti gli ioten•enuti. 12

22.17 ln case di irnpedimento del Prestdtmte, lo sostituJsce l'altro Sit1dnco effcttivo pill anz1ano per era. 22.18 La revisloue leg: .Je dei conti e esercitata, aJ scnsi,delle applloabili disposizioni di Iegge, da una soclotii dJ revisione logrue abilitata ai sensi dllegge. TI1'0LOV B1LANCIO ARl'ICOLO 23 - Cl'llUSURA ESli:RCIZIO SOClfi.LE -llJPARTO UTlLI 23.1 l./esercizio social e. si. obiude al31 dicembre di og11i anna. 23.2 Dag1i utili nett! risultanti da! bllancio dtfVe essere dedotto il 5% (cinque psr cento) dc,gli stessi da accantonare riserva l-egale, sinch6 questa abbia Higgiunto l'mnmonta.re pari a! quinto del capitale scciale. 23.3 n residuo viene •ltilir..t.ato per l'asscgnazioqe. del dividendo deliberate dall'Assemblea c/o per qnegli altri scopi chc l'ASsemblca stessa ritonga pit) oppQrtuui c necessari. 23.4 Il ConsjgHo di AmminJ. one puO, durante il dOrSo detl?csercizio, distribolre ag{i a:tJonistl acconti sui dividendo nel rispet.to delle disposizioni di legg:e in materia, 23.S I dividemli nou rlscossi nel rannlue di oiDque llliDi da1 giomo della loro esigibilitii. si intendono prescritti a favore della Socleti. TITOLOVl SCiOGLIMENTO AB.TlCOLO 24-LIQUT.DATORI 24.1 In -oa.o;;o d1 scioglimento della Societ?i, FAssem'bl&a determina Jc modalitt\ deBa Hqu:idatio11e e noiUina. unc o pill .Uquidatori, fissandone poteTi e compensj nei Bru.iti di lo!!Se. TITOLOVIl OISPOSIZlONI GENERAL! AB.TICOLO 25 - DOMIClLlAZJONE DEGLl. AZlONISTl • FORO CONVENZIONALE 25.1 lJ dom.icilio degli aztonisU nel ccnfi·onti detla Soeleta sj intendc eletto, a tutti gli sffeL11 di lc e, t:Jresso ll domicilio ris.ulte.ute dal LibroSooi 13

25.2 Ne! rispetto delle dispo!ilizloni di Iegge in nul.teri'uj:'tutte ie col1te·$t:a.&)oni Jr.:, gli s.zi011isti e la Societil sono dec1se dill'Autorita Giudirlarfa n na .cuJ oireosc:riziom? ha sedc legate Ja Societit AllTlCOLO 26-RINVlO 26.J E'er tutto quanta no.u e disposto dal prcsente Statuto si appJicano le. disposizioni di legge. F.to Osom·Cfoohetti F.t-o Carlo Marchetti Notafa 14

Situazione patrimoniale ITA GAAP cU 30.09.201.9 del Ramo Towers r-··---------Delta 30/09/20191 30/09/20191 v• 31/03/2019 --.----""-r------,1 mlgllal ! 136.520 I -ATIIYJ"fA' 120.804 I Impinntl c roacchinari lmmobilizzaizoni in corso (15.716) 1 ;r---- -"---L759 l.501 :< A 0 2 , ,_ I :5 l 221.542 ! 229.348 1.319 7.8061 1.320 ! -' cr ..... 4.602 8.391 Altri dcbiti 462 252 I i I Q, ){(!/ \ Totale Atllvlta' non correnU 138.279 122.305 (15.974) 22.133 1.010 (3.660) f-89 Crcditi verso clicnti Crcditi per imposlc anticipate Crcditi verso altri Rlltci c Risconli aUivi Totale Altlvlta' correntl 79.039 101.172 3.466 4.536 24,786 21.!26 ----7,9!!2?..[------32.1 136.970 ' 156.602 19.632 I Totale Attlvita' 275.249 278.907 3.658 rASS!VITA' Total a Patrlmonlo Netto TFR Fondi per risch.i cd oacri r'l_ l.Q72 I48.64340 916 3.79 )!1 --·1 3.7S9 (7.727)1 (210) Totele Passlvlta• non correntJ! Debiti vcrSD fomitori Totale Passlvlta' correntll I 1Totale Passlvo 49.1051 41.168 53.7071 49.559 (7.937) (4.148) !Totale Passe Patrimonlo NettoI275.249: 278.907 3.ssa a di euro 31/03/2019 --

ALL IMezzo Panda Gruppo Elettrogeno SKVA Panda Gruppo Elettrogeno SKVA Panda Gruppo Etettrogeno SKVA Panda Gruppo Elettrogeno SKVA Panda Gruppo Elettrogeno SKVA Panda Gruppo Elettrogeno SKVA Panda Gruppo Eletttogeno SKVA Panda Gruppo Elettrogeno SKYA Panda Gruppo Etettrogeno SKVA Furgone Gruppa Elertrogeno 60KVA Furgone Gruppo Elettrogeno 60KVA Furg_one Gruppo Elettrdgeno 60KVA Furgone Gruppa Etettrogeno 60KVA Forgone Gruppo Elettrogeno: 60KVA Furgone Gruppo Elettrogeno 60KVA Fur"gone Gruppo Elettrogeno 60KVA Furgone Gruppo Elettrogeno 60KVA Furgone_Gruppo Elettrogeno 601\VA Furgone Gruppo Elettrogerld 601\VA Fur,gone Gruppo Elettr{)geno -qo_KVA Furgc.ine Gru_ppo Elettrogeno 60KVA Panda Gruppo Ele:ttrogeno .SKVA Panda Gruppo Elettfogeno SKVA Pa-nda Gruppo Elettrbgeho 51\VA !Madella ITarga AW293JX AW351ME AW416LV AW418LV AW743KL BE439CP B£440CP BE441CP BP136LT CLd38NW CL068NW CL198NW CL28SNW Cl310NW CL407NX CL531NV CL708NV CL878NV CL879NV CL924NV CS083ZD EZ019CP EZ020CP EZ023CP FIAT PANDAVAN 4X4 FIATPANDAVAN4X4 FIAT PANDAVAN 4X4 FIAT PANDAVAN 4X4 FJATPANDAVAN4X4 FIAT PANDAVAN 4X4 FIAT PANDAVAN 4X4 FIAT PANDAVAN 4X4 FIATPAN0AVAN4X4 RENAULT RENAULT RENAULT RENAULT RENAULT RENAULT RENAULT RENAULT RENAULT RENAULT RENAULT RENAULT Nuova FIAT PANDAVAN 4X4 Nuova FIAT PANDAVAN 4X4 Nuova FIAT PANDAVAN 4X4

AL II VI CODICE LIVELLO DETTAGLIO IMPIEGATO IMPIEGATO IMP!EGATO IMP!EGATO IMPIEGATO QUADRO IMPIEGATO IMPIEGATO IMPIEGATO DIRIGENTE IMP!EGATO IMPIEGATO IMPIEGATO IMPIEGATO QUADRO IMPIEGATO OUADRO IMPIEGATO IMPIEGATO QUADRO IMPIEGATO IMPIEGATO IMPIEGATO IMPIEGATO IMPIEGATO IMPIEGATO IMPIEGATO IMPIEGATO IMPIEGATO QUADRO DIRIGENTE IMPIEGATO IMPIEGATO IMPIEGATO IMPIEGATO DIRIGENTE DIRIGENTE IMPIEGATO IMPIEGATO IMPIEGATO IMPIEGATO IMPJEGATO IMPlEGATO IMPIEGATO IMPIEGATO IMPIEGATO IMP!EGATO IMPIEGATO 6 7 6 5 7 Q 6 7 7 D 7 7 6 7 Q 7 Q 6 7 Q 7 7 7 7 6 7 6 6 7 Q D 7 7 7 7 D D 7 7 7 6 6 6 7 7 7 7 7 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 ) u i -I '"j .' C::L r±

CODICE 49 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 LIVELLO 6 7 Q 7 7 7 6 7 7 7 6 7 7 6 7 7 DETrAGUO IMPIEGATO JMP!EGATO QUADRO !MP!EGATO IMPIEGATO IMPIEGATO IMPIEGATO IMPIEGATO IMPlEGATO IMPIEGAIO IMP!EGP..TO IMPIEGATO IMPIEGATO !MP!EGATO IMPIEGATO 11'·/\PIEGATO

All. "E" al n. 15584/8372 di rep.

STATUTO
di "Infrastrutture Wireless Italiane S.p.A."

TITOLO I
ELEMENTI IDENTIFICATIVI

ARTICOLO 1 - DENOMINAZIONE

1.1 La Società è denominata "Infrastrutture Wireless Italiane S.p.A." o, in forma abbreviata, "INWIT S.p.A.".

ARTICOLO 2 - SEDE

2.1 La Società ha sede in Milano.

2.2 L'organo amministrativo può trasferire la sede sociale all'interno del territorio nazionale o può altresì istituire e/o modificare e/o sopprimere sedi secondarie, filiali succursali, rappresentanze, agenzie e dipendenze di ogni genere in Italia e all'estero.

ARTICOLO 3 - DURATA

3.1 La durata della Società è fissata sino al 31 dicembre 2100.

3.2 La proroga del termine di durata della Società non attribuisce diritto di recesso ai soci che non hanno concorso alla approvazione della relativa delibera.

ARTICOLO 4 - OGGETTO

4.1 La Società ha per oggetto:

- l'installazione e l'esercizio con qualsiasi tecnica, mezzo e sistema, di impianti, infrastrutture, ed attrezzature fissi e mobili, stazioni radioelettriche, collegamenti per le radiocomunicazioni mobili, reti dedicate e/o integrate, per l'espletamento la gestione e la commercializzazione, senza limiti territoriali, dei servizi di comunicazioni elettronica, quali anche risultanti dall'evoluzione delle tecnologie, e per lo svolgimento delle attività ad essi anche indirettamente connesse, comprese quelle di progettazione, sviluppo, realizzazione, ricondizionamento, gestione e manutenzione;
- la progettazione, costruzione e/o gestione di reti e infrastrutture per le telecomunicazioni;
- la fornitura di infrastrutture e relativi servizi ad operatori di servizi di comunicazione elettronica (con qualunque tecnologia esistente o futura).

4.2 La società potrà altresì svolgere in nome e/o per conto proprio o su commessa di terzi, le attività di acquisto di materie prime, di semilavorati e di prodotti necessari per lo svolgimento dell'attività di cui al comma precedente.
Per il conseguimento e nell'ambito di tali finalità e, quindi, con carattere di mera sussidiarietà e strumentalità, la società potrà:

- assumere, in via non prevalente e non nei confronti del pubblico, partecipazioni ed interessenze in società ed imprese di ogni tipo e forma;
- provvedere al finanziamento delle società ed enti di partecipazione ed al coordinamento

1

tecnico, commerciale, finanziario ed amministrativo delle !oro attivita; compiere, non nei confronti del pubblico, nell'interesse proprio e delle societa ed enti di partecipazione, qualsiasi operazione mobiliare, immobiliare, finanziaria, commerciale, compresa l'assunzione di mutui e finanziamenti e Ia prestazione, anche a favore di terzi, di avalli, fideiussioni e altre garanzie, reali comprese. 4.3 Sono espressamente escluse le attivita riservate a soggetti iscritti in albi professionali e le attivita di cui all'art. 106 del decreto legislativo n. 38511993 nei confronti del pubblico. TITOLO II CAPITALE SOCIAL£ ED OBBLIGAZIONI ARTC! OLO 5-MISURA DEL CAPITALE 5.1 II capitale sociale sottoscritto e versato e pari ad Euro 600.000.000 diviso in numero 960.200.000 azioni ordinarie prive di indicazione del valore nominale. 5.2 II capitale sociale puo essere aumentato anche con conferimenti diversi da denaro nei limiti consentiti dalla Iegge. 5.3 Nelle deliberazioni di aumento del capitale sociale a pagamento, il diritto di opzione puo essere escluso nella misura massima del I 0% (dieci per cento) del capitale sociale preesistente, a condizione che il prezzo di emissione corrisponda a! valore di mercato delle azioni e cio sia confermato in apposita relazione da un revisore legale o da una societa di revisione legale. ARTICOLO 6-AZIONI 6.1 L'Assemblea puo deliberare l'emissione di azioni fomite di diritti diversi da quelle ordinarie, in conformita aile prescrizioni di Iegge. 6.2 Le azioni sono indivisibili. In caso di comproprieta, i diritti dei contitolari sono esercitati da un rappresentante comune. 6.3 L'eventuale introduzione, modificazione o rimozione di vincoli alia circolazione del titoli azionari non attribuisce diritto di recesso ai soci che non hanno concorso all'approvazione della relativa deliberazione. 6.4 E consentita, nei modi e nelle forme di Iegge, l'assegnazione di utili e/o di riserve di utili ai prestatori di lavoro dipendenti della Societa o di societa controllate, mediante I 'emissione di azioni ai sensi del primo comma dell'art. 2349 del codice civile. ARTICOLO 7-OBBLIGAZIONI 7.1 La Societa puo emettere obbligazioni, anche convertibili, in conformita aile norme di Iegge determinandone le modal ita e condizioni di collocamento. 7.2 Gli oneri relativi all'organizzazione delle Assemblee degli obbl igazionisti sono a carico della Societa che, in assenza di determinazione da pmte degli obbligazionisti, nelle forme di Iegge, si fa altresl carico della remunerazione dei rappresentanti comuni, nella misura massima stabilita dal Consiglio di Amministrazione per ciascuna emissione, tenuto conto della relativa dimensione. 2

TITOLO III ASSEMBLEA ARTICOLO 8-DIRITTO DI INTERVENTO 8.1 Nel rispetto della normativa vigente gli aventi diritto di voto nell'Assemblea possono esercitarlo prima dell'Assemblea in via elettronica, se previsto nell'avviso di convocazione e con le modalita in esso precisate. 8.2 Ogni avente diritto al voto puo farsi rappresentare in Assemblea, rilasciando apposita delega a persona fisica o giuridica, nei limiti di Iegge. La Societa ha facolta di designare per ciascuna Assemblea uno o pili soggetti ai quali gli aventi diritto possono conferire delega per Ia rappresentanza in Assemblea ai sensi della disciplina vigente. Gli eventuali soggetti designati e le necessarie istruzioni operative sono riportati nell'avviso di convocazione della riunione. 8.3 La notifica elettronica della delega potra essere effettuata mediante utilizzo di apposita sezione del silo internet della Societa ovvero mediante trasmissione perposta elettronica, secondo le modalita indicate nell'avviso di convocazione dell'Assemblea. ARTC! OLO 9 - POTERI 9.1 L'Assemblea, ordinaria o straordinaria, delibera sulle materie ad essa espressamente riservate dalla Iegge e dal presente statuto. ARTICOLO 10-CONYOCAZIONE 10.1 L'Assemblea e convocata ogni volta che il Consiglio di Amministrazione lo creda opportuno, o quando ne sia richiesta Ia convocazione ai sensi di Iegge, nei termini e con le modal ita prescritti dalla disciplina di Iegge e regolamentare di tempo in tempo vigente. I 0.2 In caso di mancata costituzione in seconda convocazione, I'Assemblea straordinaria puo riunirsi in terza convocazione. E peraltro facoltil del Consiglio di Amministrazione convocare I'Assem blea ordinaria o straordinaria in unica convocazione, come per Iegge. 10.3 L'Assemblea ordinaria e convocata aile condizioni di Iegge almeno una volta all'anno, non oltre 180 giorni dalla chiusura dell'esercizio sociale. Essa delibera sulle materie di Iegge e autorizza, ai sensi dell'art. 2364, comma 1, numero 5, del codice civile, il compimento di operazioni con parti correlate alia Societil, nei casi e con le modalita previsti dall'apposita procedura adottata dal Consiglio di Amministrazione, ai sensi della disciplina in vigore. I 0.4 L'Assemblea ordinaria e straordinaria si riunisce, anche in luogo diverso dalla sede legale, purche in Italia. ARTICOLO 11 - ASSEMBLEA ORDINARIA E STRAORDINARIA 11.1 I quorum costitutivi e deliberativi dell'Assemblea sono previsti dalla Iegge, fatto salvo quanto previsto al successivo articolo 11.2. 11.2 Ai fini dell'adozione delle deliberazioni sulle seguenti materie, I'Assemblea delibera con il voto 3 favorevole di almeno ii 75% del capitale con diritto di voto presente in Assemblea: (a) fusione e scissione (ad eccezione delle delibere di fusione e scissione di cui a! successivo articolo 18.2 che rientrano nella competenza del Consiglio di Amministrazione secondo quanto ivi previsto); trasferimento della sede legale all'estero e trasformazione; scioglimento volontario; aumento o riduzione di capitale, ad eccezione (i) degli aumenti di capitale senza limitazione o esclusione del diritto di opzione deliberati in presenza di perdite nei casi di cui all'art. 2447, e (ii) degli aumenti di capitale senza Iimitazione o esclusione del diritto di opzione, il cui prezzo di sottoscrizione (inclusivo del sovrapprezzo) sia almeno pari a! valore della media aritmetica dei prezzi di chi usura del titolo sui mercato MTA nei sei mesi che precedono I'avviso di convocazione dell'assemblea convocata per deliberare I'aumento di capitale) e che (x) siano a!servizio di investimenti approvati dal Consiglio di Amministrazione oppure (y) siano necessari a prevenire o rimediare Ia violazione di covenant previsti da contratti di finanziamento di cui Ia Societa sia parte o situazioni di insolvenza della stessa oppure (z) siano deliberati in presenza di perdite nei casi di cui all'art. 2446; altre modifiche dello statuto (ivi inc!use Ie modifiche del presente articolo II dello Statuto), fatta eccezione per (i) gli aumenti o riduzioni di capitale di cui alia precedente Iettera (d) esc!usi dall 'ambito di applicazione della maggioranza qua!ificata di cui a! presente articolo 11.2, (ii) le delibere rientranti nella competenza del Consiglio di Amministrazione ai sensi di quanto previsto al successivo paragrafo 18.2; restando percio inteso, per meri fini di chiarezza, che le delibere di cui al precedente punto (i) saranno approvate con i quorum deliberativi previsti da Iegge; Ie delibere di autorizzazione delle operazioni con parti correlate di maggiore rilevanza, ai sensi dell'articolo 2364, comma 1, numero 5), del codice cjvile. (b) (c) (d) (e) (f) ART!COLO 12-PRESIDENZA E CONDUZIONE DEI LAVORl 12.1 11 Presidente del Consiglio di Amministrazione o chi ne fa le veci presiede I'Assemblea ordinaria e straordinaria e ne regola lo svolgimento. In mancanza del Presidente del Consiglio di Amministrazione (e di chi ne fa le veci) presiede I'Assemblea la persona eletta con il voto della maggioranza del capitale rappresentato in riunione. 12.2 L'Assemblea, su proposta del Presidente, elegge con il voto della maggioranza dei presenti un Segretario, anche a!di fuori Jegli azionisti. 12.3 Nelle ipotesi previste dalla Iegge e Iaddove il Presidente dell'Assemblea ne ravvisi l'esigenza, il verbale viene redatto per alto pubblico da Notaio designato dal Presidente medesimo con funzione di Segretario. 12.4 11 Presidente della riunione-tra I'altro-verifica Ia regolarita della costituzione dell'adunanza, accerta I'identita e Ia !egittimazione dei presenti, dirige i Iavori, anche stabilendo un diverso ordine di discussione degli argomenti indicati nell'avviso di convocazione. 12.5 11 Presidente della riunione adotta Ie opportune misure ai fini dell'ordinato andamento del dibattito e delle votazioni, definendone Ie modalita e accertandone i risultati; puo scegliere tra gli intervenuti due o piu scrutatori. 12.6 Lo svolgimento delle riunioni assembleari dei Soci e disciplinato dalla Iegge, dal presente Statuto e dal Regolamento delle Assemblee approvato con delibera deli'Assemblea ordinaria della 4

Società.

TITOLO IV
ORGANI AMMINISTRATIVI E DI CONTROLLO

ARTICOLO 13 – COMPOSIZIONE DEL CONSIGLIO DI AMMINISTRAZIONE

13.1 La Società è amministrata da un Consiglio di Amministrazione composto da un minimo di 10 (dieci) ad un massimo di 13 (tredici) Consiglieri; i membri del Consiglio di Amministrazione dovranno appartenere ad entrambi i generi nel rispetto della disciplina *pro tempore* vigente relativa all'equilibrio tra generi.

13.2 Il numero dei componenti il Consiglio di Amministrazione è determinato in base all'esito della votazione sulla nomina dello stesso, come specificato ai successivi articoli da 13.9 a 13.13.

13.3 La nomina del Consiglio di Amministrazione avviene nel rispetto della disciplina di legge e regolamentare applicabile (ivi incluso il collegamento con la lista che ottenga in Assemblea il maggior numero dei voti), sulla base di liste presentate dai soci ai sensi dei successivi commi, e nel rispetto del presente Statuto.

13.4 Tra gli amministratori nominati dall'Assemblea, un numero minimo corrispondente al minimo previsto dalla disciplina di legge e regolamentare di tempo in tempo vigente deve possedere i requisiti di indipendenza stabiliti dalla disciplina di legge e regolamentare di tempo in tempo vigente. Il venir meno dei requisiti di indipendenza come sopra previsti in capo ad un amministratore non ne determina la decadenza se i requisiti permangono in capo al numero minimo di amministratori che devono possederli.

13.5 Ogni socio può presentare o concorrere alla presentazione di una sola lista e ogni candidato può presentarsi in una sola lista a pena di ineleggibilità. Le liste che contengano un numero di candidati pari o superiore a tre devono essere composte da candidati appartenenti ad entrambi i generi, in modo tale da consentire la nomina di un Consiglio di Amministrazione, secondo quanto previsto dal presente Statuto, conforme alla disciplina *pro tempore* vigente relativa all'equilibrio tra generi.

13.6 Hanno diritto di presentare le liste soltanto i soci che, da soli o insieme ad altri soci, siano complessivamente titolari di azioni rappresentanti la misura richiesta dalla disciplina regolamentare emanata dalla Commissione Nazionale per le società e la borsa.

13.7 Unitamente a ciascuna lista, entro i termini previsti dalla normativa di legge e regolamentare di tempo in tempo vigente, debbono depositarsi (i) le informazioni relative all'identità dei soci che hanno presentato la lista, con indicazione della partecipazione complessiva detenuta, (ii) le accettazioni della candidatura da parte dei singoli candidati, (iii) le dichiarazioni con le quali i medesimi attestano, sotto la propria responsabilità, l'inesistenza di cause di ineleggibilità e di incompatibilità, nonché l'esistenza dei requisiti che fossero prescritti per le rispettive cariche nonché (iv) le altre informazioni richieste dalla legge e dalla normativa applicabile. Con le dichiarazioni, viene depositato per ciascun candidato un curriculum vitae riguardante le caratteristiche personali e professionali con l'indicazione degli incarichi di amministrazione e controllo ricoperti presso altre società e dell'idoneità a qualificarsi come indipendente, alla stregua dei criteri di legge e di quelli fatti propri dalla Società. Eventuali variazioni che dovessero verificarsi fino al giorno di effettivo svolgimento dell'Assemblea sono tempestivamente comunicate alla Società. Le liste per le quali non sono osservate le predette prescrizioni, sono considerate come non presentate.

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13.8 Ogni avente diritto a!voto pub votare una sola !isla e, nell'ambito del presente statuto, per "Lista Qualificata" si intende qualsiasi lista che abbia ottenuto un numero di voti superiore a! 25% del capitale della Sociela con diritto di voto. 13.9 Ai fini dell'elezione del Consiglio di Amministrazione: I) qualora, all'esito delle votazioni, risulti una sola o nessuna Lista Qualificata, si applichera quanto previsto all'articolo 13.10; 2) qualora, all'esito delle votazioni, risultino due Lisle Qualificate e nessuna di tali Lisle Qualificate abbia ottenuto un numero di voti superiore a!50% del capitale della Societa con diritto di voto, si applichera quanta previsto all'articolo 13.11; 3) qualora, all'esito delle votazioni, risultino due Lisle Qualificate e una di tali Lisle Qualificate abbia ottenuto un numero di voti superiore al 50% del capitale della Societa con diritto di voto, si applichera quanta previsto all'articolo 13.12; 4) qualora, all'esito delle volazioni, risultino tre Lisle Qualificate, si applichera quanto previsto all'articolo 13.13. 13.10 Nel caso di cui all'articolo 13.9, punto 1), all'elezione del Consiglio di Amministrazione si procede come segue: I) il numero dei componenti del Consiglio di Amministrazione e pari a 13, salvo quanto previsto a] successivo punlo 4); 2) dalla lista che ha ottenuto il maggior numero di voti sono tratti, nell'ordine progressivo con il quale sono elencati nella lista stessa, I 0 amministratori; 3) gli altri 3 amministratori sono lratti dalle altre lisle votate e a tale fine i voti ottenuti dalle lisle vengono divisi successivamente per numeri interi progressivi. I quozienti cosi ottenuti sono assegnati progressivamente ai candidati di ciascuna di tali lisle, secondo I'ordine dalle stesse rispettivamente previsto. I quozienli cosi attribuiti ai candidati delle varie lisle sono disposti in una unica graduatoria decrescente. Risultano eletti colora che hanno ottenuto i quozienti pili elevali. Nel caso in cui pili candidati abbiano ottenuto lo stesso quoziente, risulla eletto il candidalo della lista che non abbia ancora eletto alcun amministralore. In subordine, si procede a votazione di ballotlaggio da parte dell'Assemblea, risullando eletto il candidalo (tra quelli a parila di quoziente lra dette lisle) che ottenga pili voti; 4) fatto salvo quanlo previsto agli articoli 13.14 e 13.15 che seguono, in caso di assenza di altre lisle, il numero dei componenti del Consiglio di Amministrazione e pari a 10 nominali in conformila a quanto previBlo a!precedenle punlo 2). 13.11 Nel caso di cui all'articolo 13.9, punlo 2), all'elezione del Consiglio di Amministrazione si procede come segue: I) il numero dei componenti del Consiglio di Amminislrazione e pari a 13, salvo quanto previsto al successivo punto 3); 2) da ciascuna Lista Qualificata sono tratti, nell'ordine progressivo con il quale sono elencali nella !isla stessa, 5 amministratori; 3) gli altri 3 amministratori sono nominati in base a quanlo previsto a!punto 3 del precedente punto 13.10; 4) fatto salvo quanto previsto agli articoli 13.14 e 13.15 che seguono, nel caso di assenza di altre lisle, il numero dei componenti del Consiglio di Amministrazione e pari a I 0 nominati in conformitit a quanto previsto a!precedente punto 2). 13.12 Nel caso di cui all'articolo 13.9, punto 3), all'elezione del Consiglio di Amministrazione si procede come segue: 6

I) il numero dei componenti del Consiglio di Amministrazione e pari a 13, salvo quanto previsto a! successivo punto 5); 2) dalla Lista Qualificata che ha ottenuto il maggior numero di voti sono tratti, nell'ordine progressivo con il quale sono elencati nella lista stessa, I 0 amministratori; 3) dalla seconda Lista Qualificata sono tratti, nell'ordine progressivo con il quale sono elencati nella lista stessa, 2 amministratori; 4) l'altro amministratore e il primo candidato della piu votata delle altre liste; 5) fatto salvo quanto previsto agli articoli 13.14 e 13.15 che seguono, nel caso di assenza di altre lisle, il numero dei componenti del Consiglio di Amministrazione e pari a 12 nominati in conformitit a quanto previsto ai precedenti punti 2) e 3). 13.13 Nel caso di cui all'articolo 13.9, punto 4), all'elezione del Consiglio di Amministrazione si procede come segue: I) il numero dei componenti del Consiglio di Amministrazione e pari a 13, salvo quanto previsto al successivo punto 4); 2) da ciascuna Lista Qualificata sono tratti, nell'ordine progressivo con il quale sono elencati nella lista stessa, 4 amministratori; 3) l'altro amministratore e il primo candidato della piu votata delle altre liste; 4) fatto salvo quanto previsto all'articolo 13.14 che segue, in caso di assenza di altre lisle, il numero dei componenti del Consiglio di Amministrazione e pari a 12 nominati in conformitit a quanto previsto al precedente punto 2). 13.14 Qualora Ia composizione dell'organo collegiale che derivi dai precedenti articoli da 13.10 a 13.13 non includa, tra gli amministratori risultati nominati, il numero minimo di amministratori muniti dei requisiti di indipendenza previsti dalla disciplina di Iegge e regolamentare di tempo in tempo vigente, !'ultimo eletto di ciascuna lista che abbia eletto almeno un amministratore e che non abbia eletto neppure un amministratore munito dei requisiti di indipendenza-a partire dalla lista piu votata-e sostituito, tenuto conto dell'ordine di elencazione dei candidati in lista, dal primo candidato non eletto della medesima lista che li possegga. Nel caso in cui dalla lista piu votata siano stati tratti dieci amministratori, nessuno dei quali munito dei requisiti di indipendenza, gli ultimi due eletti da tale lista sono sostituiti, tenuto conto dell'ordine di elencazione dei candidati in lista, dai primi due candidati non eletti della medesima lista che li posseggano. Qualora Ia previsione che precede sia inapplicabile o comunque non consenta di far si che risulti rispettato il numero minimo di amministratori muniti dei requisiti di indipendenza, l 'Assemblea nominerit con le maggioranze di Iegge un numero di amministratori dotati dei predetti requisiti per quanta necessaria a fare si che risulti rispettato il numero minima di amministratori muniti dei requisiti di indipendenza previsto dalla disciplina di Iegge e regolamentare di tempo in tempo vigente, in sostituzione degli amministratori tratti dalle lisle meno votate (diverse da una Lista Qualificata) non indipendenti, ove ve ne siano, a partire dalla lista meno votata. In assenza di lisle diverse dalle Lisle Qualificate, l'Assemblea nominera con le maggioranze di Iegge un numero di amministratori dotati dei predetti requisiti per quanto necessaria a fare si che risulti rispettato il numero minimo di amministratori muniti dei requisiti di indipendenza previsto dalla disciplina di Iegge e regolamentare di tempo in tempo vigente e i punti 13.10(4), 13.11(4), 13.12(5) e 13.13(4) non troveranno applicazione. 13.15 Nella misura in cui Ia composizione dell'organo sia soggetta all'obbligo di equilibria tra generi, qualora la composizione dell'organo collegiate che derivi dai precedenti articoli da 13.10 a 13.13 non consenta il rispetto dell'equilibrio tra i generi, tenuto conto dell'ordine di elencazione dei candidati in lista, gli ultimi eletti del genere piu rappresentato di ciascuna lista da cui siano stati tratti almeno quattro amministratori sono sostituiti, nel numero necessaria ad assicurare l 'ottemperanza del rispetto 7 dell'equilibrio di genere, dai primi candidati non eletti della stessa !isla del genere meno rappresentato. In mancanza, all 'interne delle lisle da cui siano stati tratti almena quattro amministratori, di candidati del genere meno rappresentato in numero sufficiente a procedere alia sostituzione, oppure in mancanza di lisle da cui siano stati tratti almena quattro amministratori, I'Assemblea integra !'organa con le maggioranze di Iegge, assicurando il soddisfacimento del requisite, eventualmente disapplicando i punti 13.10(4), 13.11(4) e 13.12(5), ovvero-e per I'eventuale residua-in sostituzione degli ultimi eletti del genere piu rappresentato tratti dalla !isla piu votata. 13.16 Per Ia nomina degli amministratori, per qualsiasi ragione non nominati ai sensi del procedimento qui previsto, I'Assemblea delibera con le maggioranze di Iegge, assicurando il rispetto dei requisiti di Iegge e Statuto in materia di composizione dell'organa collegiale. 13.17 Se nel corso dell'esercizio vengono a mancare uno o piu amministratori, fatto salvo quanta previsto a!successive articolo 13.18, si provvede come segue: I) qual ora vengano a mancare uno o piu amministratori tratti da una Lista Qualificata da cui sia stato tratto - in sede di nomina del Consiglio di Amministrazione - un numero di amministratori non superiore a cinque, I 'amministratore o gli amministratori cessati saranno sostituiti mediante cooptazione da parte del Consiglio di Amministrazione con il prima o i primi candidati della medesima Lista Qualificata che non siano stati eletti in sede di nomina del Consiglio di Amministrazione - se ve ne siano - e che, qual ora cio sia richiesto per il rispetto dei requisiti di indipendenza (e/o di genere) prescritti dalla disciplina di Iegge e regolamentare (o anche dalle regale di autodisciplina, con riferimento all'equilibrio di genere) di tempo in tempo vigente, abbiano i medesimi requisiti di indipendenza (e/o di genere) degli amministratori cessati. Qualora Ia prima assemblea utile non confcnni nella carica gli amministratori cosi cooptati, l'intero Consiglio si intendera dimissionario, con cessazione della carica con effetto dal momenta in cui il Consiglio di Amministrazione sara stato ricostituito per nomina assembleare, e gli amministratori dovranno provvedere a convocare l'assemblea per Ia nomina del nuovo Consiglio di Amministrazione. Qualora il Consiglio di Amministrazione non possa procedere alia cooptazione del prima o dei primi candidati non eletti tratti dalla medesima Lista Qualificata da cui siano stati tratti gli amministratori cessati dalla carica (in assenza di candidati non eletti in numero sufficiente o aventi i medesimi requisiti di indipendenza (e/o di genere) degli amministratori cessati): (i) il Consiglio di Amministrazione potra procedere ai sensi del punto 4) che segue qual ora si tratti di una Lista Qualificata da cui siano stati tratti-in sede di nomina del Consiglio di Amministrazione-fino a quattro amministratori; (ii) si applichera il succeosivo punlo 3) qualora si tratti di una Lista Qualificata da cui siano stati tratti -in sede di nomina del Consiglio di Amministrazione-cinque amministratori; 2) qualora vengano a mancare uno o piu amministratori tratti da una Lista Qualificata da cui siano stati tratti-in sede di nomina del Consiglio di Amministrazione -dieci amministratori, il Consiglio di Amministrazione potra provvedere alia cooptazione dei nuovi amministratori ai sensi dell'art. 2386 del codice civile (garantendo all'intemo del Consiglio di Amministrazione il rispetto dei requisiti di indipendenza e/o di genere prescritti dalla disciplina di Iegge e regolamentare di tempo in tempo vigente, ovvero anche dalle regale di autodisciplina con riferimento all'equilibrio di genere), purehe Ia nomina degli stessi sia approvata dal Consiglio di Amministrazione con il voto favorevole di almena sei amministratori non cessati tratti dalla predetta Lista Qualificata o che abbiano in precedenza sostituito amministratori tratti dalla medesima lista secondo quanta indicate al presente punta 2). Qualora Ia prima assemblea utile non confermi nella carica gli amministratori cosi cooptati ai sensi del presente punta 2), l'intero Consiglio si intendera dimissionario, con cessazione della carica con effetto dal momenta in cui il Consiglio di Amministrazione sara stato ricostituito per nomina assembleare, e gli amministratori dovranno provvedere a convocare 8

l'assemblea per Ia nomina del nuevo Consiglio di Amministrazione; 3) qualora vengano a mancare uno o piu amministratori tratti da una Lista Qualificata da cui siano stati tratti -in sede di nomina del Consiglio di Amministrazione cinque o dieci amministratori e non si sia potuto dare luogo alia sostituzione ai sensi dei precedenti punti I) e 2), l'intero Consiglio si intendera dimissionario, con cessazione della carica con effetto dal momenta in cui il Consiglio di Amministrazione sara state ricostituito per nomina assembleare, e gli amministratori non cessati dovranno provvedere a convocare l'assemblea per Ia nomina del nuevo Consiglio di Amministrazione; 4) qualora vengano a mancare uno o piu arnministratori tratti da una lista diversa da una Lista Qualificata, il Consiglio di Amministrazione potra provvedere alia sostituzione degli amministratori cessati ai sensi dell'art. 2386 del codice civile, con deliberazione assunta a maggioranza assoluta dei votanti. Qualora Ia prima assemblea utile non confermi nella carica gli amministratori cosi cooptati, Ia stessa assemblea provvedera alia nomina dei sostituti con deliberazione assunta con le maggioranze di Iegge. 13.18 Resta fermo che, ogniqualvolta vengano a mancare almeno cinque componenti del Consiglio di Amministrazione nominati per deliberazione assembleare (ivi inclusi gli arnministratori risultati confermati nella carica per deliberazione assembleare in seguito a sostituzione ai sensi del precedente articolo 13.17), per qualsiasi causa o ragione, l'intero Consiglio si intenderit dimissionario, con cessazione della carica con effetto dal momento in cui il Consiglio di Amministrazione sara stato ricostituito per nomina assembleare, e gli amministratori non cessati dovranno provvedere a convocare I 'assemblea per Ia nomina del nuovo Consiglio di Amministrazione. ARTICOLO 14-PRESIDENT£-VICE PRESIDENT£-SEGRETARIO 14.1 II Consiglio di Amministrazione elegge fra i propri membri un Presidente-ove l'Assemblea non vi abbia giit provveduto-e puo nominare uno o piu Vice Presidenti. I 4.2 In case di assenza o di impedimenta del Presidente lo sostituisce il Vice Presidente pill anziano per eta, se nominate, o I'Amministratore Delegate se nominate, oppure il consigliere pill anziano per eta. 14.3 II Consiglio di Amministrazione puo eleggere un Segretario scelto anche all'infuori dei suoi membri. ARTICOLO 15 - ADUNANZE DEL CONSIGLIO 15.1 II Presidente, o chi ne fa le veci, convoca il Consiglio di Amministrazione presso Ia sede della Societa o altrove, di propria iniziativa e quando ne riceva domanda scritta, da almeno un quinto dei Consiglieri in carica o dai Sindaci. 15.2 II Presidente comunica preventivarnente gli argomenti oggetto di trattazione nel corso della riunione consiliare e provvede affinche adeguate informazioni sulle materie da esaminare vengano fornite a tutti i consiglieri, tenuto conto delle circostanze del caso. 15.3 La convocazione viene fatta con mezzi idonei alia luce del tempo di preavviso, di regola almeno 5 (cinque) giomi prima dell'adunanza, salvo i casi d'urgenza nei quali va comunque effettuata con almeno 12 (dodici) ore di anticipo. Della convocazione viene nello stesso !ermine dato avviso ai Sindaci. 9

15.4 La partecipazione alle riunioni consiliari puo avvenire-qua1ora i1 Presidente o chine fa 1e veci ne accerti Ia necessita - mediante mezzi di te1ecomunicazione che consentano Ia partecipazione al dibattito e Ia parita informativa di tutti gli intervenuti. ARTC! OLO 16-VALID ITA E VERBALIZZAZIONE DELLE DELIBERAZIONI CONSILIARI 16.1 Per Ia validita delle deliberazioni del Consiglio di Amministrazione occorreranno Ia presenza della maggioranza degli Amministratori in carica ed il voto favorevole della maggioranza degli Amministratori intervenuti, fatto salvo quanto previsto ai successivi articoli 16.3 e 16.4. 16.2 Le deliberazioni del Consiglio di Amministrazione saranno verbalizzate nel libro delle deliberazioni del Consiglio da tenere e conservare ai sensi dell'art. 2421, n. 4, del codice civile sottoscritte dal Presidente e dal Segretario o da un Notaio. Quando sia prescritto dalla Iegge o il Presidente lo ritenga opportune, le deliberazioni saranno verbalizzate da un Notaio scelto dal Presidente del Consiglio di Amministrazione. 16.3 Per Ia validita delle deliberazioni del Consiglio di Amministrazione sulle materie di cui a! successive articolo 16.4 occorrera Ia presenza e il voto favorevole di: (a) almeno 9 amministratori qualora il Consiglio di Amministrazione sia stato nominata ai sensi del punto 13.10 oppure del punto 13.11 oppure del punto 13.12; almeno 8 amministratori qualora il Consiglio di Amministrazione sia stato nominate ai sensi del punto 13.13. (b) 16.4 Sono soggette alle maggioranze qualificate di cui a] precedente articolo 16.3 Ie deliberazioni del Consiglio di Amministrazione sulle segu.enti materie: (a) approvazione e modifiche di budget e piani industriali, ivi inclusi i piani operativi di dettaglio relativi agli investimenti, i listini prezzi noncM i piani di efficientamento annuale per Ia riduzione dei costi operativi; nomina e revoca (ivi inclusa I'attribuzione e Ia revoca dei relativi poteri) dell'Amministratore Delegato e del Presidente del Consiglio di Amministrazione e determinazione del relative compenso (impregiudicato il conferimento ai consiglieri di poteri per specifici affari od operazioni) noncM nomina e revoca (e determinazione dei relativi poteri) di un Comitate Esecutivo; acquisto o cessione di partecipazioni, aziende o rami d'azienda, diritti reali immobiliari e altri beni costituenti immobilizzaziuni di valore superiore a Euro 5 milioni per ciascuna operazione; stipulazione di nuovi contratti di finanziamento o comunque assunzione di nuovi debiti di natura finanziaria che determinino un incremento del rapporto debito/patrimonio netto rispetto a quanto indicate nel piano industriale approvato dal Consiglio di Amministrazione ovvero un incremento dell'indebitamento oltre 6 volte I'EBITDA (debito, patrimonio netto ed EBITDA quali oggetto della piu recente disclosure a] mercato); approvazione di "capex" o di "opex" per valore complessivo cumulato su base annuale superiore di oltre il I 0% rispetto agli importi indicati nei piani industriali e budget approvati; approvazione di piani di stock-option o altri meccanismi di incentivazione degli amministratori e/o di dirigenti con responsabilita strategiche; approvazione di proposte all'assemblea dei soci su materie soggette all'applicazione del quorum deliberative assembleare rafforzato di cui all'articolo 11.2; compimento di operazioni, o modifica di contratti, con parti correlate alia Societit di importo superiore a Euro 500.000 per singola operazione od operazioni tra !oro collegate, con esclusione in ogni caso, a prescindere dall'importo, dell'esercizio, della rinuncia o della (b) (c) (d) (e) (f) (g) (h) 10 transazione di qualunque azione (giudiziale o stragiudiziale) tra Ia Societa e parti correlate alia stessa Societa; approvazione delle deliberazioni di fusione per incorporazione in INWIT S.p.A. delle societa di cui IN WIT S.p.A. possegga almeno il 90% delle azioni o quote ed il trasferimento della sede della Societa all'intemo del territorio nazionale, previste all'articolo 18.2 del presente statuto; nomina di CFO e Direttore Generale. (i) (j) ARTC! OLO 17 -COPIE ED ESTRATTl 17.1 Gli estratti dal libro dei verbali delle adunanze consiliari, firrnati dal Presidente o da due amministratori e controfirrnati dal Segretario, fanno piena prova. ART!COLO 18-POTERI DEL CONSIGLIO-DELEGHE 18.1 AI Consiglio di Amministrazione spetta Ia gestione della Societa, essendo di sua competenza tutto cio che per Iegge o per Statuto none espressamente riservato all'Assemblea. 18.2 Nei limiti di Iegge, alia competenza del Consiglio di Amministrazione sono attribuite (e pertanto non sono delegabili): (i) le deterrninazioni di fusione per incorporazione in INWIT S.p.A. o di scissione a favore di INWIT S.p.A. delle societa di cui INWIT S.p.A. possegga almeno il 90% delle azioni o quote; (ii) Ia riduzione del capitate sociale in caso di recesso del socio; (iii) l'adeguamento dello Statuto a disposizioni normative inderogabili; (iv) il trasferimento della sede della Societil all'interno del territorio nazionale, nonche l'istituzione o Ia soppressione di sedi secondarie; (v) l'esercizio, Ia rinuncia e Ia transazione di qualunque azione (giudiziale o stragiudiziale) tra Ia Societil e parti correlate alia stessa Societa, per importi superiori a Euro 200.000 (per singolo esercizio, rinuncia o transazione, ovvero per operazioni collegate). 18.3 Per 1'esecuzione delle proprie deliberazioni e per Ia gestione sociale il Consiglio, nell'osservanza dei limiti di Iegge e nel rispetto del presente Statuto (ivi incluso le disposizioni di cui all'articolo 16.4), puo: istituire un Comitato Esecutivo, deterrninandone i poteri ed il numero dei componenti; delegare gli opportuni poteri, determinando i limiti della delega ad uno o pili Amministratori; nominare uno o pili Direttori Generali, determinandone le attribuzioni e 1e facoltil; nominare mandatari - anche in seno al Consiglio di Amministrazione - per operazioni determinate e per una durata limitata di tempo. 18.4 II Consiglio puo costituire a! proprio interno Comitati con funzioni consultive e propositive, deterrninandone le attribuzioni e le facoltil. 18.5 II Consiglio di Amministrazione nomina il dirigente preposto alia redazione dei documenti contabili societari, previa parere obbligatorio del Collegia Sindacale, e nel rispetto delle disposizioni del presente Statuto. Salvo revoca per giusta causa, sentito il parere del Collegia Sindacale, il dirigente preposto alia redazione dei documenti contabili societari scade insieme al Consiglio di Amministrazione che lo ha nominata. 18.6 II dirigente preposto alia redazione dei documenti contabili societari deve essere esperto in materia di amministrazione, finanza e controllo e possedere i requisiti di onorabilita stabiliti per gli amministratori. La perdita dei requisiti com porta Ia decadenza dalla carica, che deve essere dichiarata dal Consiglio di Amministrazione entro trenta giorni dalla conoscenza del difetto. 11

ARTICOLO 19-INFORMATIVA DEGLI ORGAN!DELEGATI 19.1 Gli organi delegati riferiscono al Consiglio di Amministrazione e al Collegia Sindacale sull'attivita svolta, sui generate andamento della gestione, sulla sua prevedibile evoluzione e sulle operazioni di maggior rilievo economico, finanziario e patrimoniale, effettuate dalla Societa o dalle societa controllate; in particolare riferiscono sulle operazioni nelle quali essi abbiano un interesse, per canto proprio o di terzi, o che siano influenzate dal soggetto che esercita l'attivita di direzione e coordinamento, ove esistente. La comunicazione viene effettuata tempestivamente e comunque con periodicita almena trimestrale, in occasione delle riunioni ovvero per iscritto. ARTICOLO 20-RAPPRESENTANZA LEGALE DELLA SOCIETA 20.1 La rappresentanza della Societa, di fronte ai terzi e in giudizio, spetta al Presidente e, in caso di sua assenza o impedimenta, a] Vice Presidente, se nominata; spettano altresi disgiuntamente a ciascuno degli Amministratori delegati. 20.2 I legali rappresentanti di cui al comma precedente hanna facolta di conferire poteri di rappresentanza della Societil, anche in sede processuale, con facolta di subdelega. ART!COLO 21 - COMPENSI E RIMBORSO SPESE DEI CONSIGLIERI 2 i.l I consiglieri hanna diritto a!rimborso delle spese incontrate per I'esercizio delle !oro funzioni. L'Assemblea ordinaria puo deliberare inoltre un compenso annuale a favore del Consiglio di Amministrazione cosi come detenninare un importo complessivo per la remunerazione di tutti gli amministratori, inclusi quelli investiti eli particolari cariche. Tale compenso, una volta fissato, rimane invariato fino a diversa decisione dell'Assemblea. ARTICOLO 22 - COLLEGIO SINDACALE 22.1 II Collegia Sindacale e composto da 3 (tre) Sindaci effettivi e 2 (due) Sindaci supplenti; i membri del Collegia Sindacale dovranno appartenere ad entrambi i generi nel rispetto della disciplina pro tempore vigente . 22.2 Ai fini di quanta previsto dal Decrelu Minbtru di Grazia e Giustizia del 30 marzo 2000 n. 162, art. I, comma 3, si considerano strettamente attinenti a queIIi della Societa le materie ed i sett.ori di attivita connessi o inerenti all'attivita svolta dalla Societa e di cui all'oggetto sociale. 22.3 La nomina del Collegia Sindacale avviene nel rispetto della disciplina di Iegge e regolamentare applicabile, sulla base di lisle presentate dai soci. 22.4 Ogni socio puo presentare o concorrere alia presentazione di una sola lista e ogni candidato puo presentarsi in una sola lista a pena di ineleggibilita. 22.5 Hanna diritto di presentare le liste soltanto i soci che, da soli o insieme ad altri soci, siano complessivamente titolari di azioni rappresentanti Ia misura richiesta dalla disciplina regolamentare emanata dalla Commissione Nazionale per le societa e Ia borsa. 22.6 Unitamente a ciascuna lista, entro i termini previsti dalla normativa di Iegge e regolamentare di tempo in tempo vigente, debbono altresi depositarsi (i) le informazioni relative all'identita dei soci 12 che hanno presentato Ia lista, con l'indicazione della partecipazione complessiva detenuta, (ii) le accettazioni della candidatura da parte dei singoli candidati; (iii) le dichiarazioni con le quali i medesimi attestano, sotto Ia prop1ia responsabilita, l'inesistenza di cause di ineleggibilita e di incompatibilitil, nonche l'esistenza dei requisiti prescritti dalla disciplina, anche regolamentare, applicabile e dallo Statuto sociale e (iv) le altre informazioni richieste da Iegge. 22.7 Con le dichiarazioni viene depositato per ciascun candidato un curriculum vitae riguardante le caratteristiche personali e professionali, con I 'indicazione degli incarichi di amministrazione e controllo ricoperti presso altre societa. La lista per Ia quale non sono osservate le statuizioni di cui sopra e considerata come non presentata. 22.8 Eventuali variazioni che dovessero verificarsi fino a] giorno di effettivo svolgimento dell'Assemblea sono tempestivamente comunicate alia Societa. 22.9 Le liste si articolano in due sezioni: una peri candidati alia carica di Sindaco effettivo e l'altra peri candidati alia carica di Sindaco supplente. Le lisle che nell'una, nell'altra o in entrambe le sezioni contengano un numero di candidati pari o superiore a tre devono essere composte da candidati appartenenti ad entrambi i generi, in modo tale da consentire Ia nomina di un Collegia Sindacale, secondo quanto previsto dal presente Statuto, conforme alia disciplina pro tempore vigente relativa all'equilibrio tra generi. II primo dei candidati di ciascuna sezione viene individuato tra i revisori legali iscritti nell'apposito registro che abbiano esercitato l'attivita di revisione legale dei conti per un periodo non inferiore a tre anni. 22.10 Ogni avente diritto al voto puo votare una sola lista. 22.11 All'elezione del Collegia Sindacale si procede come segue, fermo il rispetto della disciplina di Iegge e regolamentare in ordine a] collegamento con Ia lista che ottenga in Assemblea il maggior numero dei voti: 1) qual ora, all'esito delle votazioni, risulti una sola o nessuna Lista Qualificata, (i) dalla lista che ha ottenuto il maggior numero dei voti sono tratti, nell'ordine progressivo con il quale sono elencati nella lista stessa, due 2 (due) Sindaci effettivi ed I (un) Sindaco supplente e (ii) dalla seconda lista piu votata, secondo l'ordine dalla stessa previsto, sono tratti I (un) Sindaco effettivo ed I (un) Sindaco supplente; 2) qual ora, all'esito delle votazioni, risultino due Lisle Qualificate e nessuna di tali Liste Qualificate abbia ottenuto un numero di voti superiore al 50% del capitale della Societa con diritto di voto, (i) da ciascuna Lista Qualificata, secondo I 'ordine dalla stessa previsto, sono tratti 1 (un) Sindaco effettivo ed 1 (un) Sindaco supplente e (ii) dalla terza lista piu votata, secondo l'ordine dalla stessa previsto, e tratto 1 (un) Sindaco effettivo; 3) qualora, all'esito delle votazioni, risultino due Liste Qualificate e una di tali Lisle Qualificate abbia ottenuto un numero di voti superiore al 50% del capitale della Societa con diritto di voto, (i) dalla Lista Qualificata che ha ottenuto il maggior numero di voti, secondo l'ordine dalla stessa previsto, sono tratti 2 (due) Sindaci effettivi ed 1 (un) Sindaco supplente e (ii) dalla Lista Qualificata che risulta essere Ia seconda lista piu votata, secondo l'ordine dalla stessa previsto, sono tratti 1 (un) Sindaco effettivo ed 1 (un) Sindaco supplente; 4) qualora, all'esito delle votazioni, risultino tre Liste Qualificate, (i) dalla Lista Qua1ificata piu votata sono tratti 1 (un) Sindaco effettivo ed 1 (un) Sindaco supplente, (ii) dalla seconda Lista Qualificata piu votata sono tratti 1 (un) Sindaco effettivo ed 1 (un) Sindaco supplente, e (iii) dalla terza Lista Qualificata e tratto 1 (un) Sindaco effettivo. Nella misura in cui Ia composizione dell'organo sia soggetta all'obbligo di equilibria tra generi, 13 qualora Ia composizione dell'organa collegiate o della categoria dei Sindaci supplenti che ne derivi non consenta il rispetto dell'equilibrio tra i generi, tenuto conto delloro ordine di elencazione nella rispettiva sezione, il secondo del genere piu rappresentato eletto dalla lista piu votata decade per assicurare l'ottemperanza a!requisite, ed e sostituito dal primo candidate non eletto della stessa Iista e della stessa sezione del genere meno rappresentato. In assenza di candidati del genere meno rappresentato all'intemo della sezione rilevante della predetta lista, l'Assemblea nomina il Sindaco effettivo o Supplente mancante con le maggioranze di Iegge, assicurando il soddisfacimento del requisite nel rispetto delle disposizioni di Iegge. 22.12 E nominata Presidente del Collegia Sindacale il componente effettivo tratto dalla lista meno votata da cui e stato tratto un componente effettivo. 22.13 Per Ia nomina dei Sindaci, per qualsiasi ragione non nominati ai sensi del procedimento qui previsto, I'Assemblea deIibera con le maggioranze di Iegge, assicurando il rispetto dei requisiti di Iegge e Statuto in materia di composizione dell'organa collegiate e della categoria dei Sindaci supplenti. 22.14 In caso di cessazione di un Sindaco tratto da una lista subentra, per quanta applicabile e fenno il rispetto dei requisiti di Iegge e di statuto in materia di composizione dell'organa sociale, il supplente tratto dalla medesima lista da cui e stato tratto il Sindaco cessato. La nomina di Sindaci per l'integrazione del Collegia Sindacale ai sensi dell'art. 2401 del codice civile e deliberata dall 'Assemblea a maggioranza assoluta dei votanti e comunque nel rispetto dei requisiti di Iegge e di statuto. 22.15 Previa comunicazione al Presidente del Consiglio di Amministrazione, il Collegia Sindacale puo convocare, ai sensi di Iegge, l'Assemblea e il Consiglio di Amministrazione oil Comitate Esecutivo. Detto potere di convocazione puo essere esercitato individualmente da ciascun Sindaco, a eccezione del potere di convocare I'Assemblea, che puo essere esercitato da un numero di Sindaci non inferiore a due. 22.16 La partecipazione aile riunioni del Collegia Sindacale puo avvenire - qualora il Presidente ne accerti Ia necessita - mediante mezzi di telecomunicazione che consentano Ia partecipazione al dibattito e Ia parita infonnativa di tutti gli intervenuti. 22.17 In caso di impedimenta del Presidente, lo sostituisce il Sindaco effettivo piu anziano per eta. 22.18 Larevisione legale dei conti e esercitata, ai sensi delle applicabili disposizioni di Iegge, da una societa di revisione legale abilitata ai sensi di Iegge. TITOLOV BILANCIO ARTICOLO 23 - CHIUSURA ESERCIZIO SOCIALE-RJPARTO UTILI 23.1 L'esercizio sociale si chiude al31 dicembre di ogni anno. 23.2 Dagli utili netti risultanti dal bilancio deve essere dedotto il 5% (cinque per cento) degli stessi da accantonare a riserva legale, sinche questa abbia raggiunto l'ammontare pari al quinto del capitate sociale. 14

23.3 Il Consiglio di Amministrazione può, durante il corso dell'esercizio, distribuire agli azionisti acconti sul dividendo nel rispetto delle disposizioni di legge in materia.

23.4 I dividendi non riscossi nel termine di cinque anni dal giorno della loro esigibilità si intendono prescritti a favore della Società.

TITOLO VI
SCIOGLIMENTO

ARTICOLO 24 - LIQUIDATORI

24.1 In caso di scioglimento della Società, l'Assemblea determina le modalità della liquidazione e nomina uno o più liquidatori, fissandone poteri e compensi nei limiti di legge.

TITOLO VII
DISPOSIZIONI GENERALI

ARTICOLO 25 - DOMICILIAZIONE DEGLI AZIONISTI - FORO CONVENZIONALE

25.1 Il domicilio degli azionisti nei confronti della Società si intende eletto, a tutti gli effetti di legge, presso il domicilio risultante dal Libro Soci.

25.2 Nel rispetto delle disposizioni di legge in materia, tutte le contestazioni fra gli azionisti e la Società sono decise dall'Autorità Giudiziaria nella cui circoscrizione ha sede legale la Società.

ARTICOLO - RINVIO

26.1 Per tutto quanto non è disposto dal presente Statuto si applicano le disposizioni di legge.

F.to Federico Rigoni
F.to Antonio Corda
F.to Carlo Marchetti notaio

15

Copia su supporto informatico conforme al documento originale su supporto cartaceo a sensi dell'art. 22,comma 2, D.Lgs 7 marzo 2005 n. 82 , in termine utile di registrazione per il Registro Imprese di Milano-Monza- Brianza-Lodi

Firmato Carlo Marchetti
Milano 25 marzo 2020
Assolto ai sensi del decreto 22 febbraio 2007 mediante M.U.I.